Table of Contents

An offering statement pursuant to regulation a relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The company may elect to satisfy its obligation to deliver a final offering circular by sending you a notice within two business days after the completion of the company’s sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED OCTOBER 2, 2024

RYSE INC.

20 Camden St.

Toronto, Ontario

M5V 1V1,

www.helloryse.com

UP TO 20,000,000 CLASS B COMMON SHARES

SEE “SECURITIES BEING OFFERED” AT PAGE 31

MINIMUM INVESTMENT: $1,001 (572 Shares)

We are offering a maximum of 20,000,000 Class B Common Shares (the “Maximum Amount”), plus up to 5,000,000 additional Class B Common Shares eligible to be issued as Bonus Shares (as defined in this Offering Circular See “Plan of Distribution”) on a “best efforts” basis.

Common Shares	Price to Public*	Placement Agent Discounts and Commissions*	Proceeds to Issuer Before Expenses
Per share **	$1.7500	$0.1225	$1.6275
Total maximum based on assumptions below***	$35,228,486.00	$2,129,354.61	$33,099,131.39
Total maximum based on assumptions below including value of Bonus Shares eligible to be issued****	$43,624,205.50	$2,129,354.61	$33,099,131.39

* The company is offering up to 20,000,000 Class B Common Shares to investors. As of July 31, 2024, the company has sold (a) 1,391,219 Class B Common Shares at a price of $1.00 per share for proceeds of $1,391,219, (b) 1,181,227 Class B Common Shares at a price of $1.25 per share for proceeds of $1,476,535 and (c) 1,893,970 Class B Common Shares at a price of $1.50 per share, for proceeds of $2,840,955, in each case not including commissions or expenses. As of the date of this Offering Circular, the company may offer up to 16,920,803 Class B Common Shares at $1.75 for a total maximum of $35,228,486.00. As of July 31, 2024, the company has issued 202,446 Bonus Shares. As a result, as of the date of this Offering Circular, up to 4,797,554 Class B Common Shares remain eligible to be issued as Bonus Shares.

** The company has engaged DealMaker Securities LLC, member FINRA/SIPC (the “Broker”), to perform administrative and compliance related functions in connection with this offering, but not for underwriting or placement agent services, as well as affiliates of the Broker for other services related to the Offering. Broker and its affiliates will receive certain fees up to a maximum of 7% of the offering proceeds. See “Plan of Distribution” for more details. To the extent that our officers and directors make any communication in connection with this Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and therefore, none of them is required to register as a broker-dealer.

*** Total maximum offering amount includes the amounts raised by the company through July 31, 2024 and assumes the remaining available Class B Common Shares are sold at $1.75 per share.

**** While the company will not receive any additional consideration for the Bonus Shares issued as part of this Offering, pursuant to Rule 251(a) the total value of the Offering, as reflected here and in Part I of the Offering Statement of which this Offering Circular form a part, is $43,624,205.50 composed of $35,228,486.00 in actual potential proceeds from investors, and the value of the remaining 4,797,554 Bonus Shares of $8,395,719.50. This full amount of $43,624,205.50 is the total amount the company is offering towards its annual $75 million offering cap under Rule 251(a)(2).

In addition, we have engaged OpenDeal Broker LLC (“OpenDeal Broker”) to assist with processing of investments through the online investment platform at www.republic.com maintained for OpenDeal Broker’s benefit by its affiliates (the “Republic Platform”). OpenDeal Broker LLC merged with Nextseed Securities, LLC as of January 1, 2023. Therefore, NextSeed Securities LLC is now known as OpenDeal Broker LLC.

The Republic Platform will be used to communicate the offering to certain investors originated by OpenDeal Broker. As compensation, the company will pay to OpenDeal Broker a commission equal to 6% of the amount raised through the Republic Platform. OpenDeal Broker will also receive a securities commission equivalent to 1% of the dollar value of the securities issued to Investors through the Republic Platform at the time of closing. OpenDeal Broker will comply with Lock-Up Restriction required by FINRA Rule 5110(e)(1), not selling, transferring, assigning, pledging, or hypothecating or subjecting such to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities commission for a period of 180 days beginning on the date of commencement of sales of the public equity offering with respect to the Securities Commission, unless FINRA Rule 5110(e)(2) applies. Pursuant to FINRA Rule 5110(g), OpenDeal Broker will not accept a securities commission in options, warrants or convertibles which violates 5110(g) including but not limited to (a) is exercisable or convertible more than five years from the commencement of sales of the public offering; (b) has more than one demand registration right at the issuer's expense; (c) has a demand registration right with a duration of more than five years from the commencement of sales of the public offering; (d) has a piggyback registration right with a duration of more than seven years from the commencement of sales of the public offering; (e) has anti-dilution terms that allow the participating members to receive more shares or to exercise at a lower price than originally agreed upon at the time of the public offering, when the public shareholders have not been proportionally affected by a stock split, stock dividend, or other similar event; or (f) has anti-dilution terms that allow the participating members to receive or accrue cash dividends prior to the exercise or conversion of the security.  OpenDeal Broker and DealMaker Securities LLC have entered into a Commission Sharing Agreement with respect to fees payable by the company in connection with the Republic Platform. As a result, the maximum compensation payable to DealMaker Securities will not exceed the maximum described above.

No application is currently being prepared for the shares to trade on any public market. As a result, the shares sold in this offering may not be listed on a securities exchange or quoted on an alternative trading system for an extended period of time, if at all. If the shares are not listed on a securities exchange or quoted on an alternative trading system, it may be difficult to sell or trade the shares. There can be no assurance that a liquid market for the shares will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell the shares easily or at prices that will provide them with yield comparable to similar investment that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the shares and investors wishing to sell the shares might therefore suffer losses.

After the qualification by the Commission of the Offering Statement, this offering will be conducted through our website at https://invest.helloryse.com, whereby investors will receive, review, execute, and deliver subscription agreements electronically. Payment of the purchase price will be made through a third party processor by ACH debit transfer or wire transfer or credit card to an account designated by the company. We estimate total maximum fees related to this offering would be approximately1,000,000. Broker will assist with the facilitation of credit and debit card payments through the online platform. We will reimburse Broker for the following expenses (i) all payment processing expenses incurred in connection with the offering (on average approximately 3%) and (ii) fees charged in connection with chargebacks or payment reversals. The Broker is not participating as an underwriter or placement agent in this offering and will not solicit any investments, recommend our securities, provide investment advice to any prospective investor, or distribute this Offering Circular or other offering materials to potential investors. All inquiries regarding this offering should be made directly to the company.

The company expects that the amount of expenses of the offering that it will pay, excluding underwriting compensation, will be approximately $7,000,000.

The company has engaged BankProv as agent (the “Escrow Agent”) to hold any funds that are tendered by investors who invest through the Republic Platform. The offering is being conducted on a best-efforts basis without any minimum target. Because there is no minimum target, the company may close on any amounts invested, even if those amounts are insufficient for the intended use of proceeds, or do not cover the costs of this offering. The company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be made available to the company. The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) the date which is three years from this offering being qualified by the Commission, or (3) the date at which the offering is earlier terminated by the company in its sole discretion. At least every 12 months after this offering has been qualified by the Commission, the company will file a post-qualification amendment to include the company’s recent financial statements.

Class B Common Shares are non-voting and therefore holders will not vote on all matters submitted to a vote of the shareholders. To the extent that holders of Class B Common Shares are granted voting rights by statute, investors in this offering will become parties to a voting trust agreement under which they will grant a proxy to the company’s Founder to vote their shares on all such matters put to a vote of the shareholders. The company’s Founder owns 59.03% of all issued Class A Common Shares, which are entitled to one vote per share on all matters submitted to a vote of shareholders. The Founder and all other current holders of Class A Common Shares are parties to a voting trust agreement in which the other holders granted a proxy to the Founder to vote their shares. Therefore, the company’s Founder holds 100% of the voting power of the company and will continue to be able to exercise all of the voting power of the company’s equity stock at the conclusion of this offering and therefore control the board.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” on page 4.

Sales of these securities will commence on approximately [___].

The company is following the “Offering Circular” format of disclosure under Regulation A.

In the event that we become a reporting company under the Securities Exchange Act of 1934, we intend to take advantage of the provisions that relate to “Emerging Growth Companies” under the JOBS Act of 2012. See “Implications of Being an Emerging Growth Company.”

In this Offering Circular, the term “RYSE,” “we,” “us,” “our,” or “the company” refers to Axis Labs Inc., which changed its legal name to RYSE Inc. on August 28, 2020, and its consolidated subsidiaries; “CDN$” refers to Canadian Dollars; and “$” refers to US Dollars. $1 = CDN$1.35, calculated as the average exchange rate throughout 2023 stated by the Bank of Canada, unless otherwise indicated in the document.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

i

Implications of Being an Emerging Growth Company

We are not subject to the ongoing reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

•	annual reports (including disclosure relating to our business operations for the preceding two fiscal years, or, if in existence for less than two years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),
•	semiannual reports (including disclosure primarily relating to the issuer’s unaudited interim financial statements and MD&A) and
•	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
•	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);
•	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);
•	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
•	may present only two years of audited financial statements and only two years of related MD&A; and
•	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or such earlier time that we no longer meet the definition of an emerging growth company. Note that this offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

ii

SUMMARY

Company Overview

RYSE Inc. (“RYSE) is an “internet-of-things” (“IoT”) technology startup that creates devices to motorize and automate window coverings, servicing the residential and commercial markets. RYSE intends to re-invent the concept of window blinds and shades motorization, by creating a suite of retrofit and after-market devices that will enable the automation of existing installed window coverings. The company is developing automation features in which their devices intelligently respond to sensors and weather data, controlling the window shades position to reduce energy use by lowering cooling loads or artificial lighting loads. RYSE has generated over $6 million in direct-to-consumer online (lifetime) sales, having shipped over 40,000 devices to-date.

RYSE Inc. was incorporated on May 6, 2009 in Ontario, Canada as ETAPA Window Fashions and began operations on January 1, 2015. The company changed its legal name to Axis Labs Inc. on January 15, 2016 and to RYSE Inc. on August 28, 2020. The company has a Delaware subsidiary RYSE USA Inc. (formerly AXIS Labs USA Inc.), which is a ‘flow-through’ entity, where a transfer price agreement has been established in which all funds are flowed to the Canadian parent, and the US subsidiary acts as an ‘agent’ for the Canadian parent, for US related business matters.

Our Products and Services

RYSE SmartShades is a connected device that is installed on the window frame, and controls existing beaded chains or cord loops of a window shade, in order to motorize them. Mounting the device on the window frame outside of the shades differs from several of our competitors that produce devices that are integrated into the shade roller mechanism at the time of fabrication of the shades. Once our device is installed, users can control their shades via our mobile app, where they can create schedules; for example, they can set a timer to have their bedroom window shades open at 7 am to help them wake up to natural sunlight, and close at 8 pm to provide more privacy during the evenings. Users can also control RYSE SmartShades via its on-device buttons, or integrate with smart home or building automation platforms, including Google Home, Amazon Alexa, and Apple HomeKit. The apps enable controlling shades from a smartphone

Our first generation device, the “AXIS Gear,” is the predecessor to RYSE SmartShades, and is the only device currently available in the market, having generated 100% of historical and current sales. AXIS Gear is similar to RYSE SmartShades in its installation and control functionalities. However, AXIS Gear differs in its industrial design, performance, and communication protocol, using ZigBee to integrate with third party platforms, whereas RYSE SmartShade relies on a cloud API. RYSE SmartShade, being a second-generation model, is inherently more robust in performance, providing a faster, stronger, and quieter motor as well. RYSE SmartShade began shipping in Q4 2021.

In addition to our consumer-facing features, we are also developing a software suite for the commercial real estate market, including offices, hotels, and senior housing. The software will integrate with building automation systems and control the window shades’ position throughout the day, based on weather conditions, sensor data, and user preferences, in order to optimize occupant comfort, and energy savings. RYSE SmartShades will automatically lower window shades during hot and sunny summer weather, to block solar-heat-gain and reduce indoor cooling, as well as automatically open window shades during overcast weather to harvest natural daylight and reduce indoor artificial lighting, which we believe can lead to a reduction of upwards of 20% in cooling (HVAC) loads, and 24% in lighting loads, reducing overall energy consumption in the building and GHG emissions.

This software suite is currently in development, and will undergo a contracted pilot with 3 commercial buildings in Toronto, measuring the energy savings from shade automation. We have begun deploying our hardware, and expect to complete the multiple pilots during 2024 and 2025.

RYSE is currently developing a SmartCurtain to be able to motorize and automate existing installed curtains and drapes that run on a rail or rod.

Our Mission

Our mission at RYSE is to enhance your space, with smart and simple technology – focusing on both providing greater comfort and greater energy savings. We have the vision to put RYSE on every window covering. We want consumers to think of ‘RYSE’ when they think of smart blinds or smart shades.

1

The Offering *

Securities offered	Up to a maximum of 20,000,000 Class B Common Shares, plus up to 5,000,000 Class B Common Shares eligible to be issued as Bonus Shares

Class A Common Shares outstanding before the offering*	35,572,451 shares

Warrants to purchase Class A Common Shares outstanding	2,974,470 shares

Class A Common Shares outstanding after the offering	38,546,921 shares

Class B Common Shares outstanding *	11,208,446 shares

Options/Warrants to purchase Class B Common Shares outstanding	7,538,405 shares

Class B Common Shares outstanding after the offering (assuming a fully-subscribed offering, including Bonus Shares)*	32,926,803 shares

Use of proceeds	The net proceeds of this offering will be used primarily to cover development costs related to the RYSE SmartShades and related manufacturing, marketing and business development expenses. See “Use of Proceeds to Issuer.”

_________________________

* Does not include shares issuable to holders upon exercise of fully-vested options nor shares issuable upon exercise of outstanding warrants or conversion of outstanding convertible securities.

2

Selected Risks Associated with Our Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

•	The company’s auditor has issued a “going concern” opinion.
•	We are an early stage company and have generated no profits to date.
•	RYSE depends on component and product manufacturing and logistical services provided by outsourcing partners, many of whom are located outside of the U.S.
•	RYSE competes in a highly competitive market against businesses that are more established.
•	To remain competitive and stimulate customer demand, RYSE must successfully manage frequent product introductions, improvements, and transitions.
•	If we are unable to properly forecast future demand of our products, our production levels may not meet demands, which could negatively impact our operating results.
•	Internal system or service failures, including as a result of cyber or other security incidents, could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation, our business, financial condition, results of operations and cash flows. Our connected products potentially expose our business to cybersecurity threats.
•	Our business involves the use, transmission, and storage of confidential information, and the failure to properly safeguard such information could result in significant reputational harm.
•	We cannot assure you that we will effectively manage our growth.
•	The loss of one or more of RYSE’s key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.
•	We expect to raise additional capital through equity offerings and to provide our employees with equity incentives. Therefore, your ownership interest in RYSE is likely to continue to be diluted.
•	As a growing company, we have to develop effective financial and operational processes and controls.
•	Voting control is in the hands of the Founder, Trung Pham.
•	Investors will have no ability to impact or otherwise influence corporate decisions of the company
•	We are offering a discount on our stock price to some investors in this offering.
•	Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

3

RISK FACTORS

The Commission requires the company to identify risks that are specific to its business and its financial condition. The company is still subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events, and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition, results of operations, cash flows, and prospects. You should carefully consider the risks discussed in this section.

Risks related to our business and products

The company’s auditor has issued a “going concern” opinion.

The company’s auditor has issued a “going concern” opinion on its financial statements, which means the company may not be able to succeed as a business without additional financing. As of December 31, 2023 the date of its financial statements, the company is not close to profitability. The audit report states that the company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate cash from operating activities and/or to raise additional capital to fund its operations. The company’s failure to raise additional short-term capital could have a negative impact on not only their financial condition but also their ability to remain in business.

We are an early stage company and have not yet generated any profits.

The company is in the development stages of its second generation product, and therefore has a limited history upon which an evaluation of its performance and future prospects can be made. Our business activity to date was devoted to raising capital, building and marketing our first product and devising and planning for our second generation product. Our current and proposed operations are subject to all the business risks associated with relatively new enterprises. These include likely fluctuations in operating results as the company reacts to developments in its market, including purchasing and usage patterns of customers and the entry of competitors into the market. We will only be able to pay dividends on any shares once our directors determine that we are financially able to do so. RYSE incurred a net loss of CDN$6,509,178 in 2022 and a net loss of CDN$5,220,930 in 2023. There is no assurance that we will ever become profitable or generate sufficient revenues to pay dividends to the holders of the shares.

RYSE depends on component and product manufacturing and logistical services provided by outsourcing partners, many of whom are located outside of the U.S.

Substantially all of RYSE’s manufacturing is performed in whole or in part by a few outsourcing partners located primarily in Asia. While these arrangements may lower operating costs, they also reduce the company’s direct control over production and distribution. It is uncertain what effect such diminished control will have on the quality or quantity of products or services, or RYSE’s flexibility to respond to changing conditions. We may experience operational difficulties with our manufacturing partners, including reductions in the availability of production capacity, failure to comply with product specifications, insufficient quality control, failure to meet production deadlines, increases in manufacturing costs and longer lead time. Our partners may experience disruptions in their manufacturing operations due to equipment breakdowns, labor strikes or shortages, natural disasters, component or material shortages, cost increases, violation of environmental, health or safety laws and regulations, health epidemics, or other problems. For example, the outbreak of coronavirus (COVID-19), or the COVID-19 outbreak, widely and negatively impacted supply chains in China in early 2020. We may be unable to pass potential cost increases to our customers. We may have disputes with our contract manufacturers, which may result in litigation expenses, divert our management’s attention and cause supply shortages to us, which may cause harm to the company and its finances.

4

Although arrangements with these partners may contain provisions for warranty expense reimbursement, RYSE may remain responsible to the consumer for warranty service in the event of product defects and could experience an unanticipated product defect or warranty liability.

RYSE competes in a highly competitive market against businesses that are more established.

All of the markets into which RYSE’s products are and will be sold are extremely competitive. The consumer product business is extremely competitive as is the “internet-of-things” market.

RYSE expects competition to emerge both from existing and new companies. The company believes that its ability to compete depends on many factors, some of which are beyond its control, including:

•	Market acceptance of RYSE’s products by retailers and consumers;
•	RYSE’s ability to attract and retain employees, quality suppliers and quality distributors;
•	Adequate capital resources; and
•	The effectiveness of RYSE’s advertising and marketing efforts, including the ability to retain a powerful brand identity.

Many of our competitors have longer operating histories and significantly greater financial, technical, distribution, marketing and sales resources than does RYSE. Many have established products recognized in the consumer marketplace. RYSE cannot assure you that it will be able to compete successfully against these or emerging competitors.

To remain competitive and stimulate customer demand, RYSE must successfully manage frequent product introductions, improvements, and transitions.

Due to the competitive nature of the industries in which RYSE competes, the company must continually update its products, introduce new products and technologies, enhance existing products, and effectively stimulate customer demand for new and upgraded products. The success of new product introductions depends on a number of factors including, but not limited to, timely and successful product development, market acceptance, RYSE’s ability to manage the risks associated with new product production ramp-up issues, the effective management of purchase commitments and inventory levels in line with anticipated product demand, the availability of products in appropriate quantities and costs to meet anticipated demand, and the risk that new products may have quality or other defects or deficiencies in the early stages of introduction. Accordingly, RYSE cannot determine in advance the ultimate effect of product updates, new product introductions and transitions.

The size and future growth in the market for our RYSE SmartShades under development has not been established with precision and may be smaller than we estimate, possibly materially. If our estimates and projections overestimate the size of this market, our sales growth may be adversely affected.

Our estimates of the size and future growth in the market for our products and application technology under development is based on a number of internal studies, reports and estimates. In addition, our internal estimates are based in large part on current feedback from clients using current generation technology and our belief is that the use and implementation in the United States and, eventually, worldwide will be extensive. While we believe we are using effective tools in estimating the total market for our product, these estimates may not be correct and the conditions supporting our estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. The actual demand for our products or competitive products, could differ materially from our projections if our assumptions are incorrect. As a result, our estimates of the size and future growth in the market for AXIS Gear, RYSE SmartShades or any future products may prove to be incorrect. If the demand is smaller than we have estimated, it may impair our projected sales growth and have an adverse impact on our business.

5

If we are unable to properly forecast future demand of our products, our production levels may not meet demands, which could negatively impact our operating results.

Our ability to manage our inventory levels to meet our customer’s demand for our products is important for our business. Our production levels and inventory management are based on demand estimates six to twelve months forward taking into account supply lead times, production capacity, timing of shipments, and dealer inventory levels. If we overestimate or underestimate demand for any of our products during a given season, we may not maintain appropriate inventory levels, which could negatively impact our net sales or working capital, hinder our ability to meet customer demand, or cause us to incur excess and obsolete inventory charges.

We have existing patents that we might not be able to protect properly.

One of the company’s most valuable assets is its intellectual property. The company has 10 patents that have so far been granted in the United States. Going forward, we may submit further patent and other intellectual property filings including trademarks, copyrights, Internet domain names, and trade secrets. The company has not so far engaged in litigation when some of our competitors have attempted to misappropriate or violate intellectual property rights owned by the company since so far such attempts have not had a material impact on our operations. Should such violations increase in nature or frequency, we will protect our intellectual property portfolio from such violations, within the constraints of our available resources. It is important to note that unforeseeable costs associated with such practices may consume a significant portion of our capital, which could negatively affect our research and development efforts and our business, in general.

Demand for our product may be affected by new entrants who copy our products and/or infringe on our intellectual property.

The ability to protect and enforce intellectual property rights varies across jurisdictions. An inability to preserve our intellectual property rights may adversely affect our financial performance. Competitors and others may also initiate litigation to challenge the validity of our intellectual property or allege that we infringe their intellectual property. We may be required to pay substantial damages if it is determined our products infringe on their intellectual property. We may also be required to develop an alternative, non-infringing product that could be costly and time-consuming, or acquire a license on terms that are not favorable to us. Protecting or defending against such claims could significantly increase our costs, divert management’s time and attention away from other business matters, and otherwise adversely affect our results of operations and financial condition.

Internal system or service failures, including as a result of cyber or other security incidents, could disrupt business operations, result in the loss of critical and confidential information, and adversely impact our reputation, our business, financial condition, results of operations and cash flows. Our connected products potentially expose our business to cybersecurity threats.

The AXIS Gear and RYSE SmartShade are connected products and potentially expose our business to cybersecurity threats. As a result, we could be subject to systems, service or product failures, natural disasters, power shortages or terrorist attacks, but also from exposure to cyber or other security threats. Global cybersecurity threats and incidents can range from uncoordinated individual attempts to gain unauthorized access to our systems to sophisticated and targeted measures known as advanced persistent threats directed at our products, our customers and/or our third-party service providers, including cloud providers. There has been an increase in the frequency and sophistication of cyber and other security threats we face, and our customers are increasingly requiring cyber and other security protections and standards in our products, and we may incur additional costs to comply with such demands.

The potential consequences of a material cyber or other security incident include financial loss, reputational damage, negative media coverage, litigation with third parties, which in turn could adversely affect our competitiveness, business, financial condition, results of operations and cash flows.

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Changes in tariffs, import or export restrictions, Chinese regulations, or other trade barriers may reduce gross margins.

We currently manufacture our products in China, including sourcing all components for our products there. We may incur increases in costs due to changes in tariffs, import or export restrictions, other trade barriers, or unexpected changes in regulatory requirements, any of which could reduce our gross margins. Moreover, volatile economic conditions may impact the ability of our manufacturers to make timely deliveries; and in the event that a supplier fails to make a delivery, there is no guarantee that we will be able to timely locate an alternative manufacturer of comparable quality at an acceptable price. Since the beginning of 2018, there has been increasing rhetoric, in some cases coupled with legislative or executive action, from several U.S. and foreign leaders regarding tariffs against foreign imports of certain materials. It is difficult to anticipate the impact on our business caused by the proposed tariffs or whether the proposed changes in tariffs will materialize in the future. Given the relatively fluid regulatory environment in China and the United States, there could be additional tax, tariffs, or other regulatory changes in the future. Any such changes could directly and materially adversely impact our business, financial condition, and operating results.

There is a risk of failure based on the wireless transmission of data used by our smartphone platform, which could result in failure of users to adopt the platform.

If there is instability in a wireless network, Bluetooth module, or other network problems that are out of our control, our new platform may not be well received. Our smartphone platform relies on the wireless transmission of data through Wi-Fi networks and Bluetooth module. These networks are often deemed less secure than a hard-wired network. The security of a wireless network is often out of our control. However, any breach of security could result in the market and sensor device manufacturers to fail to embrace our platform

Our business involves the use, transmission, and storage of confidential information, and the failure to properly safeguard such information could result in significant reputational harm.

We may at times collect, store, and transmit information of, or on behalf of, our clients that may include certain types of confidential information that may be considered personal or sensitive, and that are subject to laws that apply to data breaches. We believe that we take reasonable steps to protect the security, integrity, and confidentiality of the information we collect and store, but there is no guarantee that inadvertent or unauthorized disclosure will not occur or that third parties will not gain unauthorized access to this information despite our efforts to protect this information, including through a cyber-attack that circumvents existing security measures and compromises the data that we store. If such unauthorized disclosure or access does occur, we may be required to notify persons whose information was disclosed or accessed. Most states have enacted data breach notification laws and, in addition to federal laws that apply to certain types of information, such as financial information, federal legislation has been proposed that would establish broader federal obligations with respect to data breaches. We may also be subject to claims of breach of contract for such unauthorized disclosure or access, investigation and penalties by regulatory authorities and potential claims by persons whose information was disclosed. The unauthorized disclosure of information, or a cyber-security incident involving data that we store, may result in the termination of one or more of our commercial relationships or a reduction in client confidence and usage of our services. We may also be subject to litigation alleging the improper use, transmission, or storage of confidential information, which could damage our reputation among our current and potential clients and cause us to lose business and revenue.

We currently have commercial liability insurance that provides us with protection against certain product liability claims associated with the production, marketing and sale of our products, and/or the expense of defending against claims of product liability. Should such insurance not sufficiently protect us, our assets could be materially depleted and we could be subject to negative publicity which could impair our reputation.

The production, marketing and sale of digital products have inherent risks of liability in the event of product failure or claim of harm caused by product operation. Furthermore, even meritless claims of product liability may be costly to defend against. We have commercial liability insurance up to CDN$2,000,000, which would cover some of these claims and it is our management’s position that our products do not carry substantial product liability risk. However, if our insurance proves to be insufficient, claims against us could generate negative publicity, which could impair our reputation and adversely affect the demand for our products, our ability to generate sales and our profitability. It is also possible that we could face liability in a products liability lawsuit for manufacturing defects or defective design, which may not be covered.

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We cannot assure you that we will effectively manage our growth.

RYSE’s employee headcount and the scope and complexity of our business will increase significantly and we expect headcount growth to continue for the foreseeable future. The growth and expansion of our business and products create significant challenges for our management, operational, and financial resources, including managing multiple relations with users, distributors, vendors, and other third parties. In the event of continued growth of the company’s operations or in the number of our third-party relationships, our information technology systems or internal controls and procedures may not be adequate to support our operations. We must continue to improve our operational, financial, and management processes and systems and to effectively expand, train, and manage our employee base. As we continue to grow, and have to implement more complex organizational management structures, we may find it increasingly difficult to maintain adequate oversight. This could negatively affect our business performance.

An economic downturn may adversely affect consumer discretionary spending and demand for our products and services.

Our products and services may be considered discretionary items for consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions and other factors, such as consumer confidence in future economic conditions, consumer sentiment, the availability and cost of consumer credit, levels of unemployment, and tax rates. Unfavorable economic conditions may lead consumers to delay or reduce purchases of our products and services and consumer demand for our products and services may not grow as we expect. Our sensitivity to economic cycles and any related fluctuation in consumer demand for our products and services may have an adverse effect on our operating results and financial condition.

The loss of one or more of RYSE’s key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

RYSE currently depends on the continued services and performance of key members of its management team. The loss of key personnel could disrupt our operations and have an adverse effect on our business. Our CEO is instrumental to our current operations and, should he no longer be able to perform his duties, we cannot guarantee that we would be able to find and hire a new CEO and management in a timely manner. As we continue to grow, we cannot guarantee that we will continue to attract the personnel the company needs to maintain its competitive position. If we do not succeed in attracting, hiring, and integrating qualified personnel, or retaining and motivating existing key personnel, we may be unable to grow effectively.

Our costs may grow more quickly than our revenues, harming our business and profitability.

RYSE’s efforts to attract competent personnel and the costs of marketing and increasing the sales of our product will require significant resources. Our expenses or the time to market may be greater than we anticipate and our investments to make the business more efficient may not be successful. In addition, RYSE may need to increase marketing, sales, and other operating expenses in order to grow and expand its operations and to remain competitive. Increases in our costs may adversely affect our business and profitability.

As a growing company, we have to develop effective financial and operational processes and controls.

Effective internal controls and accounting resources are necessary for us to provide reliable financial reports, which, as a growing company, we are still building out with the support of third party professional services firms. At December 31, 2019, we identified a material weakness in our internal controls over financial reporting, as we did not have sufficient accounting resources with relevant technical accounting skills to address certain complex matters in our financial statements. In addition, we did not sufficiently design internal controls to provide the appropriate level of oversight regarding the financial recordkeeping and review of the Company’s financial reporting. This weakness was addressed via hiring an outsourced CFO service provider. Failure to achieve and maintain an effective internal accounting and control environment could cause us to face regulatory action and cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our business and financial results.

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Risks related to the offering

We expect to raise additional capital through equity offerings and to provide our employees with equity incentives. Therefore, your ownership interest in RYSE is likely to continue to be diluted.

The company might not sell enough securities in this offering to meet its operating needs and fulfill its plans, in which case it will cease operating and you will get nothing. Even if we sell all the common stock we are offering now, the company will possibly need to raise more funds in the future, and if it can’t get them, we may fail. The company may offer additional shares of its common stock and/or other classes of equity or debt that convert into shares of common stock, any of which offerings would dilute the ownership percentage of investors in this offering. See “Dilution.”

Voting control is in the hands of the company’s founder.

The Class B Common Shares are non-voting securities. Voting control is concentrated in the hands of the company’s founder, Trung Pham (the “Founder”), who owns more than 59% of the voting Class A Common Shares and holds a proxy to vote the Class A Common Shares that he does not own. You will not be able to influence our policies or any other corporate matter, including the election of directors, changes to our company’s governance documents, expanding any employee equity or option pool, and any merger, consolidation, sale of all or substantially all of our assets, or other major action requiring shareholder approval. See “Securities Being Offered”. The Founder will make all major decisions regarding the company. As a minority shareholder, you will not have a say in these decisions.

Investors will have no ability to impact or otherwise influence corporate decisions of the company.

Along with the subscription agreement that investors will execute in connection with this offering, investors will be required to become parties to a voting trust agreement and shareholders agreement, which have been filed as exhibits to the Offering Statement of which this Offering Circular forms a part. The Voting Trust Agreement grants to the company’s founder an irrevocable right to vote their Class B Common Shares (as such shares may be converted, exchanged, changed, reclassified, redesignated, subdivided or consolidated) on all matters that are put to a vote of the shareholders. Furthermore, transferees of the investors party to the subscription agreement must agree to be bound by the terms of the voting trust agreement. For more information, see “Securities Being Offered – Class B Common Shares – Voting Rights; Voting Trust Agreement.” See also, “Securities Being Offered – Class B Common Shares –Shareholders Agreement.”

We are offering a discount on our stock price to some investors in this offering.

Investors in this offering who invest more than $2,500 are entitled to bonus shares resulting in a discount to the share price paid by such investors in this offering; see “Plan of Distribution and Selling Securityholders.” Therefore, the value of shares of investors who pay the full price in this offering will be immediately diluted by investments made by investors entitled to the discount, who will pay less for their stake in the company.

RYSE expects to continue to raise additional capital through equity offerings and to incent its employees with equity incentives. Therefore, your ownership interest in RYSE is likely to continue to be diluted.

RYSE may offer shares of its Class A Common Shares, Class B Common Shares, preferred shares and/or other classes of equity or debt that convert into shares of Class B Common Shares, any of which offerings would dilute the ownership percentage represented by any shares of Class B Common Shares purchased by you.

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There is no current market for any of our common shares.

There is no formal marketplace for the resale of our Class B Common Shares. Shares may be traded on the over-the-counter market to the extent any demand exists. Investors should assume that they may not be able to liquidate their investment for the foreseeable future.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Delaware, regardless of convenience or cost to you, the investor.

In order to invest in this offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Delaware, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the agreement, including any claims made under the federal securities laws. By signing the agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the agreement, by a federal or state court in the State of Delaware. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the company in connection with matters arising under the agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

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Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the company’s securities or by the company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to the subscription agreement.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. See “Plan of Distribution.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The Commission’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

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DILUTION

Dilution means a reduction in value, control, or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. Occasionally, strategic partners are also interested in investing at an early stage. When the company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders, early employees, or investors from prior financings, which means that the cash value of your stake is diluted because each share of the same type is worth the same amount, and you paid more for your shares than earlier investors did for theirs. Dilution may also be caused by pricing securities at a value higher than book value or expenses incurred in the offering.

The following table compares the price that new investors are paying for their Class B Common Shares with the effective cash price paid by existing shareholders, giving effect to full conversion of all outstanding stock options and outstanding convertible notes and assuming that (a) 1,391,219  shares were sold at $1.00 per share, (b) 1,181,227 shares were sold at $1.25 per share, (c) 1,893,970 shares were sold at $1.50 per share and (d) the remaining shares are sold at $1.75 per share. The table presents shares and pricing as issued and reflects all transactions since inception, which gives investors a better picture of what they will pay for their investment compared to the company’s insiders than just including such transactions for the last 12 months, which is what the Commission requires. The share numbers and amounts in this table assume conversion of all of the company’s convertible securities into Class B Common Shares and conversion of all issued options into Class B Common Shares at weighted average exercise price, and reflects the impact of all stock splits. The dilution disclosures contained in this section are based upon the instruments issued and outstanding as of December 31, 2023.

Dilution Table

	Dates Issued	Issued Shares	Potential Shares	Total Issued & Potential Shares	Effective Cash Price per Share at Issuance or Potential Conversion
Class A Common Shares	2009	21,000,000	–	21,000,000	$0.00001	(1)
Class A Common Shares	2014-2015	4,500,000	–	4,500,000	$0.09360	(2)
Outstanding Stock Options	2014-2019	–	4,411,760	4,411,760	$0.07519	(3)
Class A Common Shares	2018	700,000	–	700,000	$0.00008	(4)
Class A Common Shares	2018-2019	7,602,600	–	7,602,600	$0.34263	(5)
Warrants	2018-2019	–	3,020,970	3,020,970	$0.28571	(6)
Class B Common Shares	2021-2022	1,301,650		1,301,650	$0.71300	(7)
Class A Common Shares	2022	1,190,500		1,190,500	$0.26300	(8)
Class B Common Shares	2022	1,864,320		1,864,320	$0.26300	(8)
Class A Common Shares	2022	572,595		575,595	$0.29100	(9)
Class B Common Shares	2022	799,676		799,676	$0.71300	(10)
Warrants	2021-2022		1,092,196	1,092,196	$0.71300	(11)
Warrants	2022		93,500	93,500	$0.01000	(12)
Warrants	2022		103,000	103,000	$1.00000	(13)
Outstanding Stock Options	2020-2023		2,136,721	2,136,721	$0.16995	(14)
Class B Common Shares	2022	479,221		479,221	$1.00000	(15)
Class B Common Shares	2023	1,283,618		1,283,618	$1.00000	(16)
Class B Common Shares	2023	1,386,284		1,386,284	$1.17947	(17)
Total Common Share Equivalents		42,680,464	10,858,147	53,538,611	–
Investors in this offering, assuming $35,228,486.00 raised, including bonus shares		–	25,000,000	25,000,000	$1.46	(18)
Total after inclusion of this offering		42,680,464			–

______________________

(1)	Class A Common Shares issued for $0.00001 per share (equal to CDN$0.00001 per share) to Founder, for 21,000,000 shares. The share price is presented on the date of closing at the exchange rate on May 6, 2009 of CDN$1.1760 for every $1.00.

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(2)	Class A Common Shares issued for $0.0936 per share (equal to CDN$1.00 per share) in a private placement, for 4,500,000 shares. The share price is presented on the date of first closing at the exchange rate on July 7, 2014 of CDN$1.0684 for every $1.00.

(3)	Assumes exercise of all outstanding issued options. Stock option strike price is $0.07519 per Class B Common Share (equal to CDN$1.00 per share). The strike price is presented at the exchange rate fixed in this offering of CDN$1.33 for every $1.00.

(4)	Class A Common Shares issued for the exercise of warrants with a strike price of $0.00008 per share (equal to CDN$0.00001 per share), for 700,000 shares. The share price is presented at the exchange rate on June 18, 2018 of CDN$1.3311 for every $1.00.

(5)	The company issued convertible securities in 2015 through 2019, which were converted into 7,602,600 Class A Common Shares in 2018 and 2019, for a weighted-average share price of $0.34263 per share (equal to CDN$0.45568 per share). The share price is presented on the date of note conversion into equity, at the average exchange rate on June 20, 2018, September 23, 2019, and December 7, 2019 of CDN$1.3299 for every $1.00.

(6)	In 2018 through 2019, the company issued several warrants with a weighted-average strike price of $0.28571 (equal to CDN$0.38 per warrant), with maturity dates that ranged from 5 to 10 years. The strike price is presented at the exchange rate fixed in this offering of CDN$1.27 for every $1.00.

(7)	Class B Common Shares issued for $0.713 (equal to CDN$0.948) via the 2021 Regulation A Offering (as defined below) and concurrent Canadian Offering, for 1,301,650 shares. The share price is presented, at an exchange rate of CDN$1.33 for every $1.00.

(8)	The company issued convertible securities in 2017 through 2019, which converted into 1,190,500 Class A Common Shares and 1,864,320 Class B Common Shares for a weighted-average share price of $0.263 per share (equal to CDN$0.334). The share price is presented on the date of note conversion into equity, at an exchange rate on February 22, 2022 of CDN$1.27 for every $1.00.

(9)	Class A Common Shares issued at a price of $0.291 per share (equal to CDN$0.370 per share) pursuant to the execution of Participation Rights held by convertible security holders, for 572,595 shares. The Participation Rights permitted the holders to invest additional equity at the same share price that their notes converted. The share price is presented on the date of note conversion into equity, at an exchange rate on February 22, 2022 of CDN$1.27 for every $1.00.

(10)	Class B Common Shares issued at a price of $0.713 per share (equal to CDN$0.948 per share) in a private placement, for 799,676 shares. The share price is presented, at an exchange rate of CDN$1.33 for every $1.00, fixed to the Offering Memorandum (see note 7).

(11)	Warrants issued with a strike price of $0.713 (equal to CDN$0.948 per warrant), with maturity date between 10 to 20 years. The strike price is presented at the exchange rate of CDN$1.33 for every $1.00. (see note 7 above).

(12)	Warrants issued with a strike price of $0.01, with maturity date of 20 years.

(13)	Warrants issued with a strike price of $1.00, with maturity date between 2 and 20 years.

(14)	Assumes exercise of all outstanding issued options. Stock option strike price is $0.10 per Class B Common Share.

(15)	Assumes that 1,762,839 shares were sold at $1.00 per share through July 31, 2024; 1,477,284 shares were sold at $1.25 per share through July 31, 2024; 2,174,830 shares were sold at $1.50 per share through July 31, 2024; and that this offering is fully-subscribed.

(16)	Class B Common Shares issued at a price of $1.00, comprised of 1,053,768 shares sold via the 2022 Regulation A Offering and 229,850 shares sold via a concurrent 2022 Canadian Offering through December 31, 2023.

(17)	Class B Common Shares issued at a price of $1.25, comprised of 1,227,377 shares sold via the 2023 Regulation A Offering and 158,907 shares sold via a concurrent 2023 Canadian Offering through December 31, 2023. Does not include 91,000 Class B Common Shares issued subsequent to December 31, 2023 at a price of $1.25 per share and 2,174,830 Class B Common Shares issued subsequent to December 31, 2023 at a price per share of $1.50.

(18)	Assumes that 1,762,839 shares were sold at $1.00 per share through July 31, 2024; 1,477,284 shares were sold at $1.25 per share through July 31, 2024; 2,174,830 shares were sold at $1.50 per share through July 31, 2024; and that this offering is fully-subscribed.

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In the last year, the officers, directors and affiliated persons have not purchased any Common Shares in the company.

Future dilution

Another important way of looking at dilution is the dilution that happens due to future actions by the company. The investor’s stake in a company could be diluted due to the company issuing additional shares. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most early stage companies are unlikely to offer dividends, preferring to invest any earnings into the company).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

•	In June 2023 Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

•	In December the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company but her stake is worth $200,000.

•	In June 2024 the company has run into serious problems and in order to stay afloat it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company and her stake is worth only $26,660.

This type of dilution might also happen upon conversion of convertible notes into shares. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than new investors. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the amount of convertible notes that the company has issued (and may issue in the future, and the terms of those notes).

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

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USE OF PROCEEDS TO ISSUER

The net proceeds of a fully subscribed offering to the issuer will be approximately $25,716,795 after deducting the estimated offering expenses of approximately $9,511,691.

The following table sets forth the company’s planned use of the net proceeds under various funding scenarios for the next 12 months and the following years, depending on the amount raised in the offering:

	25%	50%	75%	100%
Gross Offering Proceeds	$8,807,122	$17,614,243	$26,421,365	$35,228,486
Less: Estimated Offering Expenses	2,377,923	4,755,846	7,133,768	9,511,691
Estimated Net Offering Proceeds	6,429,199	12,858,397	19,287,596	25,716,795

Principal Uses of Net Proceeds
Sales and Marketing	1,300,000	2,600,000	3,900,000	5,200,000
Inventory & Shipping	1,300,000	2,600,000	3,900,000	5,200,000
Legal & Accounting	325,000	650,000	975,000	1,300,000
Executive Compensation	325,000	650,000	975,000	1,300,000
Research & Development	2,575,000	5,150,000	7,725,000	10,300,000
Operations &Miscellaneous	604,199	1,208,397	1,812,596	2,416,795
	$6,429,199	$12,858,397	$19,287,596	$25,716,795

Total Use of Proceeds	$6,429,199	$12,858,397	$19,287,596	$25,716,795

Because the offering is a “best efforts” offering, we may close the offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this offering.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

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THE COMPANY’S BUSINESS

Overview

RYSE Inc. (“RYSE) is an “internet-of-things” (“IoT”) technology startup that creates devices to motorize and automate window coverings, servicing the residential and commercial markets. RYSE intends to re-invent the concept of window blinds and shades motorization, by creating a suite of retrofit and after-market devices that will enable the automation of existing installed window coverings. The company is developing automation features in which their devices intelligently respond to sensors and weather data, controlling the window shades position to reduce energy use by lowering cooling loads or artificial lighting loads. RYSE has generated over $5 million in direct-to-consumer online (lifetime) sales, having shipped over 35,000 devices to-date.

RYSE Inc. was incorporated on May 6, 2009 in Ontario, Canada as ETAPA Window Fashions and began operations on January 1, 2015. The company changed its legal name to Axis Labs Inc. on January 15, 2016 and to RYSE Inc. on August 28, 2020. The company has a Delaware subsidiary RYSE USA Inc. (formerly “AXIS Labs USA Inc.”), which is a ‘flow-through’ entity, where a transfer price agreement has been established in which all funds are flowed to the Canadian parent, and the US subsidiary acts as an ‘agent’ for the Canadian parent, for US related business matters.

Our Mission

Our mission at RYSE is to enhance your space, with smart and simple technology – focusing on both providing greater comfort and greater energy savings. We have the vision to put RYSE on every window covering. We want consumers to think of ‘RYSE’ when they think of smart blinds or smart shades.

Our Products and Services

RYSE SmartShades is a connected device that is installed on the window frame, and controls existing beaded chains or cord loops of a window shade, in order to motorize them. Mounting the device on the window frame outside of the shades differs from several of our competitors that produce devices that are integrated into the shade roller mechanism at the time of fabrication of the shades. Once our device is installed, users can control their shades via our mobile app, where they can create schedules; for example, they can set a timer to have their bedroom window shades open at 7 am to help them wake up to natural sunlight, and close at 8 pm to provide more privacy during the evenings. Users can also control RYSE SmartShades via its on-device buttons, or integrate with smart home or building automation platforms, including Google Home, Amazon Alexa, and Apple HomeKit. The apps enable controlling shades from a smartphone

Our first generation device, the “AXIS Gear,” is the predecessor to RYSE SmartShades, and is the only device currently available in the market, having generated 100% of historical and current sales. AXIS Gear is similar to RYSE SmartShades in its installation and control functionalities. However, AXIS Gear differs in its industrial design, performance, and communication protocol, using ZigBee to integrate with third party platforms, whereas RYSE SmartShade relies on a cloud API. RYSE SmartShade, being a second-generation model, is inherently more robust in performance, providing a faster, stronger, and quieter motor as well. RYSE SmartShade began shipping in Q4 2021.

In addition to our consumer-facing features, we are also developing a software suite for the commercial real estate market, including offices, hotels, and senior housing. The software will integrate with building automation systems and control the window shades’ position throughout the day, based on weather conditions, sensor data, and user preferences, in order to optimize occupant comfort, and energy savings. RYSE SmartShades will automatically lower window shades during hot and sunny summer weather, to block solar-heat-gain and reduce indoor cooling, as well as automatically open window shades during overcast weather to harvest natural daylight and reduce indoor artificial lighting, which we believe can lead to a reduction of upwards of 20% in cooling (HVAC) loads, and 24% in lighting loads, reducing overall energy consumption in the building and GHG emissions.

This software suite is currently in development, and will undergo a contracted pilot with 3 commercial buildings in Toronto, measuring the energy savings from shade automation. We have began deploying our hardware, and expect to complete the multiple pilots during 2024 and 2025.

RYSE is currently developing a SmartCurtain to be able to motorize and automate existing installed curtains and drapes that run on a rail or rod, expected to launch in Q3-2024.

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Manufacturing and Production Process

We outsource the manufacturing of our hardware device to a contract manufacturer in China and currently have two factories under contract.

Our products are shipped from China, historically via air freight, and stored in a third-party fulfillment center, ShipMonk (www.shipmonk.com). When a customer places an order via our website, ShipMonk will receive the order details and is responsible for order processing, packaging, and shipping.

Similarly, if a customer purchases from Amazon, Amazon’s warehouse will be responsible for the order processing.

Customers and Sales

Our products are sold primarily online via our website (www.helloaxis.com and www.helloryse.com). We also sell on Amazon, and have contracts in place to sell on third party websites, such as Blinds.com.

Customers discover our products via the use of online advertisements, primarily on Facebook, Instagram, and Google and the latter’s ad network. We are able to target customers based on their profiles and customer demographics via Facebook and Instagram, showing them image and video advertisements of our products to promote product discovery and engagement. With respect to Google, we target customers based on their search query, as an indication of intent to purchase. The majority of all historical sales has been driven via these online advertisement platforms.

Going forward, we have plans in place to begin selling and distributing into scalable sales channels, including retailers and dealers. We have hired a Sales Manager responsible for our B2B sales efforts, who had work experience as a B2B Sales Manager for a global window covering company. Our B2B customers include real estate developers such as Related and Presidio Bay.

Traction

RYSE has generated over $6 million in lifetime revenues, having shipped over 40,000 devices to-date (as of December 2023). Sales have been entirely generated online via direct-to-consumer sales. The company has considerable experience with New Product Introduction and manufacturing in China, ensuring robust quality control measures are implemented. Our innovation in the smart shade space has resulted in 10 patents granted by the United States Patent and Trademark Office (“USPTO”), with 4 additional patents pending. Our patents are also pending in Canada, EU, and China via the Patent Cooperation Treaty filing. RYSE launched and began shipping its second-generation device, the RYSE SmartShade in Q4-2021, and is currently completing R&D of a new core device, the RYSE SmartCurtain, that will retrofit on existing curtains to motorize control, set to ship by Q3-2024.

The company has raised over $3.5 million in funding through angel investors and VCs, in the form of direct equity investments or convertible notes. Notable investors include VC firms GoodNews Ventures, and OPN, as well as angel investor Shawn Doughtery, who co-founded smartphone accessories and battery case maker Mophie, which sold to Zagg for $100 million. Founder and CEO, Trung Pham, also appeared and pitched on the television show Dragons Den, which is the Canadian version of the show Shark Tank, under the previous company name, AXIS – this can be viewed on Netflix (Season 13, Episode 6).

In 2019, the company was awarded a CDN$3.67 million federal cleantech grant, an additional CDN$183,000 bonus funding in 2020, and an additional CDN$192,000 bonus funding for 2021for a total of CDN$4.05 million from Sustainable Development Technology Canada (“SDTC”). The funding for the initial award is disbursed over the course of 3 years and 4 milestones, while the bonus funding was immediately disbursed. The grant funding is to be used for the development the RYSE SmartShade, piloting the device and its associated software into 2 commercial office spaces and 1 hotel. The goal of this pilot is to measure the energy savings provided by shade automation as a proof-of-concept, with the goal to subsequently scale our technology into other commercial buildings worldwide. As of the end of 2021, the company has completed development of its hardware devices and is currently in the stages of deploying the devices in the pilot sites, with pilots to be completed in the 3 sites during 2024 and 2025.

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Market Opportunity

The market for shades can be separated into two segments: consumer residential and commercial buildings. The “smart shades” market is a sub-category of the overall “automated shade” market; the difference being that the former requires integration into a smart home or building automation platform, or is directly accessible to the cloud, while the latter requires only the motorization of window shades (that can be controlled via a remote control).

On the consumer front, the smart shades market is also a sub-category of the “smart home” market, a $47 billion market (2018) with a 22.2% market penetration in Canada and the US, expected to grow at a compound annual growth rate (CAGR) of 5.3% from 2018 to 2025. Globally, it is a $158 billion market expected to grow to $262 billion by 2025. The large growth in the smart home space is driven by the adoption of smart speakers that have now become the foundation of the smart home, as they enable home owners to control different devices. Smart shades becomes a high priority after home owners have outfitted their homes first with smart speakers – being the central control – followed by security cameras, smart thermostats, smart. RYSE conducted primary research by surveying 2,241 individuals; this resulted in approximately 5.93% of American respondents indicating that they would like smart shades in their homes. The smart shades market itself is in its infancy, currently a global $162 million market in 2019, yet expected to grow to $1.47 billion in 2024, a compound annual growth rate (CAGR) of 55% until 2024. Of the market in 2024, $247 million will come from new installations, while $1.22 billion will come from retrofits and replacement; the latter being the market RYSE competes in. Note that the smart shade market is defined as “fully-autonomous”, that can be automated on a schedule, sensor, or set of algorithms, which differs from traditional motorized or electric shades, which require human interaction (e.g. a push of a button on a remote or wall switch).

Commercial buildings are motivated primarily by occupant comfort and energy savings - 30% of energy consumed in buildings is wasted; half of this energy is lost through windows. Additionally, windows are responsible for more solar heat gain than any other building surface. This all amounts to a $35 billion problem. The US Energy Information Administration reports (2012) that there are over 780,000 commercial buildings with a ‘Building Automation System” (BAS) – software to automate core functions in the building to improve occupant comfort and reduce energy consumption. Of this, over 220,000 buildings have already implemented lighting automation control systems in conjunction with their BAS.

The smart home industry itself has also seen significant M&A activity and consolidation over the years, including Google acquiring Nest (makers of the Smart Thermostat) for $3.2 billion, Amazon acquiring Ring (makers of the video doorbell) for $1.2 billion, and Assa Abbloy acquiring August (makers of the Smart Doorlock).

The window covering industry has also seen some significant acquisitions, including Hunter Douglas, the largest global window covering company, being acquired by private equity firm 3G, at an enterprise value of $7 billion, and Spring Window Fashions, the second largest global window covering company, acquired by private equity firm Clearlake Capital Group. Springs also acquired B&C International, a large European window coverings company.

Competitors and Industry

We operate in a highly competitive “window covering” industry – products that can “cover” a window. Our main competitors include incumbent companies and alternative technologies to RYSE that consist of window covering solutions that primarily focus on managing solar heat gain (“SHG”) and natural daylight. The goal of these technologies would be to block solar heat gain that will in turn lower indoor cooling loads on HVAC systems, as well as capture natural daylight in order to reduce indoor artificial lighting – we believe optimizing both can yield substantial energy savings of 20% and 24% respectively. We compete with companies that produce mechanisms to retrofit window shades, those that sell motorized shades, and those that tint windows.

Our traditional competitors, which sell motorized shades, include Hunter Douglas, Somfy, Lutron, qMotion, Mechoshades, and IKEA. These companies use a technology known as “tubular motors,” which as the name implies, are motors that fit inside the tubes of the window shades, and rotate to lift and lower. Consumers are required to purchase complete motorized shades, as a tubular motor is a component and not a consumer product; if consumers already have manual shades installed, they must dispose of their current shades and replace them with motorized shades. These solutions vary in price, largely driven by the selection of fabric and size of the window shade.

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Indirect competitors includes alternatives to window coverings, such as smart tinting glass, or a film applied to the glass. ‘Smart Glass’ companies such as SageGlass, Kinestral, or View dominate this space, but command a premium price point of more than $130 per square foot, and traditionally target commercial applications such as AAA commercial office buildings, airports, airplanes, and cruise ships, always during pre-construction phases. An alternative to smart glass is a film applied to the window glass, offered by companies such as Smart Tint, Sonte, and InvisiShade, after-market solutions that cost more than $25 per square foot.

There are a handful of other companies in the retrofit smart shading space that emerged around or after the launch of our Indiegogo crowdfunding campaign in 2015, several of whom we believe are infringing on our intellectual property. These companies include Brunt, Soma, and Teptron. Although all three have a similar approach to shade automation – by controlling the window shade’s beaded chain or corded loop – and share some similarities in appearance, there are significant differences in the underlying technology and distribution channels. Furthermore, as of the date of this Offering Circular, they are limited to online sales and are not available through offline distribution channels. None of these competitors offer their products for commercial applications nor, to the knowledge of the company, are looking to expand into commercial applications.

Competitive Advantage

We believe that the competitive advantage of our products is in their retrofit nature, able to motorize existing installed window shades, regardless of size and weight, and provide shade automation at a more affordable price point than the alternative solutions: motorized shades, or smart glass. RYSE’s devices are installed on the window frame and control the shades’ existing chains or cords. Our devices are designed to be ‘one-size-fits-all’ that can be readily mass produced and distributed. This is an important distinction from our competitors, who require all sales and installations to be custom jobs and time consuming, which adds unnecessary overhead and costs.

RYSE is not only a disruptive product, but is building a defensible competitive advantage via its distribution channels. RYSE is also able to sell through non-traditional distribution channels, such as big box retail and ecommerce, simplifying the entire purchase process. The sales process for our competitors typically require for the window sizes to be measured, and a price quoted for the product and installation. For example, a customer who purchases motorized shades will typically go to a dealer, who will then provide a quote based on the fabric selected and the size of the windows. This information is then sent to the fabricator who must source the fabric and tubular motors from suppliers, and then assemble the motorize shade for the customer. The process from window measurement, to design choices, to fabrication, to shipping, to installation, can add significant lead times and costs. By design, RYSE makes both the purchase process and installation incredibly simple: customers can simply buy online and, as a do-it-yourself product, install our device in minutes.

Lastly our patents have allowed us to successfully remove products that infringe our patents off Amazon, thereby mitigating the prospect of future competition. In Amazon.com’s Brand Registry, we identify which products/companies are infringing on our patent with our US patent number, and our Amazon court case docket number that serves as a precedent, issued to us when we won our first few Amazon judgements. By doing this, Amazon will defer to our previous court judgement and immediately remove these products that infringe our patents. The products are delisted almost immediately. This is the regular process used by Amazon to deal with such disputes.

Subsidiaries

The company has a Delaware subsidiary RYSE USA Inc. (formerly “AXIS Labs USA Inc”)., which is a ‘flow-through’ entity, where a transfer price agreement has been established in which all funds are flowed to the Canadian parent, and the US subsidiary acts as an ‘agent’ for the Canadian parent, for US-related business matters.

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Intellectual Property

We currently have 10 granted patents issued by the USPTO, and 4 patents pending, as well as two trademarks filed under “X AXIS” and “RYSE”. We have one issued patent in China, and 3 patents pending; 2 patent issued in Europe, and 3 patents pending; and 2 issued patents in Canada, and 3 patents pending.

Employees

The company currently has 22 full-time employees.

Litigation

The company has not been and is not currently involved in any lawsuit.

The Company’s Property

The company does not own any real property.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes included in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

The unaudited financial information set forth below with respect to the six-month period ended June 30, 2024 is preliminary and subject to potential adjustments. Adjustments to these financial statements may be identified when review of historic financial statements has been completed in conjunction with our year-end audit, which could result in significant differences from this preliminary unaudited condensed restated financial information, although in the opinion of management all adjustments necessary to make restated interim results of operations not misleading have been included here.

Overview

RYSE Inc. was incorporated on May 6, 2009 in Ontario, Canada as ETAPA Window Fashions and began operations on January 1, 2015. The company changed its legal name to AXIS Labs Inc. on January 15, 2016 and changed its legal name to RYSE Inc. on August 28, 2020. The company has a Delaware subsidiary RYSE USA Inc. (formerly “AXIS Labs USA Inc.”), and a Chinese Wholly Owned Foreign Enterprise (WFOE), AXIS Intelligent Products. AXIS Intelligent Products was initially established to begin hiring full-time staff in China. However, the company is currently in the process of closing this entity due to COVID-19’s travel restrictions, and has moved towards hiring Chinese sub-contractors as an alternative.

To date, the company has raised a total of approximately USD $13,255,681 in proceeds in equity investments, including convertible notes, from friends and family, accredited and non-accredited investors, angel investors, and investment funds.

The company’s historical revenues consist of device sales of its retrofit shade automation device, AXIS Gear, which has been discontinued as of Q4-2021, and replaced with its second-generation device, the RYSE SmartShade. Revenue is predominantly driven via ecommerce sales, either via direct-to-consumer sales on the company’s product website (www.helloaxis.com), or via third party websites, such as Amazon.com and Blinds.com. Revenue is recorded when a product is shipped to the end consumer. Cost of goods sold includes the cost paid to our factory for the goods, inbound freight to our warehouse in the United States, customs charges and duties and, starting in 2019, sales commissions paid to third-party sites such as Amazon.

RYSE Inc. was awarded a CDN$3,675,455 government grant from SDTC in 2019, with proceeds of the grant to be used to develop a retrofit shade automation device to pilot in 2 commercial office spaces and a hotel, with the purpose to measure the energy savings provided from automating the window shades. The funding of the grant is disbursed over 3 years and 4 milestones. Each tranche of funding is received on or around the start date of each milestone, and a 10% balance of total funds withheld until the completion of the pilot project. Milestone 1 started on October 1, 2019 with CDN $1,197,462 disbursed in the first tranche and received in early 2020. Milestone 2 started on January 1, 2021 with CDN$578,087 disbursed in the second tranche. Milestone 3 started on September 1, 2021, with CDN$692,750 disbursed in the third tranche. Milestone 4 started on October 1, 2022 with CDN$839,599 received on September 28, 2022. The final payment of CDN$367,544 will be disbursed upon completion of the pilot project in 2024.

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Results of Operations

Six months ended June 30, 2024 compared to six months ended June 30, 2023

Operating Results

All figures in Canadian dollars	Six months ended June 30,
	2024	2023
Revenues	$883,505	$342,275
Cost of Sales	462,470	180,201
Gross Margin	$421,035	$162,074

Revenues

Revenues for the six months period ended June 30, 2024 increased to $883,505 from revenues of $342,275 for the six months period ended June 30, 2023. The increase in 2024 revenue is attributable to a larger investment into advertising and promotional activities to generate sales, as well as a consistent availability of inventory.

Operating Expenses

All figures in Canadian dollars	Six months ended June 30,
	2024	2023
Operating Expenses	$3,434,131	$2,384,162

Total operating expenses increased to $3,434,131 for the six-month period ended June 30, 2024 from $2,384,162 for the six-month period ended June 30, 2023, an increase of 44%. Total operating expenses includes advertising and promotion, salaries and consulting expense, research and development, and office and general administrative expenses.

Office and general and administrative expenses increased to $1,236,362 from $682,111 for the six-month periods ended June 30, 2024 and 2023, respectively, a net increase of 81%. General and administrative expenses increased primarily as a result of the increase in engineering consulting expense associated with the product testing and consulting.

We increased advertising and promotion expenses to $696,808 for the six-month period ended June 30, 2024 from $346,202 for the six-month period ended June 30, 2023. This increase came from additional online advertising of our product in H1-2024.

Research and development expenses increased to $181,797 for the six-month period ended June 30, 2024 from $79,965 for the six-month period ended June 30, 2023, an increase of 127%. The increase is related to new product development.

Other Income and Expenses

	Six months ended June 30,
All figures in Canadian dollars	2024	2023
Finance expense	$(1,777,759)	$(640,562)
Government grant income	91,589	475,224
Foreign exchange gain (loss)	(20,617)	(3,052)
Government loan forgiveness	43,949	–

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Finance expense

Net finance expense increased to $1,777,759 during the six-months period ended June 30, 2024 as compared to $640,751 in the prior period. The increase is a result of more interest paid to promissory noteholders compared to 2023.

Government grant income

The grant income decreased to $91,589 during the period ending June 30, 2024 which mainly represents the portion of the Federal Economic Development Agency (FedDev) and Canada Export Grant earned in 2023.

Foreign exchange gain (loss)

Our financial instruments have been predominantly denominated in CDN$. As a result, we have minimal foreign currency balances and our foreign currency gains and losses have approximated 20% of revenues. While we have sales of products in multiple countries, the time lag between sale and collection is relatively short, reducing our exposure to currency gains and losses.

Net Losses

As a result of the foregoing, the Company increased its net loss for the six-month period ended June 30, 2024 to $4,675,933, compared to $2,390,478 for the six-month period ended June 30, 2023.

Year ended December 31, 2023 compared to year ended December 31, 2022

Revenues and Cost of Sales

All figures in Canadian dollars	Year ended December 31
	2023	2022
Revenues	$1,465,364	$1,350,970
Cost of Sales	539,678	324,698
Gross Margin	$925,686	$1,026,272
Gross Margin %	63.2%	76.0%

Revenues

Revenues for the year ended December 31, 2023 increased CDN$114,394 to CDN$1,465,364 compared to the revenues for the year ended December 31, 2022 of CDN$1,350,970. The 8.5% increase in 2023 revenue is attributable to the expansion of the company’s distribution beyond online sales, into brick-and-motor retail, with the launch into 130 BestBuy stores across Canada during Q4-2023. In addition, the company executed a greater number of promotional campaigns compared to prior years, leading to the increase in revenue.

Cost of Sales

Cost of sales increased from CDN$324,698 for the year ended December 31, 202 to CDN$539,678 for the year ended December 31, 2023. Gross margin as a percent of sales was 63.2% in 2023 as opposed to 76.0% in 2022. This was due to the increase in promotional campaigns, which discounted the sales price, leading to a higher cost of sales as a percentage of revenue, and lower margin.

Operating Expenses

All figures in Canadian dollars	Year ended December 31
	2023	2022
Operating Expenses	$5,483,632	$5,965,473

Operating expenses consist of salaries and benefits, advertising and promotion, research and development, freight and shipping, occupancy, office and general expenses.

Operating expenses decreased in 2023 by CDN$481,841 or 8.1% as compared to 2022. This decrease was due to a reduction in spending on salaries and benefits from CDN$1,637,088 in 2022 to CDN$1,286,281 and a significant reduction in stock-based compensation. However, the company increased its advertising expenses from CDN$671,610 in 2022 to CDN$1,058,601 in 2023 and office and general expenses increased to CDN$ 2,047,978 from CDN$1,665,769 due to higher advertising cost spend on the online digital marketing and software expenses.

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Other Income and Expenses

All figures in Canadian dollars	Year ended December 31
	2023	2022
Finance expense	$(1,376,652)	$(2,702,146)
Government grant income	$725,800	$902,930
Write-off inventory	$(48,517)	$(152,157)
Gain (loss) on warrants fair value adjustment	$33,275	$(313,331)
Foreign exchange gain (loss)	$3,109	$(147,626)
Gain (loss) on convertible notes fair value adjustment	$–	$700,500
Income from waiver of term loan	$–	$180,000
Bad debts expense	$–	$(38,147)

Finance expense

The company’s interest expense decreased by CDN$1,325,494 in 2023 as compared to 2022 as the company has repaid $2,311,610 of current term loans.

Government grant income

The grant income decreased to CDN$725,800 during the period ending December 31, 2023, which mainly represents the portion of the Sustainable Development Technology Canada (SDTC) Milestone 4 grant earned in 2023. No additional grants were received during the year.

Gain (loss) on convertible notes fair value adjustment

The company’s convertible notes have a conversion feature that needs to be valued at fair value under IFRS. The fair value of the convertible notes were exercised in 2022 and had no additional long-term convertible notes issued during the year which will require fair value adjustment.

Gain (loss) on warrants fair value adjustment

The company’s warrants need to be valued at fair value under IFRS. The fair value of the warrants increased in 2023, resulting in a gain of CDN$33,275.

Foreign exchange gain (loss)

Our financial instruments have been predominantly denominated in Canadian dollars. As a result, we have minimal foreign currency balances and our foreign currency gains and losses have approximated only 10% of revenues. While we have sales of products in multiple countries, the time lag between sale and collection is relatively short, reducing our exposure to currency gains and losses.

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Loss for the Year

All figures in Canadian dollars	Year ended December 31
	2023	2022
Loss from operations	$3,832,146	$4,036,271

Comprehensive loss	$5,304,684	$6,509,178

As discussed above, our loss from operations decreased by CDN$204,125 or 5.1% from 2022 to 2023, as operating expenses decreased year over year, mainly from lower spent on salaries, benefits, and stock-based compensation while the increase in revenue was offset by an increase in product costs due to the discounted sales price.

Our total comprehensive loss was CDN$6,509,178 in 2022 and decreased to CDN$5,304,684 in 2023 due to a decrease of interest expense during 2023.

Liquidity and Capital Resources

As of June 30, 2024, the company’s cash on hand was $510,022 compared with $252,702 as at December 31, 2023. The company is generating limited revenues from operations and requires the continued infusion of new capital to continue business operations. Our total stockholders’ deficit as of June 30, 2024 was $13,087,013 compared with $12,646,129 at December 31, 2023.

Cash Flow

The following table summarizes, for the periods indicated, selected items in our Statements of Cash Flows:

	For the Six-Month Period Ended
	June 30,
	2024	2023
Net cash (used in) provided by:
Operating activities	$(5,514,814)	$(2,423,025)
Investing activities	$(148,505)	$(12,449)
Financing activities	$5,920,639	$2,353,925

Cash used in Operating Activities

Net cash used in operating activities increased to $5,514,814 from $2,423,025 the six-month periods ended June 30, 2024 and 2023, respectively. The increase in net cash used in operating activities was primarily due to higher operating costs.

Cash used in Financing Activities

Cash provided by financing activities increased to $5,920,639 from $2,353,925 for the six-month periods ended June 30, 2024 and 2023, respectively. The increase in cash provided by financing activities was primarily from advances, term loan, notes payable and issuance of share capital.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect the liquidity, capital resources, market risk support, and credit risk support or other benefits.

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Cash Used in Investing Activities

Our operations require minimal investment in capital assets or intangible assets. Our total purchases of these items were CDN$2,701 and CDN$148,505 for the six-month periods ended June 30, 2024, primarily in the purchase of tooling and molds for our new product, RYSE SmartCurtain, which amounted to CDN$131,314.

Issuance of Equity Securities

On December 28, 2020, the company filed an Offering Statement under Regulation A with the Securities and Exchange Commission (the “Commission”). The Offering Statement was qualified on February 22, 2021 (the “2021 Regulation A Offering”). The company offered a maximum of 2,104,718 Class B Common Shares at $7.13 per share. During the year ended December 31, 2021, the company sold 50,089 Class B Common shares for proceeds of $357,134. In addition, the company sold 17,142 shares at CDN$9.48 per share, for proceeds of CDN$162,506 during the same period in a concurrent private placement in Canada. Share issuance costs directly attributable to the issuance of Class B Common shares totaled $54,666. The Regulation A offering terminated on February 22, 2022.

On May 8, 2022, the company amended its Articles of Incorporation to subdivide and split the shares in the capital of the company on the basis of ten (10) shares for every one (1) share held. The share split resulted to a change in the 2021 Regulation A Offering from a maximum of 2,104,718 Class B Common Shares at $7.13 per share to a maximum of 21,047,180 Class B Common Shares at $0.713 per share, which means shares sold in the 2021 Regulation A Offering were effectively sold at $0.713 per share on a post-split basis.

On May 10, 2022, the company filed an Offering Statement under Regulation A with the Commission. The Offering Statement was qualified on July 27, 2022 (the “2022 Regulation A Offering”). The company offered a maximum of 25,000,000 Class B Common Shares at $1.00 per share.

During the year ended December 31, 2022, the company sold 339,451 Class B Common shares for proceeds of $339,451, in the 2022 Regulation A Offering. In addition, the company sold 141,770 shares at $1.00 per share, for proceeds of $141,770 during the same period in a concurrent private placement in Canada.

During the year ended December 31, 2022, the company issued 280,270 Class B common shares at $0.713 per share, for proceeds of $134,260 and CDN$100,000 under Regulation D and a private placement in Canada.

During the year ended December 31, 2023, the company issued 1,053,768 Class B Common Shares at $1.00 per share, for proceeds of $1,053,768 in the, 2022 Regulation A Offering. In addition, the company sold 229,850 shares at $1.00 per share, for proceeds of $229,850 during the same period in a concurrent private placement in Canada.

On August 31, 2023, the company qualified an amendment to its Offering Statement under Regulation A with the Commission (the “2023 Regulation A Offering”). The company offered a maximum of 20,000,000 Class B Common Shares at $1.25 per share.

During the year ended December 31, 2023, the company issued 1,190,391 Class B Common Shares (including bonus shares) at $1.25 per share, for proceeds of $1,394,302.25 in the 2023 Regulation A Offering. In addition, the company sold 196,093 share (including bonus shares) at $1.25 per share, for proceeds of $240,777.50 during the same period in a concurrent private placement in Canada.

On February 20, 2024, the company increased the price in the 2023 Regulation A offering to $1.50 per Class B Common Share. Subsequent to December 31, 2023, the company issued 1,438,284 Class B Common Shares (including bonus shares) at $1.25 per share, for proceeds of $1,697,080 and 2,174,830 Class B Common Shares (including bonus shares) at a price of $1.50 per share, for proceeds of $3,055,700.

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During the year ended December 31, 2023, the company issued 2,347,253 Class B common shares at $0.713 per share, for proceeds of $578,000 and CDN$1,500,000 under Regulation D and a private placement in Canada.

For the period ended June 30, 2024, the Company issued 39,000 Class B Common shares at $1.25 per share through pay out of notes payable of USD$48,750. 32,600 Class B Common shares (including bonus shares) at $1.25 per share, for proceeds of $37,000 were issued in the 2023 Regulation A Offering. In addition, on March 4, 2024, the Company issued 20,000 Class B Common shares at $1.25 per share, for proceeds of USD$25,000 in a private placement under Regulation D.

For the period ended June 30, 2024, the Company issued 2,155,383 Class B Common Shares (including bonus shares) at $1.50 per share, for proceeds of CDN$3,939,872 ( USD$3,016,533). A total of 144,361 bonus shares were issued during the period ended June 30, 2024. Subsequent to June 30, 2024, the Company issued 26,111 Class B Common Shares at $1.50 per share, for proceeds of $39,166.

Indebtedness

During the years from 2017 to 2019, the company issued a series of convertible securities for total principal amount of CDN$1,049,575. The notes accrue 7% simple interest and have maturity dates between 24-48 months after issuance. The notes are automatically convertible into shares of the company’s stock issued during the company’s next qualified financing, as defined in the notes. During 2022, the convertible notes were converted into Class A or Class B common shares. During 2023, the company issued a series of convertible securities for total principal amount of CDN $400,000. The notes accrue 18% per annum and are payable 12 months from the date of issuance. Upon maturity, all convertible notes have an option to be converted into equity.

On April 27, 2018, the company issued a series of promissory notes managed via an inter-creditor agreement by EP Capital in total principal amounts of CDN$1,119,750 and $400,000. Interest is paid monthly, based on 17% annual interest, and the notes have a 36 month maturity. Principal is repaid quarterly, and consists of 6.5% of gross revenues for May 2018 through December 2018, 4% of gross revenues beginning in April 2019, and 3% of gross revenues beginning in April 2020. The loan is secured via a General Security Agreement (GSA) over the assets of the Company and personal security from the company’s CEO, Trung Pham, for 30% of the principal amount. The balance on these notes amounted to CDN $1,927,569 and $1,557,081 as of December 31, 2022 and December 31, 2023.The promissory notes may be extended upon maturity with the agreement of the parties. The balance on these notes amounted to CDN$1,245,762 and $1,557,081 as of June 30, 2024 and December 31, 2023, respectively.

The company received a series of loans from OKR Financial for CDN$350,000 on November 6, 2019, CDN$200,000 on December 6, 2019, CDN$525,000 on January 28, 2020, CDN$200,000 on March 10, 2020, and CDN$82,500 on April 14, 2020. The loans accrue a compound interest of 2.35% per month. The loan is secured by the SDTC grant and Scientific Research & Experimental Development tax credits under a Canadian federal tax program~~,~~ in which 65% of future tranches of funding from our SDTC grant is used to pay down the principal and accrued interest. Of these principal amounts, CDN$82,500 was repaid on July 10, 2020. The principal balance of these loans totaled CDN$488,536 as of December 31, 2022 and was fully repaid during 2023.

The company received a series of loans from private investors, with a principal balance of CDN$885,000 as of June 30, 2024 and CDN$705,000 as of December 31, 2023. These loans are unsecured, and carry a 10%-30% simple interest, paid monthly, with a 12 month maturity and an option to renew for an additional 12 months at maturity upon consent by both borrower and lender; the option to renew has been exercised by both parties through 2024.

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The company received a series of loans from the CEO’s father, totaling CDN $270,000 as of December 31, 2021 and December 31, 2022. These loans are unsecured, and carry a 10% simple interest, paid semi-annually, with a 12 month maturity and option to renew. The option to renew has been exercised by both parties through 2024.

The company’s CEO holds a Shareholders’ Loan balance to the company for CDN$3,675,390 as of June 30, 2024 and CDN$4,079,348 as of December 31, 2023.

On November 30, 2021, the company’s wholly-owned subsidiary, RYSE USA Inc., commenced an offering of $1,070,000 in revenue sharing promissory notes under Regulation Crowdfunding. The proceeds of the offering are intended to fund inventory at the subsidiary and will not be available for the company’s operations. The subsidiary is obligated to pay 10% of quarterly net revenues, as defined in the notes, to repay the principal amount of the notes until such date that all such that investors receive 2x times their investment in the notes for the first $400,000 in notes, and 1.75x times their investment for all subsequent funds. The notes are secured by all personal property of the subsidiary and are subordinated to any senior indebtedness of the subsidiary.

On June 19, 2023, the Company issued new convertible promissory notes for a total value of $400,000 with a stated interest rate of 18%. The new convertible notes will automatically convert upon a qualified equity financing greater than $2,500,000 at a 20% discount from the transaction price; or convert at a rate based on a specific US$ valuation of the Company or be repaid at maturity.

In addition, during 2023, the company’s wholly-owned subsidiary, RYSE USA Inc. issued a series of promissory notes from various lenders. The promissory notes hold interest rates ranging from 15% to 18%. As of June 30, 2024, total issued promissory notes amounted to $3,801,797.

The company’s indebtedness increased by CDN$1,451,649, from CDN$14,722,265 in 2023 to CDN$16,173,914 in June 2024.

On February 16, 2024, the Company issued an additional convertible debenture amounting to $27,000 with stated interest rates of 15% per annum. The new convertible notes will automatically convert upon a qualified equity financing greater than $2,500,000 at a 20% discount from the transaction price; or convert at a rate based on a specific US$ valuation of the Company or be repaid at maturity.

During 2024, RYSE USA Inc. issued additional promissory notes to obtain additional financing. The promissory notes hold interest rates of 18% per annum. During the period ended June 30, 2024, this indebtedness increased by $1,451,649.

Trend Information

We expect the residential market to continue to adopt smart home and home improvement technologies that can be attributed to the large adoption of voice speakers and DIY smart home platforms such as Google Home, Amazon Alexa, and Apple HomeKit. This trend is further strengthened by the push towards a unified radio communication protocol, known as “Matter”, being promoted by Google, Amazon, and Apple, in order to reduce interoperability issues among devices and platforms.

We expect the commercial buildings market, which includes multi-family, offices, hotels, and senior housing, to adopt technology that will reduce a building’s energy consumption and GHG emissions. The US Climate Alliance is a bipartisan coalition of 25 states to reduce GHG emissions by at least 26-28% below 2005 levels, by 2025. The Alliance is led by state governments with the goals consistent with the Paris Agreement. Local and state regulations have also been introduced to target more aggressive GHG emissions targets. For example, New York City Local Law 97 stipulates that starting in 2024, buildings will be fined for not meeting carbon intensity targets, while California Title 24 (2019) requires daylighting controls in which automatically turn off lights when there is sufficient daylight, and the implementation of demand responsive lighting. Additional voluntary standards, such as LEED, WELL, and FitWel focus on both energy efficiency and occupant comfort. As such, we expect cost-effective retrofit solutions that are simple to deploy will increase in adoption, particularly those solutions that can lead to tangible ROI in the reduction of energy costs, and lower payback periods, such as that of RYSE.

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Relaxed Ongoing Reporting Requirements

If we become a public reporting company in the future, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

•	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

•	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we become a public reporting company in the future, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we do not become a public reporting company under the Exchange Act for any reason, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The company’s officers and directors are as follows:

Name	Position	Age	Term of Office (if indefinite, give date appointed)
Executive Officers
Trung Pham	Chief Executive Officer	36	2009
Marc Bishara	Chief Technology Officer	34	2015
Directors
Trung Pham	Director	36	2015

Trung Pham (CEO and Director)

Trung is a serial entrepreneur, with RYSE being his second venture. He has served as founder and CEO of RYSE since it commenced operations in 2015, leading strategy, hiring, and fundraising effort, where he has raised over CDN$6 million in external financing (both debt and equity). His first startup, Nightlife Passport, is an event and promotions management web platform that allows nightclub and concert promoters to create events to sell tickets and manage their team. At Nightlife Passport, Trung focused on business development, and grew revenues to over CDN$125,000 in recurring revenue within the first 12 months of operations. Nightlife Passport merged with a mobile-first player, Alfiee. Trung has a background in finance, completing all 3 Chartered Financial Analyst (CFA) exams within 18 months. He earned a Bachelor of Business Administration from York University’s Schulich School of Business in 2009.

Marc Bishara (CTO)

Marc is a resilient engineer who loves solving exciting problems. Marc has served as RYSE’s Chief Technology Officer since its inception in 2015, leading the development and launch of its entire hardware devices, and mobile applications. He has both corporate and start-up experience, first with ATS Automation as a vision engineer, where he designed optical systems and computer hardware for image processing applications. His first dive into the startup world was with Kiwi Wearables (www.kiwi.ai), where he was responsible for designing the firmware and application for their Bluetooth wearable product “Glance” – an application that tracks the orientation and displacement of Glance in 3D space. His skillsets intersect software, hardware, and embedded systems. Marc earned a Bachelor of Engineering in Mechatronics from McMaster University in 2014.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

For the fiscal year ended December 31, 2023 we compensated our highest-paid directors and executive officers as follows:

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Trung Pham*	CEO	$59,260	$0	$59,260
Marc Bishara**	CTO	$88,888	$0	$88,888

*	The executive was paid an average annual cash salary of CDN$80,000, converted at the rate of $1.00 = CDN$1.35.
**	The executive was paid an average annual cash salary of CDN$120,000, converted at the rate of $1.00 = CDN$1.35.

The Company does not intend to pay any additional compensation to its executives beyond what is specified above. There are no pre-existing agreements, oral or written, regarding how much and by when executive compensation might be raised. However, at its sole discretion, the Company may increase the base salary for each executive listed to a maximum of $200,000 annually. Such increase will depend upon the amount raised in this offering, as specified in the "Use of Proceeds to Issuer" and any such net proceeds would be allocated over a period of several years towards executive compensation.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets out, as of the date of this Offering Circular, the securities of the company that are owned by executive officers and directors, and other persons holding more than 10% of any class of the company’s securities, or having the right to acquire those securities.

Title of class	Name and address of beneficial owner**	Amount and nature of beneficial ownership		Amount and nature of beneficial ownership acquirable	Percent of class	Total Voting Power
Class A Common Shares	Trung Pham	2,100,000	*		59.03%	100%
Class A Common Shares	Officers and directors as a group	2,100,000			59.03%	100%
Class B Common Shares	Manu Menon			1,470,590	12.26%
Class B Common Shares	Marc Bishara			2,442,880	20.36%
Class B Common Shares	Officers and directors as a group			4,795,830	32.61%

* Pursuant to the voting trust agreement by and among the holders of Class A Common Shares, Founder Trung Pham was granted a proxy to vote the shares of the other holders.

** The address for all listed persons is the company’s address, 20 Camden St, Suite 200, Toronto, ON, M5V 1V1, Canada.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

In 2017, the company received a convertible note investment from the CEO’s sister, totaling CDN$150,000, which matured and was converted into term loans as of December 31, 2019. This balance was repaid as of June 30, 2020.

The company received a series of loans from the CEO’s father, totaling CDN $270,000 as of December 31, 2021 and December 31, 2022. These loans are unsecured, and carry a 10% simple interest, paid semi-annually, with a 12 month maturity and option to renew. The option to renew has been exercised by both parties through 2023.

In 2018, the company received a convertible note investment from the CEO’s mother, totaling CDN$200,000. This amount plus accrued interest of CDN$13,501 converted into 40,049 Class A Common Shares on December 7, 2019.

The company’s CEO holds a Shareholders’ Loan balance to the company for CDN$3,096,763 as of December 31, 2022 and CDN$5,079,348 as of December 31, 2023.

SECURITIES BEING OFFERED

General

The company is qualifying 25,000,000 Class B Common Shares, including 5 million Class B Common Shares eligible to be issued as Bonus Shares, in this offering. The following description summarizes important terms of the company’s capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of the company’s Certificate and Articles of Incorporation, as amended (the “Articles”), and its Bylaws, copies of which have been filed as Exhibits to the Offering Statement of which this Offering Circular forms a part.

At the date of this Offering Circular, RYSE ’s authorized capital stock consists of an unlimited number of Common Shares, no par value per share. As of the date of this Offering Circular, there were outstanding

•	35,572,451 Class A Common Shares,
•	11,208,446 Class B Common Shares,
•	2,974,470 warrants to purchase Class A Common Shares,
•	7,267,299 options to purchase Class B Common Shares and
•	271,106 warrants to purchase Class B Common Shares.

Class A Common Shares

Voting Rights

Holders of Class A Common Shares are entitled to one vote per share.

Dividend Rights and Right to Receive Liquidation Distributions

Subject to the prior rights of any other class ranking senior to the Class A Common Shares, the shares have a right to receive dividends, if declared by the board of directors, and any amount payable on any distribution of assets constituting a return of capital and to receive the remaining property and assets of the company on the liquidation, dissolution or winding-up of the company, whether voluntarily or involuntarily, or any other distribution of assets upon winding up.

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Rights and Preferences

Except as set forth below, holders of the Class A Common Shares have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to such shares.

Class B Common Shares

Voting Rights

The holders of the Class B Common Shares are not entitled to vote.

Dividend Rights and Right to Receive Liquidation Distributions

Subject to the prior rights of any other class ranking senior to the Class B Common Shares, the shares have a right to receive dividends, if declared by the board of directors, and any amount payable on any distribution of assets constituting a return of capital and to receive the remaining property and assets of the company on the liquidation, dissolution or winding-up of the company, whether voluntarily or involuntarily, or any other distribution of assets upon winding up.

Rights and Preferences

Except as set forth below, holders of the Class B Common Shares have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to such shares.

Voting Trust Agreement

The company has a voting trust agreement in place to which all Class A Common shareholders are a party under which each such shareholder has irrevocably appointed Trung Pham, CEO and Secretary of the company as designated representative to vote on all matters brought to shareholders of the company for approval. This includes an authorization for the designated representative to attend, act and vote for and on behalf of such Class A Common Shareholders at any meeting of shareholders, or any class thereof as detailed in the Voting Trust Agreement filed as Exhibit 6.1 to the Offering Statement of which this Offering Circular forms a part.

Investors in this offering will acquire Class B Common Shares, which are non-voting shares by their terms. However, investors in this offering will be required to sign the Voting Trust Agreement in order to participate in the offering. To the extent any laws or regulations of any jurisdiction would allow for such shareholders to retain voting rights on any matters of the corporation, such rights will be exercised by the Designated Representative under the Voting Trust Agreement.

Shareholders Agreement

The company has a shareholders agreement in place governing the basic rights and obligations of the company’s shareholders. Investors in this offering who will acquire Class B Common Shares must, concurrently with becoming a shareholder execute and deliver to the company an executed Deed of Adherence, set out at Schedule A of the Shareholders Agreement, as amended, filed as Exhibit 6.2 to the Offering Statement of which this Offering Circular forms a part.

Stock Option Plan

The company had a stock option plan dated November 21, 2014 pursuant to which the company was authorized to issue options to purchase common shares to consultants, officers, directors and employees. The maximum number of options that could be issued under the stock option plan was an amount equal to 15% of the issued and outstanding shares of the company from time to time. There are currently no options available to be issued and 7,267,299 options to purchase Class B Common Shares are outstanding and unexercised.

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PLAN OF DISTRIBUTION

The company is offering up to 20,000,000 Class B Common Shares, plus up to 5 million Class B Common Shares eligible to be issued as Bonus Shares, as described in this Offering Circular.

DealMaker Securities LLC (the “Broker”), a broker-dealer registered with the Commission and a member of FINRA, has been engaged to provide the following administrative, consulting and compliance related functions, but not for underwriting or placement agent services:

•	Reviewing investor information, including identity verification, performing AML (Anti-Money Laundering) and other compliance background checks, and providing issuer with information on an investor in order for issuer to determine whether to accept such investor into the Offering;
•	If necessary, discussions with the issuer regarding additional information or clarification on an issuer-invited investor;
•	Coordinating with third party agents and vendors in connection with performance of services;
•	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the offering and provide a recommendation to the company whether or not to accept the subscription agreement for the investor’s participation;
•	Contacting and/or notifying the company, if needed, to gather additional information or clarification on an investor;
•	Providing a dedicated account manager;
•	Providing ongoing advice to Issuer on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements;
•	Consulting with Issuer regarding any material changes to the Form 1A which may require an amended filing; and
•	Reviewing third party provider work-product with respect to compliance with applicable rules and regulations.

Such services shall not include providing any investment advice or any investment recommendations to any investor.

Broker will receive a cash commission equal to one percent (1%) of the amount raised in the Offering. Additionally, the Broker has received $10,000 in advance for accountable expenses prior to the commencement of the Offering.

The company has also engaged affiliates of the Broker to provide services with respect to the Offering.

•	Novation Solutions Inc. O/A DealMaker (“DealMaker”) has been engaged to create and maintain the online subscription processing platform for the Offering.
•	DealMaker Reach LLC (“Reach”) has been engaged to provide consulting services regarding the management of advertising in various third-party media platforms.

Reach was engaged by the company after the Offering’s commencement. The marketing fees associated with the management of advertising in third-party publications are determined on a case-by-case basis, but shall not exceed $30,000.

DealMaker is providing services by supporting the Offering on the DealMaker.tech software with fully-automated tracking, signing, and reconciliation of investment transactions, and a full analytics suite to track the offering and manage investors. A monthly fee of $1,250/month is being charged for these services along with transaction and payment fees defined below. The monthly fees will not exceed $15,000.

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Transaction fees related to the Offering:

i. General

1. $15 per electronic signature executed on DealMaker platform

2. $15 per payment reconciled via DealMaker platform **

ii. Payment Processing Fees

1. Secure Bank-to-Bank Payments (USD) - 2.00%

2. Credit Card Processing - 4.50%

3. Express Wires - 1.00%

4. Per Investor Refund Fee - $50.00

5. Failed Payment Fee -- $5.00

6. Reconciliation Report - $250

iii. AML Searches (required for Reg A offerings)

1. AML Search (individual) $2.50

2. AML Search (corporate) $25.00

The above fees to be collected by DealMaker are subject to maximum fees associated with transactions that are conducted exclusively through DealMaker.

OpenDeal Broker is also a participating member in the distribution of the shares in the Offering. For its services, and the shares it sells, it will receive a commission equal to six percent (6%) of the amount raised by it in the Offering. All transactions executed by OpenDeal Broker would avoid the transaction fees associated with DealMaker described above.

Broker, OpenDeal Broker, and Broker’s affiliates will bill fees up to a maximum of 7% of the offering proceeds on a monthly basis to support the offering once the Commission has qualified the offering statement and this offering commences.

Persons who desire information about the offering may find it at https://invest.helloryse.com. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the https://invest.helloryse.com website.

The company will also publicly market the offering using general solicitation through methods that include emails to potential investors, online advertisements, and press releases. We will use the website www.helloryse.com and other social media to provide notification of the offering. Persons who desire information will be directed to a landing page on www.helloryse.com.

The Class B Common Shares sold under this offering have not been qualified for distribution by prospectus in Canada and may not be offered, sold or re-sold in Canada or to a Canadian purchaser except pursuant to a Canadian prospectus or a prospectus exemption existing under Canadian securities laws.

The following table shows the total discounts and commissions payable to Broker in connection with this offering by the company:

	Per Share	Total
Public offering price*	$1.7500	$29,618,405.25

Underwriting Compensation**	$0.1225	$2,073,288.37

Proceeds, before expenses	$1.6275	$27,538,606.88

*As of July 31, 2024, 2024, the Company has sold (a) 1,391,219 Class B Common Shares at a price of $1.00 per share for proceeds of $1,319,219, (b) 1,851,227 Class B Common Shares at a price of $1.25 per share for proceeds of $1,476,535 and (c) 1,893.970 Class B Common Shares at a price of $1.50 per share for proceeds of $2,840,955, in each case not including commissions or expenses. Total public offering price assumes the remaining shares are sold at $1.75.

** Includes up to 1 % of the total amount raised in this offering that may be issued as equity to Open DealBroker.

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After the qualification by the Commission of the Offering Statement, this offering will be conducted through our website at https://invest.helloryse.com, whereby investors will receive, review, execute, and deliver subscription agreements electronically. Payment of the purchase price will be made through a third party processor by ACH debit transfer or wire transfer or credit card to an account designated by the company. We estimate total maximum fees related to this offering would be approximately $1,750,000. Broker will assist with the facilitation of credit and debit card payments through the online platform. We will reimburse Broker for the following expenses (i) all payment processing expenses incurred in connection with the offering (on average approximately 3%) and (ii) fees charged in connection with chargebacks or payment reversals. The Broker is not participating as an underwriter or placement agent in this offering and will not solicit any investments, recommend our securities, provide investment advice to any prospective investor, or distribute this Offering Circular or other offering materials to potential investors. All inquiries regarding this offering should be made directly to the company.

The maximum possible underwriting compensation payable to Broker is $1,737,434.

Bonus Shares; Discounted Price for Certain Investors

“Bonus Shares” are additional Class B Common Shares that are issued to investors purchasing shares in this offering for no additional monetary compensation, therefore those investors are effectively receiving a discount on the Class B Common Shares they purchase. Bonus Shares have identical rights, privileges, preferences as well as restrictions to the Class B Common Shares purchased. The company will absorb the cost of the issuance of the Bonus Shares; to the extent any are issued, it will reduce the proceeds that the company may receive. The total number of Bonus Shares available in this offering is 5,000,000.

DealMaker Securities LLC has not been engaged to assist in the distribution of the Bonus Shares, and will not receive any compensation related to the Bonus Shares.

OpenDeal Broker LLC Agreement

In addition, the company has engaged OpenDeal Broker LLC (CRD #297797) to assist with processing of investments through the online investment platform at www.republic.co maintained for OpenDeal Broker LLC (“OpenDeal Broker”) benefit by its affiliates. (the “Republic Platform”). OpenDeal Broker LLC will perform substantially the same services as DealMaker Securities LLC, but only for those subscriptions received through the Republic Platform. These services include:

•	Provide a landing page on the Republic Platform for our offering of the Shares and perform related services;
•	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, including Regulation Best Interest compliance, and provide a recommendation to the company whether or not to accept investor as a customer;
•	Provide technical services to allow us to execute and deliver evidence of the executed subscription agreement to the investor, and

The company does not intend to actively promote the offering on Republic, and OpenDeal Broker will not act as an underwriter or placement agent for this offering.

As compensation, the company will pay to OpenDeal Broker a commission equal to 6% of the amount raised through the Republic Platform. OpenDeal Broker will also receive a securities commission equivalent to 1% of the dollar value of the securities issued to Investors through the Republic Platform at the time of closing. OpenDeal Broker will comply with Lock-Up Restriction required by FINRA Rule 5110(e)(1), not selling, transferring, assigning, pledging, or hypothecating or subjecting such to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities commission for a period of 180 days beginning on the date of commencement of sales of the public equity offering with respect to the Securities Commission, unless FINRA Rule 5110(e)(2) applies. Pursuant to FINRA Rule 5110(g), OpenDeal Broker will not accept a securities commission in options, warrants or convertibles which violates 5110(g) including but not limited to (a) is exercisable or convertible more than five years from the commencement of sales of the public offering; (b) has more than one demand registration right at the issuer's expense; (c) has a demand registration right with a duration of more than five years from the commencement of sales of the public offering; (d) has a piggyback registration right with a duration of more than seven years from the commencement of sales of the public offering; (e) has anti-dilution terms that allow the participating members to receive more shares or to exercise at a lower price than originally agreed upon at the time of the public offering, when the public shareholders have not been proportionally affected by a stock split, stock dividend, or other similar event; or (f) has anti-dilution terms that allow the participating members to receive or accrue cash dividends prior to the exercise or conversion of the security. OpenDeal Broker has no registration rights.

DealMaker Securities LLC and OpenDeal Broker will ensure that the aggregate total compensation, which includes commissions, out of pocket expenses, consulting fees, securities and any other fees paid for the services described in this section will not exceed 7% of the value of the gross proceeds raised in the Offering.

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Subscription Procedures

After the Offering Statement has been qualified by the Commission, the company will accept tenders of funds to purchase the Class B Common Shares. The company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only, checks will not be accepted. Tendered funds will remain in a segregated account until a closing has occurred. The company estimates that processing fees for credit card subscriptions will be approximately 4.5% of total funds invested per transaction, although credit card processing fees may fluctuate. The company intends to pay these fees and will reimburse the credit card processor for transaction fees and return fees that it incurs for returns and chargebacks. The company estimates that approximately 75% of the gross proceeds raised in this offering will be paid via credit card. This assumption was used in estimating the payment processing fees included in the total offering expenses set forth in “Use of Proceeds to Issuer.” Upon closing, funds tendered by investors will be made available to the company for their use.

The minimum investment in this offering is $1,001, or 572 Class B Common Shares.

In order to invest you will be required to subscribe to the offering via www.invest.helloryse.com and agree to the terms of the offering, Subscription Agreement, and any other relevant exhibit attached thereto.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of your net worth (excluding the investor’s principal residence).

All subscribers will be instructed by the company or its agents to transfer funds by wire, credit or debit card, or ACH transfer directly to a segregated account established for this offering. The company may terminate the offering at any time for any reason at its sole discretion. Investors should understand that acceptance of their funds does not necessarily result in their receiving shares; funds may be returned.

In the event that the company terminates the offering while investor funds are held, those funds will promptly be refunded to each investor without deduction or interest and in accordance with Rule 10b-9 under the Exchange Act.

DealMaker Transfer Agent LLC, an affiliate of the Broker, will serve as transfer agent to maintain shareholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our shareholder register.

In the event that it takes some time for the company to raise funds in this offering, the company intends to rely on available income from sales and/or funds raised in any offerings from accredited investors.

In the event that the company terminates the offering while investor funds are held, those funds will promptly be refunded to each investor without deduction or interest and in accordance with Rule 10b-9 under the Exchange Act.

In the event that it takes some time for the company to raise funds in this offering, the company will rely on income from sales, funds raised in any offerings from accredited investors.

OpenDeal Broker Subscription Process

Investors subscribing through the Republic Platform, as facilitated by OpenDeal Broker, may also access the company’s offering through an offering page hosted on the Republic Platform. Investors may follow the instructions provided through the Republic Platform to review the company’s offering materials, including the offering circular and subscription agreement, as well as submit payment which will be deposited into an escrow account at the Escrow Agent for the benefit of the company. Credit card transactions will be processed through a payment processing platform integrated with the Republic Platform.

OpenDeal Broker has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the shares. OpenDeal Broker is not participating as an underwriter and under no circumstance will it solicit any investment in the company, recommend the company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. OpenDeal Broker is not distributing any offering circulars or making any oral representations concerning this Offering Circular or this offering. Based upon OpenDeal Broker ’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of OpenDeal Broker in this offering as any basis for a belief that it has done extensive due diligence. OpenDeal Broker does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular. All inquiries regarding this offering should be made directly to the company.

38

Provisions of Note in Our Subscription Agreement

Jury Trial Waiver

The subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreement, including any claim under federal securities laws. By signing the subscription agreement an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Forum Selection Provisions.

The subscription agreement provides that the Court of Chancery in the State of Delaware is the exclusive forum for all actions or proceedings relating to the subscription agreement.

Volume Perks

Bonus Shares

Certain investors in this offering are eligible to receive additional Class B Common Shares (effectively a discount) for their shares purchased (“Bonus Shares”), depending upon the investment level of such investors. Fractional shares will not be distributed, and Bonus Shares will be determined by rounding down to the nearest whole share. At a price of $1.25 per share, investors in the highest bracket of these Bonus Shares will pay an effective price of approximately $1.00.

Product Perks

At stepped investment levels, the company plans to offer investment packages that provide various incentives, including our products and accessories.

The company plans to offer the following benefits at various levels of investment:

Minimum Dollar Investment	Rewards
$2,500	1 SmartShade Approximate market value: $170
$5,000	5% Bonus Shares 1 SmartShade & Battery Pack | Approximate market value: $250
$10,000	10% Bonus Shares 1 SmartShades & Battery Pack, 1 SmartBridge, | Approximate market value: $320
$25,000	15% Bonus Shares 2 SmartShades & Battery Pack, 1 SmartBridge, | Approximate market value: $570
$50,000	20% Bonus Shares 4 SmartShades & Battery Pack, 1 SmartBridge, | Approximate market value: $1,070
$100,000	25.00% Bonus Shares 8 SmartShades & Battery Pack, 1 SmartBridge, | Approximate market value: $2,570

TAX CONSEQUENCES FOR RECIPIENT (INCLUDING FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES) WITH RESPECT TO THE INVESTMENT BENEFIT PACKAGES ARE THE SOLE RESPONSIBILITY OF THE INVESTOR. INVESTORS MUST CONSULT WITH THEIR OWN PERSONAL ACCOUNTANT(S) AND/OR TAX ADVISOR(S) REGARDING THESE MATTERS.

39

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the Commission. We will make annual filings on Form 1-K, which will be due by April 30 each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

At least every 12 months, we will file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to include the company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the Commission.

All these filings will be available on the Commission’s EDGAR filing system. You should read all the available information before investing.

40

Ryse Inc. (formerly Axis Labs Inc.)

Condensed Consolidated Interim Financial Statements

Unaudited

For the six-months ended June 30, 2024 and 2023

Ryse Inc. (formerly Axis Labs Inc.)

Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

F-1

Ryse Inc.

Condensed Consolidated Interim Statements of Financial Position

Unaudited

All figures in Canadian dollars

	June 30, 2024	December 31, 2023

Assets

Current
Cash	$510,022	$252,702
Accounts receivable (Note 5)	512,761	536,273
Inventory (Note 7)	1,282,905	631,872
Prepaid expenses	22,736	22,736
Investment tax credit receivable (Note 8)	277,000	277,000
	2,605,424	1,720,583

Property and equipment (Note 9)	204,065	71,028
Intangible assets (Note 10)	277,412	284,525

	$3,086,901	$2,076,135

Liabilities and Shareholders’ Deficit

Current
Accounts payable and accrued liabilities (Note 11)	$1,125,412	$1,553,802
Advances (Note 12)	175,080	19,270
Deferred grant revenue (Notes 6, 17)	380,343	428,183
Term loans (Note 13)	255,359	305,891
Short-term fair-value of convertible notes (Note 14)	427,000	400,000
Warrant liability (Note 15)	1,675,883	1,675,883
Notes Payable (Note 14)	5,170,777	2,292,381
Government loan (Note 17)	254,344	257,352
	9,464,198	6,932,762

Non-current
Due to shareholders (Note 16)	3,675,390	4,079,347
Government loans (Note 17)	356,064	448,682
Term loans (Note 13)	2,678,262	3,261,474
	16,173,914	14,722,265

Shareholders’ deficit
Share capital (Note 18)	18,585,271	14,575,253
Contributed surplus	2,322,379	1,960,898
Warrants (Note 15)	294,761	294,761
Translation adjustment	(220,203)	(83,754)
Deficit	(34,069,221)	(29,393,288)
	(13,087,013)	(12,646,130)

	$3,086,901	$2,076,135

(See accompanying notes to condensed consolidated interim financial statements)

F-2

Ryse Inc.

Condensed Consolidated Interim Statements of Comprehensive Loss

Unaudited

All figures in Canadian dollars

For the six-months ended	June 30, 2024	June 30, 2023

Sales	$883,505	$342,275
Product costs (Note 23)	462,470	180,201

Gross margin	421,035	162,074

Expenses
Operating expenses (Note 23)	3,434,131	2,384,162

Loss from operations	(3,013,096)	(2,222,088)

Other income (expense)
Finance expense - net (Note 24)	(1,777,758)	(640,562)
Government grant revenue (Note 6)	91,589	475,224
Government loan forgiveness	43,949	–
Foreign exchange gain (loss)	(20,617)	(3,052)
	(1,662,837)	(168,390)

Loss for the year	(4,675,933)	(2,390,478)

Translation adjustment	(136,449)	–

Net loss and comprehensive loss for the period	$(4,812,382)	$(2,390,478)

(See accompanying notes to condensed consolidated interim financial statements)

F-3

Ryse Inc.

Condensed Consolidated Interim Statements of Change in Shareholders’ Deficit

Unaudited

All figures in Canadian dollars

	Class A common shares		Class B common shares			Contributed	Translation		Total shareholders
	Number	Amount	Number	Amount	Warrants	surplus	Adjustment	Deficit	Deficiency
December 31, 2022	35,572,451	$4,965,656	3,928,461	$4,179,940	$1,112,329	$1,409,470	$–	$(24,172,358)	$(12,504,963)
Net loss and comprehensive loss	–	–	–	–	–	–	–	(2,390,478)	(2,390,478)
Shares issued (Note 18)	–	–	1,102,752	589,718	–	–	–	–	589,718
Warrants issued in exchange for services	–	–	–	–	460	–	–	–	460
Stock based compensation (Note 17)	–	–	–	–	–	312,639	–	–	312,639
June 30, 2023	35,572,451	$4,965,656	5,031,213	$4,769,658	$1,112,789	$1,722,109	$–	$(26,562,836)	$(13,992,624)

December 31, 2023	35,572,451	$4,965,656	8,942,016	$9,609,598	$294,761	$1,960,898	$(83,754)	$(29,393,288)	$(12,646,129)
Net loss and comprehensive loss	–	–	–	–	–	–	–	(4,675,933)	(4,675,933)
Translation adjustment	–	–	–	–	–	–	(136,449)	–	(136,449)
Stock based compensation (Note 17)	–	–	–	–	–	361,481	–	–	361,481
Shares issued (Note 18)	–	–	2,096,622	4,010,017	–	–	–	–	4,010,017
Bonus Shares	–	–	150,361	–	–	–	–	–	–
June 30, 2024	35,572,451	$4,965,656	11,188,999	$13,619,615	$294,761	$2,322,379	$(220,203)	$(34,069,221)	$(13,087,013)

(See accompanying notes to condensed consolidated interim financial statements)

F-4

Ryse Inc.

Condensed Consolidated Interim Statements of Cash Flows

Unaudited

All figures in Canadian dollars

For the six-months ended	June 30, 2024	June 30, 2023

Cash flows from operating activities
Net loss for the year	$(4,675,933)	$(2,390,478)
Adjustments for non-cash items
Stock-based compensation	361,481	312,639
Translation adjustment	(136,449)	–
Recognition of deferred grant revenue	(91,589)	(475,224)
Accretion of interest on government loans	61,007	71,872
Depreciation of property and equipment (Note 9)	15,468	9,498
Amortization of intangible assets (Note 10)	7,113	7,488
Non-cash interest	–	55,600
Issuance of warrants through transaction fees	–	460

Changes in non-cash working capital balances
Accounts receivable	23,512	21,721
Inventory	(651,034)	(70,311)
Prepaid expenses	–	17,300
Investment tax credit receivable	–	(181,337)
Bank indebtedness	–	(1,285)
Accounts payable and accrued liabilities	(428,390)	199,035
	(5,514,814)	(2,423,025)

Cash flows from investing activities
Purchase of property and equipment	(148,505)	(12,449)

Cash flows from financing activities
Advances received	120,029	(744,149)
Proceeds from term loans	34,095	700,014
Repayment of term loans	(632,057)	(825,747)
Forgiveness of government loans	(43,949)	–
Proceeds from convertible notes	27,000	400,000
Proceeds from government grant	43,750	–
Change in due to shareholders	(403,958)	939,104
Payment from government loans (Note 17)	(112,683)	(108,416)
Proceeds from notes payable	2,878,396	1,403,400
Issuance of Class B shares	4,010,017	589,718
	5,920,639	2,353,925

Change in cash during the period	257,320	(81,549)
Cash, beginning of year	252,702	146,764

Cash, end of period	$510,022	$65,216

(See accompanying notes to condensed consolidated interim financial statements)

F-5

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Unaudited

All figures in Canadian dollars

1.	Nature of Business

Ryse Inc. (formerly Axis Labs Inc.) (the “Company”) was incorporated on May 6, 2009 under the laws of the Canada Business Corporations Act (Ontario). The Company and its subsidiaries develop a product called AXIS Gear, a smart device to help automate shades in homes. Consumers can control their shades with a tab on the AXIS Gear item itself or with their smartphone. The registered office of the Company is 451 Dundas Street West #167, Toronto, Ontario. The Company owns 100% of its two subsidiary companies, AXIS Labs USA Inc. and AXIS Intelligent Products (China WFOE).

AXIS Labs USA Inc. was incorporated on July 6, 2017 under the laws of the Delaware General Corporation Law Act. The registered office of the subsidiary is in the state of Delaware at 2035 Sunset Lake Road, Suite B-2, Newark, New Castle.

AXIS Intelligent Products (China WFOE) is inactive and was incorporated on January 15, 2016 under the laws of China.

2.	Basis of Presentation and going concern uncertainties

Going concern uncertainties

The Company reported a consolidated net loss of $4,675,933 for the six-month period ended June 30, 2024 (June 30, 2023 - $2,390,478). As at June 30, 2024, the Company had a working capital deficiency of $6,858,774 (December 31, 2023 - $5,212,178) and a deficit of $34,069,221 (December 31, 2023 - $29,393,288).

The Company has experienced recurring losses and is dependent on its ability to raise additional funds to continue operations. These circumstances create material uncertainties that cast significant doubt as to the ability of the Company to continue as a going concern. The Company is actively pursuing additional financing to further develop certain of the Company’s scientific initiatives, but there is no assurance these initiatives will be successful, timely, or sufficient. Consequently, the Company’s ability to continue as a going concern is dependent on its ability to secure additional financing.

These condensed consolidated interim financial statements have been prepared on a going concern basis, which assumes that the future operations will allow for the realization of assets and the discharge of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments to the carrying value and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern, and such adjustments could be material.

Statement of Compliance

These condensed consolidated interim financial statements have been prepared in accordance with International Accounting Standard (“IAS”) 34, Interim Financial Reporting, as issued by the International Accounting Standards Board under the historical cost convention, other than certain financial instruments measured at fair value. These condensed consolidated interim financial statements do not include all of the disclosures required by International Financial Reporting Standards (“IFRS”) for annual financial statements and should be read in conjunction with the Company’s annual consolidated financial statements for the year ended December 31, 2023.

The consolidated interim financial statements were authorized for issue by representatives of the Company on September 26, 2024.

The consolidated interim financial statements are presented in Canadian dollars, which is the Company’s functional currency.

F-6

3.	Critical accounting estimates and judgments

The preparation of the consolidated interim financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated interim financial statements and reported amount of revenues and expenses during the reporting period. Management is required to apply judgment in useful lives of assets, valuation of equity transactions and valuation of derivative financial instruments. By their nature, these estimates are subject to measurement uncertainty and are reviewed periodically and adjustments, if necessary, are made in the period in which they are identified. Actual results could differ from those estimates.

Useful lives of assets - Significant estimates are involved in the determination of the useful lives of property and equipment and intangible assets to determine their expected depreciation rates. (Notes 9 and 10)

Determination of valuation of equity transactions - Significant estimates are involved in the determination of fair value of equity transactions such as equity settled transactions and warrant valuation. (Notes 14 and 15)

Valuation of derivative financial instruments – The estimated fair values of financial liabilities are subject to measurement uncertainty due to their exposure to liquidity and market risks. The fair value of these derivatives is determined using valuation models which require assumptions concerning the amount and timing of future cash flows, and discount rates. Changes in fair value are recognized in profit and loss. Management’s assumptions rely on external observable market data including volatility, and interest rate yield curves. The resulting fair value estimates may not be indicative of the amounts realized or settled in current market transactions and, as such, are subject to measurement uncertainty. Derivative financial instruments are comprised of convertible notes and warrant liabilities (Notes 14 and 15).

4.	Summary of significant accounting policies

Basis of Measurement

These condensed consolidated interim financial statements were prepared under the historical cost convention as modified by the measurement of certain financial instruments at fair value.

The preparation of the consolidated financial statements in accordance with IFRS requires management to make certain critical accounting estimates. It also requires management to exercise judgment in applying the Company’s accounting policies.

Basis of Consolidation

These financial statements are prepared on a consolidated basis. All significant intercompany transactions and balances have been eliminated on consolidation.

F-7

Financial Instruments

(i) Recognition and Classification

Financial Assets

All financial assets are initially recognized at fair value, adjusted by, in the case of instruments not at fair value through profit or loss, directly attributable transaction costs. After initial recognition, financial assets are subsequently classified and measured at either fair value through profit or loss (“FVTPL”), fair value through other comprehensive income (“FVTOCI”) or amortized cost based on the Company’s assessment of the business model within which the financial asset is managed and the financial asset’s contractual cash flow characteristics.

The Company had no financial assets measured at FVTPL or measured at FVTOCI as at December 31, 2023 and June 30, 2024.

Financial assets measured at amortized cost are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are carried at amortized cost using the effective interest method less impairment. Cash and trade receivables are classified as measured at amortized cost. Cash consists of deposits in bank.

Financial Liabilities

The Company classifies its financial liabilities into one of the following two categories; measured at amortized cost and measured at fair value through profit and loss (“FVTPL”).

Financial liabilities measured at FVTPL are comprised of convertible notes and warrant liability.

Financial liabilities measured at amortized cost are initially recognized at fair value net of any transaction costs directly attributable to the issue of the instrument. Such interest bearing liabilities are subsequently measured at amortized cost using the effective interest rate method, which ensures that any interest expense over the period to repayment is at a constant rate on the balance of the liability carried in the balance sheet.

Accounts payable and accrued liabilities, advances, term loans, due to shareholders, and government loans are initially recognized at fair value and subsequently measured at amortized cost using the effective interest method.

(ii) Derecognition

Financial assets are derecognized only when the contractual rights to the cash flows from the asset expire, or it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. The Company derecognizes financial liabilities when the Company’s obligations are discharged, cancelled, or expired.

(iii) Offsetting

Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, the Company has a legal right to offset the recognized amounts and it intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

F-8

(iv) Fair Value and Market Value Measurement

Fair value is the amount for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm’s length transaction on the measurement date.

When available, the Company measures the fair value of an instrument using quoted market prices in an active market for that instrument. A market is regarded as active if quoted prices are readily and regularly available and represent actual and regularly occurring market transactions on an arm’s length basis.

The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1), and the lowest priority to unobservable inputs (level 3).

(v) Impairment of Financial Assets

At each reporting date, the Company assesses whether there is objective evidence that financial assets not carried at FVTPL are impaired. A financial asset or a group of financial assets are impaired based upon the expected credit loss (“ECL”) model as prescribed by IFRS 9, taking into consideration both historic and forward looking information.

Inventories

Inventory consists of only finished goods and are stated at the lower of cost and net realizable value. Net realizable value is the estimated selling price less the estimated cost of completion and the estimated costs necessary to make the sale.

Property and Equipment

Property and equipment is initially recorded at cost and subsequently measured at cost less accumulated depreciation. Depreciation is recognized in profit or loss and is provided over the estimated useful life of the assets as follows:

Tooling	- 20% diminishing balance basis
Office equipment	- 20% diminishing balance basis
Computer equipment	- 55% diminishing balance basis

Depreciation methods, useful lives and residual values are reviewed annually and adjusted if necessary.

Intangible Assets

Intangible assets include expenditures on patents.

Intangible assets are recorded at cost less accumulated amortization. Directly attributable costs, that are capitalized as part of intangible assets include professional fees and costs paid to purchase the rights to patents. Amortization is recognized in profit or loss and is provided over the estimated useful life of the asset as follows:

Patents - 10 years straight line

Amortization method and useful lives are reviewed at least annually and adjusted if appropriate.

F-9

Income Taxes

Income tax expense represents the sum of current income taxes and deferred income taxes. Current and deferred taxes are recognized in profit and loss, except to the extent that it relates to items recognized in other comprehensive loss or directly in equity. Under these circumstances, the taxes are recognized in other comprehensive loss or directly in equity.

Current income taxes

Current income tax assets and liabilities for the current and prior years are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute current income tax assets and liabilities are measured at tax rates which have been enacted or substantively enacted at the reporting date. Current tax assets and current tax liabilities are only offset if a legally enforceable right exists to set off the amounts, and the Company intends to settle on a net basis, or to realize the asset and settle the liability simultaneously.

Deferred income taxes

Deferred income taxes are provided using the asset and liability method applied to temporary differences at the date of the statement of financial position between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred income tax liabilities are recognized for all taxable temporary differences, except:

- Where the deferred income tax liability arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

- In respect of taxable temporary differences associated with investments in subsidiaries, associates and interests in joint ventures, where the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred income tax assets are recognized for all deductible temporary differences, and carry forward of unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and the carry forward of unused tax losses can be utilized except:

- Where the deferred income tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

- In respect of deductible temporary differences associated with investments in subsidiaries, associates and interests in joint ventures, deferred income tax assets are recognized only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred income tax assets is reviewed at each date of the statement of financial position and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized. Unrecognized deferred income tax assets are reassessed at each date of the statement of financial position and are recognized to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

F-10

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted at the date of the statement of financial position.

Deferred income tax assets and deferred income tax liabilities are offset if, a legally enforceable right exists to set off current tax assets against current tax liabilities and the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend to either settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax assets or liabilities are expected to be settled or recovered.

Foreign Currency

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses which result from the settlement of such transactions and from the translation of year end exchange rates of monetary assets and liabilities denominated in foreign currency are recognized in the consolidated statement of comprehensive loss.

Revenue Recognition

Under IFRS 15, revenue is measured using a five-step recognition model which includes:

1) identifying the contract(s) with the customer; 2) identifying the separate performance obligations in the contract; 3) determining the transaction price;4) allocating the transaction price to separate performance obligations; and 5) recognizing revenue when (or as) each performance obligation is satisfied.

Step 1: Identifying the contract

Before recognizing revenue, the Company reviews customer transactions to ensure each party’s rights and payment terms are identified, there is commercial substance, and that it is probable that the Company will collect the consideration in exchange for the goods or services as stated in the contract.

Step 2: Identifying performance obligations

The Company’s revenues are derived from the sale of product. The transaction between the Company and end-user includes quantities purchased, prices, and discounts if applicable. Revenue is recognized in line with the identified contractual terms and when collection of payment is reasonably assured in line with the agreed upon payment terms.

Step 3: Determining the transaction price

Transaction prices are typically the prices stated on the purchase orders or contracts, net of discounts. The Company reviews customer contracts for any variable consideration, existence of significant financing components and payables to customers, and adjusts transaction prices accordingly.

Step 4: Allocating the transaction price to performance obligations

The Company’s customer online transactions contain a single performance obligation, and the allocation of the transaction price is based on the fixed price.

F-11

Step 5: Recognizing revenue upon satisfaction of performance obligations

The timing of revenue recognition is based on when a customer obtains control of the asset. Control of an asset refers to the ability to direct the use of, and obtain substantially all of the remaining benefits from, the asset. Control includes the ability to prevent other entities from directing the use of, and obtaining the benefits from, an asset. The Company reviews customer transactions and the nature of the performance obligations to determine if a performance obligation is satisfied at a point in time, and recognizes revenue accordingly.

Revenue is generated from the sale of AXIS Gear units and RYSE SmartShade; consumers have an option to download the app free of charge on Android or Apple phones. There is a one-year warranty on the item, but no extended warranty or installation services provided by the Company. Hence, revenue is solely generated from the sale of product. Revenue from sales of the product is recognized at a point in time, when shipment occurs and risks and rewards of ownership have been transferred to the consumer. At this point in time, the Company retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold, revenue can be reliably measured and its probable that the economic benefits will flow to the Company.

When the Company receives payment for product but shipment has not occurred, recognition of the revenue is deferred and recorded as a liability on the consolidated balance sheet until the risks and rewards of ownership have been transferred to the consumer.

Government Grants

The Company receives governmental subsidies, grants, and credits (collectively, Grants), from time to time related to operating expenditures or the COVID-19 pandemic. The Company recognizes such Grants when there is reasonable assurance that it qualifies for, and has complied with the conditions of the Grant, and that the Grant will be received. If the Company receives a Grant but cannot reasonably assure that it has complied with the conditions of the Grant, recognition of the Grant is deferred and recorded as a liability on the consolidated statement of financial position until the conditions are fulfilled. For Grants that relate to operating expenditures, the Company recognizes the Grant as a reduction to the expenditure that the Grant was intended to offset, in the period the cost is incurred or when the conditions are fulfilled if they were not met when the costs were incurred.

Leases

Under IFSR 16, all leases are accounted for by recognizing a right-of-use asset in property and equipment and a lease liability except for leases of low value assets and leases with a duration of 12 months or less.

Lease liabilities are measured at the present value of the contractual payments due to the lessor over the lease term, with the discount rate determined by reference to the rate inherent in the lease unless this is not readily determinable, in which case the Company’s incremental borrowing rate on commencement of the lease is used. The Company determines its incremental borrowing rate as the rate of interest it would have to pay to borrow over a similar term, and with similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment. Variable lease payments are only included in the measurement of the lease liability if they depend on an index or rate. In such cases, the initial measurement of the lease liability assumes the variable element will remain unchanged throughout the lease term. Other variable lease payments are expensed in the period to which they relate.

F-12

On initial recognition, the carrying value of the lease liability also includes:

•	amounts expected to be payable under any residual value guarantee;
•	the exercise price of any purchase option granted in favour of the Company if it is reasonably certain to exercise that option;
•	any penalties payable for terminating the leases, if the term of the lease has been estimated on the basis of the termination option being exercised.

Right-of-use assets are initially measured at the amount of the lease liability, reduced for any lease incentives received, and increased for:

•	lease payments made at or before commencement of the lease;
•	initial direct costs incurred; and
•	the amount of any provision recognized where the Company is contractually required to dismantle, remove or restore the leased asset.

Subsequent to initial measurement, lease liabilities increase as a result of interest at a constant rate on the balance outstanding and are reduced for lease payments made. Right-of-use assets are amortized on a straight-line basis over the remaining term of the lease or over the remaining economic life of the asset, whichever is shorter.

When the Company revises its estimate of the term of any lease, it adjusts the carrying amount of the lease liability to reflect the payments to make over the revised term, which are discounted at the same discount rate that applied on lease commencement. The carrying value of lease liabilities is similarly revised when the variable element of future lease payments dependent on a rate or index is revised. In both cases, an equivalent adjustment is made to the carrying value of the right-of-use assets, with the revised carrying amount being amortized over the remaining lease term.

For contracts that both convey a right to the Company to use an identified asset and require services to be provided to the Company by the lessor, the Company has elected to account for the entire contract as a lease. That is, it does not allocate any amount of the contractual payment to, and account separately for, any services provided by the supplier as part of the contract.

Stock-based compensation

The Company may grant stock options to buy Class A common shares of the Company to directors, officers, employees or consultants. The Company records stock-based compensation related to stock options granted using the fair-value based method which is estimated using the Black-Scholes option pricing model.

Estimating fair value for share-based compensation requires management to estimate the most appropriate imputes to the Black-Scholes option pricing model including the expected life of the option, volatility, and dividend yield. Actual results could differ from these estimates.

The fair value of stock options is measured at the grant date, and is recognized, together with a corresponding increase in contributed surplus in shareholders’ deficiency, over the period during which the performance or service conditions are fulfilled. The cumulative expense recognized for stock options at each reporting date until the vesting date reflects the extent to which this vesting period has expired and is the Company’s best estimate of the number of shares that will ultimately vest. The expense or credit recognized for a year represents the difference in recognized cumulative expense between the beginning and the end of the year and is recognized in the consolidated statements of loss and comprehensive loss.

When stock options are exercised or exchanged, the amounts previously credited to contributed surplus are reversed and credited to share capital. The amount of cash, if any, received from participants is also credited to share capital.

F-13

Research and development and government assistance

Research costs are expensed in the period incurred. Development costs are expensed in the period incurred unless the Company believes a development project meets generally accepted criteria for deferral and amortization in accordance with International Accounting Standard 38 – Intangible Assets. No development costs have been deferred as at June 30, 2024 and December 31, 2023.

Reimbursement of eligible costs pursuant to government assistance programs are recorded as government grant income when the related costs are incurred. Claims not settled by the reporting date are recorded as grants receivable on the statement of financial position when there is reasonable assurance of recovery. Funding amounts received in advance of expenses incurred are deferred and are recorded as deferred revenue on the statement of financial position.

Provisions, contingent assets and contingent liabilities

Provisions are recognized when all of the following conditions are met:

1) an entity has a present obligation as a result of a past event,

2) it is probable that an outflow of resources embodying economic benefit will be required to settle the obligation, and

3) a reliable estimate can be made of the amount of the obligation.

Where the expenditure required to settle a provision is expected to be reimbursed by another party, the reimbursement is recognized as a separate asset when, it is virtually certain that reimbursement will be received if the Company settles the obligation. The expense relating to a provision is presented net of the amount recognized for a reimbursement.

Contingent liabilities, a possible obligation depending on whether some uncertain future event occurs, or a present obligation but payment is not probable or the amount cannot be measured reliably, are not recognized in balance sheets but are disclosed in notes to the financial statements.

Contingent assets are disclosed where an inflow of economic benefits is probable.

Standards and Interpretations not yet applied

There are no new accounting standards and interpretations that have been published that are not mandatory for annual reporting period commencing January 1, 2024 and have not been early adopted by the Company.

5.	Accounts receivables

	June 30, 2024	December 31, 2023
Accounts receivable	$536,694	$560,265
Less: Provision for expected credit losses	(23,933)	(23,992)
	$512,761	$536,273

The provision for expected credit losses was determined based on historical loss rates and payment behavior from customers by major aging category, updated for estimates of forward-looking factors that may differ from past experience such as credit quality and industry factors. These updated loss rates were applied to aging categories to determine the expected credit losses on accounts receivable using the simplified approach.

During the six-months ended June 30, 2024, the Company has no write off from its receivable.

F-14

6.	Government grants

In the six-months ended June 30, 2024, the Company recognized $Nil (2023 – $419,800) in grant revenue from Sustainable Development Technology Canada ("SDTC”). The funding is provided to the Company to cover 87.87% of expenses on a specified project including: labour, travel, equipment, sub-contractors and consultants, and other miscellaneous costs.

Deferred grant revenue

	June 30, 2024	June 30, 2023
SDTC funding received	$3,681,634	$3,684,634
SDTC grant revenue recognized prior years	(3,681,634)	(3,054,934
SDTC grant revenue recognized in current period	–	(419,800
Deferred grant revenue from government loans (Note 17)	380,343	468,859
	$380,343	$678,759

Government grant revenue

	Six-months ended June 30, 2024	Six-months ended June 30, 2023
SDTC	$–	$419,800
Canada Emergency Business Account (Note 17)	–	7,585
HASCAP	6,795	6,795
Canada Export Grant	25,000	–
Eco Canada	18,750	–
Federal Economic Development Agency (Note 17)	41,044	41,045
	$91,589	$475,224

7.	Inventory

	June 30, 2024	December 31, 2023
Finished goods	$1,282,905	$631,872

During the six-months ended June 30, 2024, the Company has no write-off from its inventories.

F-15

8.	Investment tax credit receivable

The Company claims Scientific Research and Development (SR&ED) and related investment tax credits for income tax purposes based on management’s interpretation of the applicable legislation in the Income Tax Act of Canada. These claims are subject to audit by the Canada Revenue Agency (“CRA”). Included in investment tax credit receivable are amounts for SR&ED credits which are currently under review or are expected to come under review by the taxation authorities:

	June 30, 2024	December 31, 2023
Balance, opening	$277,000	$–
Additions	–	458,337
Recovered	–	(181,337)
Balance, ending	$277,000	$277,000

On Aug 12, 2024, the Company has recovered its investment tax credit receivable amount to $263,037.

9.	Property and equipment

	Tooling	Office equipment	Computer equipment	Total
Cost:
December 31, 2023	$164,341	$41,452	$71,399	$277,192
Additions	131,314	6,584	10,607	148,505
June 30, 2024	$295,655	$48,036	$82,006	$425,697
Accumulated depreciation:
December 31, 2023	$121,135	$25,295	$59,734	$206,164
Depreciation	9,111	2,027	4,330	15,468
June 30, 2024	$130,246	$27,322	$64,064	$221,632
Net carrying amounts:
December 31, 2023	$43,206	$16,157	$11,665	$71,028
June 30, 2024	$165,409	$20,714	$17,942	$204,065

F-16

10.	Intangible assets

Trademarks and patents
Cost:
December 31, 2023	$398,588
Additions	–
June 30, 2024	$398,588
Accumulated amortization:
December 31, 2023	$114,063
Amortization	7,113
June 30, 2024	$121,176
Net carrying amounts:
December 31, 2023	$284,525
June 30, 2024	$277,412

The Company has capitalized the costs related to the design, development, filing and registration of the patents. These patents have a useful life of 10 years and have been amortized on a straight-line basis.

11.	Accounts payable and accrued liabilities

	June 30, 2024	December 31, 2023
Credit cards payable	$232,435	$301,836
Trade accounts payable	607,323	469,022
Government remittances payable	285,654	782,944
	$1,125,412	$1,553,802

12.	Advances

	June 30, 2024	December 31, 2023
Advance [a]	$132,873	$17,372
Advance [b]	834	1,898
Advance [c]	41,373	35,781
	$175,080	$55,051

[a] Advance

On October 5, 2020, the Company entered into an agreement and received $ 75,382 ($57,000 USD) from an entity affiliated with a channel partner. Repayment of the amount advanced plus $9,800 ($7,410 USD) was made by transferring 17% of payments from the channel partner to the affiliated entity. The amount was fully repaid in 2021. The Company entered into various agreements with the entity and received $208,874 ($165,600 USD) in 2021 with similar repayment terms. During the year, the Company received $150,557 (2023 - $Nil) and repaid $35,661 (2023 -$27,360).

F-17

[b] Advance

On January 7, 2021, the Company entered into an agreement and received $49,463 ($39,000 USD) from an entity affiliated with a channel partner. Repayment of the amount advanced plus $7,984 ($6,295 USD) was made by transferring 30% of payments from the channel partner to the affiliated entity. On November 30, 2021, the Company entered into an agreement and received $38,232 ($30,000 USD) from the entity with similar repayment terms. During the year, the Company received $7,528 (2023 - $22,484) and repaid $8,659 (2023 - $25,218).

[c] Advance

On April 29, 2024 the original balance was fully paid off. On May 7, 2024, the Company entered into a new agreement and received $55,000 from a financing company. Repayment of the amount advanced is to be repaid made through weekly payments of $2,369. The advance carries an effective interest rate of 40% per annum. During the year, the Company received $55,000 and repaid $49,408.

All interest and fees associated with the above advances have been recorded through other interest and charges.

13.	Term debt

	June 30, 2024	December 31, 2023

Term loans	$1,687,859	$2,010,284
Term loans issued with warrants	1,245,762	1,557,081
	2,933,621	3,567,365
Less: Current portion	255,359	305,891

	$2,678,262	$3,261,474

Term loans

During 2020, the Company borrowed $49,903 repayable on maturity dates ranging from March 12, 2020 to June 22, 2021 with accrued interest calculated weekly at a rate ranging from 22%-26% per annum.

During 2021, the Company borrowed $215,000 from a lender repayable on maturity dates ranging from April 2, 2021 to July 5, 2022 with accrued interest calculated weekly at a rate 22.3% per annum.

During 2021, the Company borrowed USD $192,815 under a promissory note. The repayment amount is two times the amount of the loan and repayments begin quarterly beginning December 22, 2022. The amount of each quarterly repayment will be 10% of the revenue earned by the Company in the quarter immediately preceding the repayment, and quarterly repayments will continue until the loan is repaid in full. During 2022, the Company borrowed additional $145,669 under a promissory note with the same terms and condition as the original note.

During December 31, 2023, the Company received a total of $678,813 proceeds and repaid $1,765,451.

During the six-month period ended June 30, 2024, the Company received a total of $34,095 and repaid $632,057. The incurred interest expense is $536,477.

F-18

Term loans issued with warrants

On May 2, 2018, the Company borrowed $1,119,750 and $400,000 USD repayable on April 30, 2021 from various lenders. Interest is calculated and payable monthly at a rate of 1.41667% per month. As part of the issuance of the term loans, the lenders received warrants (Note 15).

Under IAS 32 Financial Instruments: Presentation the proceeds of the term loans were allocated between the term loan principle, and the warrants, based on the relative fair values of the two instruments. This resulted in $1,349,131 being allocated to term loans and $282,965 being allocated to warrants. The warrants are classified as a liability in accordance with IAS 32 since the amount of shares to be received upon exercise is not a fixed amount. These warrants are subsequently remeasured at their fair value each reporting period.

The loans are secured by a general security agreement over the assets of the Company and personal security from a shareholder for 30% of the principal amount.

During 2022, term loan issued with warrants has extended the maturity date to June 30, 2024.

As at June 30, 2024, the remaining balance of the term loans issued with warrant is $1,245,762. Interest expense amounts to $269,876.

14.	Notes payable

Notes payable

During the 6-months period ended on June 30, 2024, the Company received $2,878,396 proceeds from promissory notes without conversion features issued by RYSE USA, Inc. which shall be due and payable in twelve (12) months after the effective date of the note. The interest rate is equal to eighteen percent (18%) per annum which shall be payable on a monthly basis.

Convertible notes payable

The Company has previously issued convertible debentures with stated interest rates of 7%. The convertible notes include a conversion feature that allows for conversion under one of the following two conditions:

(a)	the convertible debentures convert automatically upon a qualified equity financing greater than $2,000,000 at a discount of 20% from the transaction price:

(b)	at maturity, the holder of the convertible debenture has the option to convert at a rate based on a specific US$ valuation of the Company or be repaid.

Since the conversion feature can vary with the market value of the Company’s common shares and currency exchange rates, this violates the fixed-for-fixed criterion for equity classification and the conversion feature is considered an embedded derivative. The Company has elected to account for the convertible debt using the fair value option under IAS 39. Under this option, the Company will fair value the host loan as well as the embedded derivative each period with changes in fair value recognized through profit and loss. At the inception of the Debentures, the fair value of the instruments was determined to be their face amount.

During the year ended December 31, 2020, convertible debentures with maturity dates in the year were extended by the holders to various dates ranging from June 30, 2021 to February 22, 2022.

F-19

On February 22, 2022, the Company issued 119,050 Class A and 186,432 Class B shares on convertible notes with fair value amounting to $1,123,777 and $1,760,915, respectively. All convertible notes issued prior to December 31, 2022 were converted.

On June 19, 2023, the Company issued convertible debentures amounting to $400,000 with stated interest rates of 18% per annum. However, these debentures are short-term in nature and are due and payable 12 months from the date of issuance of the Note. The convertible notes include a conversion feature that allows for conversion under one of the following two conditions:

(a)	the convertible debentures convert automatically upon a qualified equity financing greater than $2,500,000 at a discount of 20% from the transaction price:

(b)	at maturity, the holder of the convertible debenture has the option to convert at a price equal to the price per common share of $1 USD or be repaid.

On February 16, 2024, the Company issued additional convertible debenture amounting to $27,000 with stated interest rates of 15% per annum. The convertible note is short-term in nature and due and payable 12 months from the date of issuance of the Note, includes a conversion feature that allows for conversion under one of the following two conditions:

(a)	the convertible debentures convert automatically upon a qualified equity financing greater than $2,500,000 at a discount of 20% from the transaction price:

(b)	at maturity, the holder of the convertible debenture has the option to convert at a price equal to the price per common share of $1.25 USD or be repaid.

Due to the short-term nature of these newly issued convertible debentures, the fair value was deemed to approximate its face value.

15.	Warrants

Warrant liabilities

[a] May 2, 2018

On May 2, 2018, the Company issued warrants as part of the term debt described in Note 13 – term loans issued with warrants, which are classified as a liability. The warrants have an exercise price of the lesser of $3.69 before share split ($0.369 after share split) and the most recent cash issue price paid in a qualifying financing to obtain one Class A common share. The warrants vest immediately and are exercisable for 5 years from issuance.

On December 26, 2022, the Company extended expiry date of some warrants to April 30, 2026. Currently issued warrants were canceled and new warrants were issued to reflect the extended maturity date and adjusted number of Class A Common Shares of the Company that may be purchased by the holder of the warrants as a result of a 1:10 split of the Class A Common Shares.

During 2023, 50,000 of the total warrants expired and was not included in the extension until April 30, 2026.

F-20

The following assumptions were used to calculate the fair values at:

	June 30, 2024	December 31, 2023
Expected dividends	–%	–%
Time to expiry in years	2.83	3.33
Expected volatility	43%	52%
Risk-free rate	3.43%	3.77%
Share price before share split	$9.19	$9.19
Exercise price before share split	$3.69	$3.69
Exercise price after share split	$0.369	$0.369

Warrants in equity

[b] April 1, 2019

On April 1, 2019, the Company issued warrants for services to a non-employee. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 – Share-based payment (IFRS 2) as the value of the services could not be estimated reliably. The warrants have an exercise price of $4.91 to obtain one Class A common share. The warrants vest immediately are, are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[c] December 7, 2019

On December 7, 2019, the Company issued warrants to settle interest due on a term loan. The transaction was valued at the fair value of the instruments in accordance with IFRS 9. The warrants have an exercise price of $5.33 to obtain one Class A common share. The warrants vest immediately are, are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[d] December 7, 2019

On December 7, 2019, the Company issued warrants to settle interest due on a term loan. The transaction was valued at the fair value of the instruments in accordance with IFRS 9. The warrants have an exercise price of $3.18 to obtain one Class A common share. The warrants vest immediately are, are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[e] December 7, 2019

On December 7, 2019, the Company issued warrants for services to a non-employee. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $5.65 to obtain one Class A common share. The warrants vest immediately are, are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[f] December 7, 2019

On December 7, 2019, the Company issued warrants to settle interest due on a term loan. The warrants have an exercise price of $3.64 to obtain one Class A common share. The warrants vest immediately are, are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[g] April 30, 2021

On April 30, 2021, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $9.48 to obtain one Class B common share. The warrants vest immediately are, are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

F-21

[h] August 17, 2021

On August 17, 2021, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $9.48 to obtain one Class B common share. The warrants vest immediately are, are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[i] October 29, 2021

On October 29, 2021, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $9.48 to obtain one Class B common share. The warrants vest immediately are, are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[j] December 21, 2021

On December 21, 2021, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $9.48 to obtain one Class B common share. The warrants vest immediately are, are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[k] February 28, 2022

On February 28, 2022, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $9.48 to obtain one Class B common share. The warrants vest immediately are, are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[l] May 4, 2022

On May 4, 2022, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of US$7.13 to obtain one Class B common share. The warrants vest immediately are, are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

Share split

On May 8, 2022, the Company amended its Articles of Incorporation to subdivide and split the shares in the capital of the Corporation on the basis of ten (10) shares for every one (1) share held. The share split resulted to an increase in warrants by 2,292,129 shares and 445,644 shares for warrants in liabilities and equity, respectively. Exercise price are one tenth (1/10) of the initial value at the date of grant.

Warrants after share split

[m] June 7, 2022

On June 7, 2022, the Company issued warrants as part of the investment to the Company. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of US$0.713 to obtain one Class B common share. The warrants vest immediately are, are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[n] July 25, 2022

On July 25, 2022, the Company issued some warrants as an equity kicker. The warrants are exercisable for 20 years from issuance with exercise price of $0.01 USD and have been valued using the Black-Scholes Model.

[o] October 24, 2022

On October 24, 2022, the Company issued some warrants as an equity kicker. The warrants are exercisable for 20 years from issuance with exercise price of $0.713 USD and have been valued using the Black-Scholes Model. This was exercised in 2023.

F-22

[p] November 9, 2022

On November 9, 2022, the Company issued some warrants as an equity kicker. The warrants are exercisable for 20 years from issuance with exercise price of $1.00 USD and have been valued using the Black-Scholes Model.

[q] November 9, 2022

On November 9, 2022, the Company issued some warrants as an equity kicker. The warrants are exercisable for 20 years from issuance with exercise price of $0.01 USD and have been valued using the Black-Scholes Model.

[r] November 15, 2022

On November 15, 2022, the Company issued some warrants as an equity kicker. The warrants are exercisable for 2 years from issuance with exercise price of $1.00 USD and have been valued using the Black-Scholes Model.

[s] November 24, 2022

On November 24, 2022, the Company issued some warrants as an equity kicker. The warrants are exercisable for 20 years from issuance with exercise price of $1.00 USD and have been valued using the Black-Scholes Model.

[t] April 28, 2023

On April 28, 2023, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $1.00 per Warrant Share to obtain one Class B common share. The warrants vest immediately and are exercisable for 5 years from issuance and have been valued using the Black-Scholes Model.

[u] July 26, 2023

On July 26, 2023, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $1.00 per Warrant Share to obtain one Class B common share. The warrants vest immediately and are exercisable for 5 years from issuance and have been valued using the Black-Scholes Model.

	Number of warrants	Warrant liability amount	Warrant equity amount
December 31, 2022	4,318,571	$1,709,443	$1,112,329
Warrants issued	1,005	–	475
Warrants exercised	(1,024,000)	–	(818,328)
Expiration of warrants	(50,000)	(33,560)	–
Fair value revaluation	–	–	285
December 31, 2023	3,245,576	$1,675,883	$294,761
June 30, 2024	3,245,576	$1,675,883	$294,761

F-23

Warrants before share split

	Number of warrants	Number of common shares exercisable into	Exercise price	Expiry date
May 2, 2018 [a]	254,681	254,681	$3.69	May 2, 2023
April 1, 2019 [b]	10,000	10,000	4.91	April 1, 2029
December 7, 2019 [c]	4,690	4,690	5.33	December 7, 2029
December 7, 2019 [d]	15,730	15,730	3.18	December 7, 2029
December 7, 2019 [e]	11,502	11,502	5.65	December 7, 2029
December 7, 2019 [f]	5,494	5,494	3.64	December 7, 2029
April 30, 2021 [g]	408	408	9.48	April 30, 2031
August 17, 2021 [h]	138	138	9.48	August 17, 2031
October 29, 2021 [i]	153	153	9.48	October 29, 2031
December 21, 2021 [j]	160	160	9.48	December 21, 2031
February 28, 2022 [k]	891	891	9.48	February 28, 2032
May 4, 2022 [l]	350	350	7.13USD	May 4, 2032
	304,197	304,197

Warrants after share split

	Number of warrants	Number of common shares exercisable into	Exercise price	Expiry date
May 2, 2018 [a]	2,546,810	2,546,810	$0.369	April 30, 2026
April 1, 2019 [b]	100,000	100,000	0.491	April 1, 2029
December 7, 2019 [c]	46,900	46,900	0.533	December 7, 2029
December 7, 2019 [d]	157,300	157,300	0.318	December 7, 2029
December 7, 2019 [e]	115,020	115,020	0.565	December 7, 2029
December 7, 2019 [f]	54,940	54,940	0.364	December 7, 2029
April 30, 2021 [g]	4,080	4,080	0.948	April 30, 2031
August 17, 2021 [h]	1,380	1,380	0.948	August 17, 2031
October 29, 2021 [i]	1,530	1,530	0.948	October 29, 2031
December 21, 2021 [j]	1,600	1,600	0.948	December 21, 2031
February 28, 2022 [k]	8,910	8,910	0.948	February 28, 2032
May 4, 2022 [l]	3,500	3,500	0.713USD	May 4, 2032
June 7, 2022 [m]	56,101	56,101	0.713USD	June 7, 2032
July 25, 2022 [n]	56,500	56,500	0.01USD	July 25, 2042
October 24, 2022 [o]	1,024,000	1,024,000	0.713 USD	October 24, 2042
November 9, 2022 [p]	66,500	66,500	1.00 USD	November 9, 2042
November 9, 2022 [q]	37,000	37,000	0.01USD	November 9, 2042
November 15, 2022 [r]	7,000	7,000	1.00USD	November 15, 2024
November 24, 2022 [s]	29,500	29,500	1.00 USD	November 24, 2042
April 28, 2023 [t]	350	350	1.00 USD	April 28, 2043
July 26, 2023 [u]	655	655	1.00 USD	July 26, 2028
	4,319,576	4,319,576
Less:
Warrants exercised (o)	(1,024,000)	(1,024,000)
Expiration of warrants (a)	(50,000)	(50,000)
	3,245,576	3,245,576

The weighted average exercises price for the total outstanding warrants at June 30, 2024 was $0.40 (December 31, 2023 - $0.40).

F-24

16.	Due to shareholders

The balances due to shareholders are unsecured, non-interest bearing, with no specific terms of repayment.

17.	Government loans

Canada Emergency Business Account (“CEBA”)

The Company borrowed $40,000 on April 23, 2020 and an additional $20,000 on December 16, 2020 under the CEBA program. The CEBA was offered in the context of the COVID-19 pandemic, and is an interest-free revolving line until December 31, 2022. Any outstanding balance on January 1, 2023 becomes a term loan carrying an interest rate of 5% per annum. No principal repayment is required before December 31, 2022, and only interest payments are required thereafter until the full principal is repaid no later than December 31, 2025. Repaying the outstanding balance of the loan (other than the amount available to be forgiven) on or before December 31, 2022 will result in a single tranche of loan forgiveness up to $20,000 based on a blended rate:

•	25 percent on the first $40,000; plus
•	50 percent on amounts above $40,000 and up to $60,000

The fair value of the debt of $22,383 was calculated using an effective rate of 24%, which corresponds to a rate that the Company would have obtained for a similar loan. The book value at June 30, 2024 was $Nil ($43,949 at December 31, 2023).

During the period ended June 30, 2024, CEBA loan of $43,949 was forgiven and fully paid off.

Federal Economic Development Agency (“FedDev”) Loan

In December 2020, the company borrowed $139,875 from FedDev as part of its Regional Economic Growth Through Innovation program.   The loan is interest-free, and the principal is to be repaid in equal monthly instalments from January 1, 2023 to December 1, 2027. The fair value of the debt of $55,213 was calculated using an effective rate of 24%, which corresponds to a rate that the Company would have obtained for a similar loan

On April 1, 2021, the company borrowed an additional $810,125 from FedDev under the same terms. The fair value of the debt of $395,441 was calculated using an effective rate of 24%, which corresponds to a rate that the Company would have obtained for a similar loan.

The book value at June 30, 2024 was $501,338 ($545,416 at December 31, 2023).

During the year six-month period ended June 30, 2024, $41,044 was recorded as government grant revenue on the consolidated statement of comprehensive loss. Deferred grant revenue is recognized over the interest free period of the loan.

Highly Affected Sectors Credit Availability Program (“HASCAP”) Loan

On July 20, 2021, the Company borrowed $250,000 from a financial institution. The debt is guaranteed by the Business Development Bank of Canada as part of its Highly Affected Sectors Credit Availability Program. The loan carries an interest rate of 4% per annum. Monthly interest-only payments are required for the first twelve months, and principal is to be repaid in equal monthly instalments from August 20, 2022 to July 20, 2031.

F-25

The fair value of the debt of $114,102 was calculated using an effective rate of 24%, which corresponds to a rate that the Company would have obtained for a similar loan. The book value at June 30, 2024 was $109,070 (December 31, 2023 was $122,695). During the six-month period ended June 30, 2023, $6,795 was recorded as government grant revenue on the consolidated statement of comprehensive loss. Deferred grant revenue is recognized over the interest free period of the loan.

Government loans, December 31, 2023	$706,034
Accretion	61,007
Payment	(112,684)
Loan Forgiveness	(43,949)
Government loans, June 30, 2024	$610,408

Short-term portion	$254,344
Long-term portion	$356,064

18.	Share capital

Authorized
Unlimited	Class A Common shares
Unlimited	Class B Common Shares, non-voting, non-participating

Issued after share split		June 30, 2024	December 31, 2023
35,572,451	Class A Common shares	$4,965,656	$4,965,656
11,188,999	Class B Common shares	$13,619,615	$9,609,597

On December 28, 2020, the Company filed and an Offering Statement and a Preliminary Offering Circular (“OC”) under Regulation A with the Securities and Exchange Commission (“SEC”). On February 22, 2021, the SEC qualified the Offering Statement. The company may offer a maximum of 2,104,718 Class B Common Shares at $7.13US per share. During the year 2021, the Company sold 67,231 Class B Common shares for proceeds of $644,733, and incurred share issuance costs of $80,160.

On February 22, 2022, the Company issued 119,050 Class A and 186,432 Class B shares on convertible notes with fair value amounting to $1,123,777 and $1,760,915, respectively. During the year ended December 31, 2022, the Company issued 185,637 Class A Common shares for proceeds of $214,360. In addition, the Company issued 722,807 Class B Common shares, for total proceeds of $1,911,505 during the same period. Share issuance costs directly attributable to the issuance of Class B Common shares totaled $17,378.

On May 8, 2022, the Company amended its Articles of Incorporation to subdivide and split the shares in the capital of the Corporation on the basis of ten (10) shares for every one (1) share held. The share split resulted to an increase in Class A and B Common Shares by 31,887,504 shares and 2,951,991 shares respectively.

On May 11, 2022, the Company filed an Offering Statement under Regulation A with the SEC. The Offering Statement was qualified on July 27, 2022. The Company is offering a maximum of 25,000,000 Class B Common Shares at $1.00USD per share (the “2022 Regulation A Offering”). As of December 31, 2022, the Company issued 339,451 Class B Common shares for proceeds of $339,451 in the 2022 Regulation A Offering. In addition, the Company issued 141,770 Class B Common shares for proceeds of $141,770 during the same period in a concurrent private placement in Canada.

F-26

During the year ended December 31, 2022, the Company issued 280,270 Class B Common shares at $0.713 per share, for proceeds of $134,260USD and $100,000 under Regulation D and a private placement in Canada.

During the year ended December 31, 2023, the Company issued 1,053,768 Class B Common Shares at $1.00 per share, for proceeds of $1,053,768 in the 2022 Regulation A Offering. In addition, the Company sold 229,850 shares at $1.00 per share, for proceeds of $229,850 during the same period in a concurrent private placement in Canada.

On August 23, 2023, the Company filed an amendment to the Offering Statement under Regulation A with the SEC, which was qualified on August 31, 2023 (the “2023 Offering Statement”). The Company is offering a maximum of 20,000,000 Class B Common Shares at $1.25 per share.

During the year ended December 31, 2023, the Company issued 1,190,391 Class B Common Shares (including bonus shares) at $1.25 per share, for proceeds of $1,394,302 under the 2023 Offering Statement. In addition, the Company sold 196,093 shares (including bonus shares) at $1.25 per share, for proceeds of $240,778 during the same period in a concurrent private placement in Canada. A total of 77,621 bonus shares were issued during the year 2023.

During the year ended December 31, 2023, the Company issued 2,347,253 Class B Common shares at $0.713 per share, for proceeds of USD$578,000 and $1,500,000 under Regulation D and a private placement in Canada.

For the period ended June 30, 2024, the Company issued 39,000 Class B Common shares at $1.25 per share through pay out of notes payable of USD$48,750. 32,600 Class B Common shares (including bonus shares) at $1.25 per share, for proceeds of $37,000 were issued in the 2024 Regulation A offering. In addition, on March 4, 2024, the Company issued 20,000 Class B Common shares at $1.25 per share, for proceeds of USD$25,000 in a private placement under Regulation D.

On February 20, 2024, the company increased the price in the 2023 Regulation A Offering to $1.50 per Class B Common Share.

For the period ended June 30, 2024, the Company issued 2,155,383 Class B Common Shares (including bonus shares) at $1.50 per share, for proceeds of CDN$3,939,872(USD$3,016,533). A total of 144,361 bonus shares were issued during the period ended June 30, 2024. Subsequent to June 30, 2024, the Company issued 26,111 Class B Common Shares at $1.50 per share, for proceeds of USD$39,166.

19.	Stock-based compensation

The Company may grant stock options to the Board, certain employees and consultants that allow each participant to purchase Class B common shares of the Company. The exercise price of each stock option is equal to the fair value of the underlying Class B common share when the stock option was granted. Stock options vest quarterly over terms ranging from 2 to 4 years. Stock options have a 10 year term.

On May 8, 2022, the Company amended its Articles of Incorporation to subdivide and split the shares in the capital of the Corporation on the basis of ten (10) shares for every one (1) share held. The share split resulted to an increase by 3,970,584 stock options. In addition, the Company granted additional 3,598,459 stock options in 2022 with the same exercise price and expiration date.

On February 17, 2023 and May 6, 2023, the Company has granted additional 231,968 options to certain employees that allow each participant to purchase Class B common shares of the Company at an exercise price of $0.10.

F-27

On March 10, 2023, the Company granted 19,231 options that allow each participant to purchase Class B common shares of the Company at an exercise price of $1.00.

On December 5, 2023, the Company granted 240,000 options that allow each participant to purchase Class B common shares of the Company at an exercise price of $0.01.

On June 23, 2024, the Company granted 104,952 options that allow each participant to purchase Class B common shares of the Company at an exercise price of $0.10.

A summary of stock option activity under the plan is as follows:

	Number of stock options	Weighted average exercise price
December 31, 2018	413,605	$1.00
Granted	27,571	1.00
December 31, 2019	441,176	$1.00
Granted	–	1.00
December 31, 2020	441,176	$1.00
Granted	–	1.00
December 31, 2021	441,176	$1.00
Share split	3,970,584	/10
Granted after share split	2,458,699	0.10
December 31, 2022	6,870,459	$0.10
Cancelled/expired	(199,311)	0.10
Granted	231,968	0.10
December 31, 2023	6,903,116	$0.10
Granted	364,183	0.09
June 30, 2024	7,267,299	$0.12
Options exercisable - June 30, 2024	6,501,269	$0.12

The Company uses the fair value method for recording compensation expense related to stock-based instruments awarded to employees, consultants, officers and the Board in accordance with IFRS 2 Share-based Payment (“IFRS 2”). For the purpose of expensing stock options each tranche in an award is considered a separate award with its own vesting period and grant date fair value. Compensation expense is recognized over the tranche’s vesting period by increasing contributed surplus based on the number of awards expected to vest.

F-28

For options granted in 2024 and 2023, the fair value of each stock option on the date of the grant was estimated using the Black-Scholes option pricing model as set out below.

	Options granted during 2024	Options granted during 2023
Risk-free interest rate	3.43%	3.26%
Estimated volatility	43%	59%
Dividend yield	–	–
Expected life (in years)	10.00	10.00
Weighted average share price at grant date	$0.33	$0.30
Weighted average fair value before share split	$–	$–
Weighted average fair value after share split	$0.296	$0.259

Expected volatility has been based on an evaluation of the historical volatility of companies under the same industry of the Company, particularly over the historical period commensurate with the expected term.

As at June 30, 2024, the weighted average remaining contractual life of stock options was 3.22 years (2023 – 3.21 years)

20.	Capital management

The Company’s objectives when managing capital are to safeguard its ability to continue as a going concern while providing a return to its stakeholders. The capital structure of the Company is composed of long-term debt, convertible notes, warrant liability, government loans and equity attributable to the Company’s shareholders. The Company’s primary uses of capital are to finance the development of its technology. The Company’s objectives in managing capital are: (i) to maintain sufficient working capital to meet current financial obligations and continue as a going concern; (ii) to maintain investor and creditor confidence; and (iii) to sustain future development of the business. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. As at June 30, 2024, total managed capital was $ 35,085,082 (December 31, 2023 - $28,845,889).

21.	Financial instruments

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair value. The three levels of the fair value hierarchy are:

•	Level 1 - Quoted (unadjusted) market prices in active markets for identical assets or liabilities:

•	Level 2 - Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable; and

•	Level 3 - Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.

F-29

The carrying value of cash, accounts receivable, accounts payable and accrued liabilities, advances, and due from related party approximate their fair values due to the relatively short-term maturities of these financial instruments.

	Fair value hierarchy level	June 30, 2024	December 31, 2023
Cash	Level 1	$510,022	$252,702
Accounts receivable	Level 2	512,761	536,273
		$1,022,783	$788,975

Bank indebtedness	Level 1	$–	$–
Accounts payable and accrued liabilities	Level 2	1,125,412	1,553,802
Advances	Level 2	175,080	19,270
Fair-value of convertible notes	Level 3	427,000	400,000
Notes payable	Level 3	5,170,777	2,292,381
Term loans	Level 3	2,933,622	3,567,365
Warrant liability	Level 3	1,675,883	1,675,883
Due to shareholders	Level 2	3,675,390	4,079,348
Government loans	Level 3	610,408	706,034
		$15,793,572	$14,294,083

The Company is exposed to the following risks by virtue of its activities: Credit Risk – Cash is primarily invested with one major bank in Canada and a bank in the United States. Management believes that the financial institutions that hold the Company’s cash are financially sound and, accordingly, minimal credit risk exists with respect to this asset. The accounts receivable balance is mainly due from one large retailer which has been assessed for expected credit losses and no significant allowance has been determined. The maximum credit risk is the sum of its cash and accounts receivable. None of the Company’s financial assets are secured by collateral or other credit enhancements. No receivables were written-off during the period ended June 30, 2024. Apart from the receivables, the Company determined that there were no financial assets that were impaired.

Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rate. The Company enters into foreign currency purchase and sale transactions and has assets and liabilities denominated in foreign currencies resulting in expose to the financial risk of earnings fluctuations arising from changes in foreign exchange rates and the degree of volatility of these rates. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

The Company’s financial instruments denominated in foreign currencies expressed in Canadian dollars and the exchange rate (Canadian dollars per unit of foreign currency) used at the balance sheet date are as follows:

	Currency	June 30, 2024	December 31, 2023
Cash	U.S. dollar	$156,052	$71,052
Accounts payable and accrued liabilities	U.S. dollar	$83,275	$348,773
Advances	U.S. dollar	$97,689	$14,570
Notes payable	U.S. dollar	$3,777,875	$1,733,239
Term loans	U.S. dollar	$179,926	$608,440

F-30

Liquidity Risk - Liquidity risk arises from the Company will encounter difficulties in meeting its obligations associated with its financial liabilities. The Company is exposed to this risk mainly with respect to its accounts payable and accrued liabilities, long-term debt and due to related party balances. The Company manages its liquidity risk by monitoring its operating requirements (Note 2). Convertible notes at fair value in Note 14, the majority of the value relates to the conversion feature.

	Carrying amount	Contractual cash flow	1 Year	2-7 years
June 30, 2024
Bank indebtedness	$–	$–	$–	$–
Accounts payable and accrued liabilities	1,125,412	1,125,412	1,125,412	–
Advances	175,080	175,080	175,080	–
Fair-value of convertible notes	427,000	427,000	427,000	–
Due to shareholders	3,675,390	3,675,390	–	3,675,390
Notes payable	5,170,777	5,170,777	5,170,777	–
Term loans	2,933,621	2,933,621	255,359	2,678,262
Government loans	610,408	532,280	150,083	382,197
	$14,117,688	$14,039,560	$7,303,711	$6,735,849
December 31, 2023
Bank indebtedness	$–	$–	$–	$–
Accounts payable and accrued liabilities	1,553,802	1,553,802	1,553,802	–
Advances	19,270	19,270	19,270	–
Notes payable	2,292,381	2,292,381	2,292,381	–
Due to shareholders	4,079,348	4,079,348	–	4,079,348
Term loans	3,567,365	3,567,365	305,891	3,261,474
Government loans	753,318	1,077,227	226,140	851,087
	$12,265,484	$12,589,393	$4,397,484	$8,191,909

22.	Compensation of key management and related party transactions

Key management includes the Company’s Board and key officers. Compensation awarded to key management included:

	Six-months ending June 30, 2024	Six-months ending June 30, 2023
Salaries and benefits	$40,000	$98,750
Stock-based compensation	–	–
	$40,000	$98,750

F-31

23.	Expenses by nature

	June 30, 2024		June 30, 2023
	Product costs	Operating expenses	Product costs	Operating expenses
Advertising and promotion	$–	$696,808	$–	$346,202
Depreciation and amortization (Note 9, 10)	–	22,581	–	16,985
Freight and shipping	–	131,488	–	122,079
Inventory (Note 7)	462,470	–	180,201	–
Office and general	–	1,236,362	–	682,111
Short term rentals	–	8,860	–	126,119
Research and development	–	181,797	–	79,965
Salaries and benefits	–	936,292	–	878,320
Stock-based compensation (Note 19)	–	219,943	–	312,639

	$462,470	$3,434,131	$180,201	$2,564,421

24.	Finance expense

	June 30, 2024	June 30, 2023
Interest on term loans (Note 13)	$536,477	$373,729
Term loan with warrants interest (Note 13)	269,876	106,162
SRED and SDTC financing interest (Note 13)	–	53,091
Accretion on government loans (Note 17)	61,007	71,872
Other interest and finance charges	205,043	35,897
Other financing expenses	705,356	–
	$1,777,759	$640,751

F-32

GOLDSTEIN & LOGGIA CPA’S, LLC

707 TENNENT ROAD

MANALAPAN, NJ 07726

(732) 617-7004

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of

Ryse Inc.

Toronto, Ontario

We have audited the accompanying consolidated financial statements of Ryse Inc. and its subsidiaries (the “Company”), which comprise the Consolidated Statements of Financial Position as of December 31, 2023 and 2022, and the related Consolidated Statements of Comprehensive Loss, Changes in Shareholders’ Deficit, and Cash Flows for the years then ended, and the related Notes to the Consolidated Financial Statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IFRSs).

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has experienced recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern for at least twelve months from the end of the reporting period, disclosing, as applicable, matters related to going concern, and using the going concern basis of accounting, unless management either intends to liquidate the Company or to cease operations or has no realistic alternative but to do so.

F-33

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards in the United States of America will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards in the United States of America, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Goldstein & Loggia CPA’s, LLC

April 15, 2024

F-34

Ryse Inc.

Consolidated Statements of Financial Position

All figures in Canadian dollars

December 31	2023	2022

Assets

Current
Cash and cash equivalents	$252,702	$146,764
Accounts receivable (Note 5)	536,273	47,334
Inventory (Note 7)	631,872	554,336
Prepaid expenses	22,736	26,509
Investment tax credit receivable (Note 8)	277,000	–
	1,720,583	774,943

Non-current
Property and equipment, net (Note 9)	71,028	72,119
Intangible assets, net (Note 10)	284,525	299,500
	355,553	371,619
	$2,076,135	$1,146,562

Liabilities and Shareholders' Deficit

Current
Bank indebtedness	$–	$19,336
Accounts payable and accrued liabilities (Note 11)	1,553,802	1,026,172
Advances (Note 12)	19,270	864,034
Deferred government assistance income (Notes 6,17)	428,183	1,153,983
Term loans – current portion (Note 13)	305,891	2,617,501
Notes payable (Note 14)	2,292,381	–
Short-term fair-value of convertible notes (Note 14)	400,000	–
Warrant liability (Note 15)	1,675,883	1,709,443
Government loans – current portion (Note 17)	257,352	77,526
	6,932,762	7,467,995

Non-current
Due to shareholders (Note 16)	4,079,347	3,580,169
Government loans (Note 17)	448,682	675,792
Term loans (Note 13)	3,261,474	1,927,569
	7,789,503	6,183,530

	14,722,265	13,651,525

Shareholders' deficit
Share capital (Note 18)	14,575,253	9,145,596
Contributed surplus	1,960,898	1,409,470
Warrants (Note 15)	294,761	1,112,329
Translation adjustment	(83,754)	–
Deficit	(29,393,288)	(24,172,358)

	(12,646,130)	(12,504,963)

	$2,076,135	$1,146,562

(See accompanying notes to consolidated financial statements)

F-35

Ryse Inc.

Consolidated Statements of Comprehensive Loss

All figures in Canadian dollars

For the years ended December 31	2023	2022

Sales	$1,465,364	$1,350,970
Product costs (Note 24)	539,678	324,698

Gross margin	925,686	1,026,272

Government assistance income (Note 6)	725,800	902,930

Expenses
Operating expenses (Note 24)	5,483,632	5,965,473

Loss from operations	(3,832,146)	(4,036,271)

Other income (expense)
Finance expense (Note 25)	(1,376,651)	(2,702,146)
Write-off of inventory (Note 7)	(48,517)	(152,157)
Gain (loss) on warrants fair value adjustment (Note 15)	33,275	(313,331)
Foreign exchange loss	3,109	(147,626)
Gain on convertible notes fair value adjustment (Note 14)	–	700,500
Income from waiver of term loan (Note 13)	–	180,000
Bad debts expense (Note 5)	–	(38,147)

	(1,388,784)	(2,472,907)

Net Loss for the year	(5,220,930)	(6,509,178)
Income tax expense	–	–
Net Loss after tax for the year	$(5,220,930)	$(6,509,178)
Translation adjustment	(83,754)	–
Comprehensive loss for the year	$(5,304,684)	$(6,509,178)

Basic loss per share	$(0.12)	$(0.17)
Diluted loss per share	$(0.12)	$(0.17)

Weighted -average common shares outstanding:
Basic	42,135,931	38,308,973
Diluted	42,135,931	38,308,973

(See accompanying notes to consolidated financial statements)

F-36

Ryse Inc.

Consolidated Statements of Change in Shareholders’ Deficit

All figures in Canadian dollars

									Total
	Class A common shares		Class B common shares			Contributed	Translation		shareholders
	Number	Amount	Number	Amount	Warrants	surplus	Adjustments	Deficit	Deficiency
December 31, 2021	3,380,260	$3,624,852	67,231	$564,573	$115,967	$129,256	–	(17,663,180)	$(13,228,532)
Net loss and comprehensive loss	–	–	–	–	–	–	–	(6,509,178)	(6,509,178)
Stock based compensation (Note 19)	–	–	–	–	–	1,280,214	–	–	1,280,214
Issuance of shares on convertible notes (Note 14)	119,050	1,123,777	186,432	1,760,915	–	–	–	–	2,884,692
Shares issued (Note 18)	185,637	217,027	722,807	1,884,034	–	–	–	–	2,101,061
Warrants issued in exchange for:							–
Shares of stock	–	–	–	(12,204)	12,204	–	–	–	–
Consulting services	–	–	–	–	984,158	–	–	–	984,158
Share issuance cost (Note 18)	–	–	–	(17,378)	–	–	–	–	(17,378)
Share split (Note 18)	31,887,504	–	2,951,991	–	–	–	–	–	–

December 31, 2022	35,572,451	$4,965,656	3,928,461	$4,179,940	$1,112,329	$1,409,470	–	(24,172,358)	$(12,504,963)
Net loss and comprehensive loss	–	–	–	–	–	–	–	(5,220,930)	(5,220,930)
Translation adjustment	–	–	–	–	–	–	(83,754)	–	(83,754)
Stock based compensation (Note 19)	–	–	–	–	–	551,428	–	–	551,428
Issued capital shares through warrants	–	–	1,024,000	1,818,328	(818,328)	–	–	–	1,000,000
Warrants issued in exchange for consulting services	–	–	–	–	760	–	–	–	760
Shares issued (Note 15)	–	–	3,989,555	4,050,225		–	–	–	4,050,225
Share issuance cost (Note 18)	–	–	–	(438,895)		–	–	–	(438,895)
December 31, 2023	35,572,451	$4,965,656	8,942,016	$9,609,598	$294,761	$1,960,898	$(83,754)	$(29,393,288)	$(12,646,129)

(See accompanying notes to consolidated financial statements)

F-37

Ryse Inc.

Consolidated Statements of Cash Flows

All figures in Canadian dollars

For the years ended December 31	2023	2022

Cash flows from operating activities
Net loss for the year	$(5,220,930)	$(6,509,178)
Adjustments for non-cash items
Non-cash interest portion of recognition of government assistance income	(725,800)	(795,438)
Stock-based compensation	551,428	1,280,214
Accretion of interest on government loans	141,029	148,093
Non-cash interest	68,239	521,198
Write-off of inventory (Note 7)	48,517	152,157
Unrealized foreign exchange	(43,060)	7,418
Revaluation of expired warrants	(33,560)	–
Allowance for sales	23,992	–
Depreciation of property and equipment (Note 9)	20,561	21,702
Amortization of intangible assets (Note 10)	14,975	15,763
Issuance of warrants through services	760	984,158
Loss on convertible notes fair value adjustment - net	–	(539,285)
Accretion of warrant component of term loans	–	312,801
Income from waiver of term loan (Note 13)	–	(180,000)
Reversal of provision for inventory under product cost	–	(50,669)
Bad debts expense (Note 5)	–	38,147
Changes in non-cash working capital balances
Accounts receivable	(512,931)	40,916
Inventory	(126,053)	175,291
Prepaid expenses	3,773	(14,190)
Investment tax credit receivable	–	208,000
Bank indebtedness	(19,336)	19,336
Accounts payable and accrued liabilities	250,630	(193,067)
Deferred revenue	–	(60,479)
	(5,557,766)	(4,417,112)

Cash flows from investing activities
Purchase of property and equipment	(19,470)	(2,701)

Cash flows from financing activities
Issuance of shares, net of issuance cost	4,611,330	2,083,684
Issuance of notes payable	2,292,381	–
Repayment of term loans	(1,276,915)	(1,188,369)
Proceeds from due to shareholders - net	499,178	2,899,958
Repayment of advances - net	(844,764)	(682,172)
Proceeds from term loans	678,813	1,545,910
Repayment of SRED and SDTC financing	(488,536)	(956,390)
Proceeds from convertible notes	400,000	–
Proceeds from government loans (Note 17)	(188,313)	816,988
	5,683,174	4,519,609

Increase in cash during the period	105,938	99,796
Cash, beginning of year	146,764	46,698

Cash, end of year	$252,702	$146,764

Supplemental cash flow information (Note 26)

(See accompanying notes to consolidated financial statements)

F-38

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2023 and 2022

All figures in Canadian dollars

1.	Nature of Business

Ryse Inc. (formerly Axis Labs Inc.) (the "Company") was incorporated on May 6, 2009 under the laws of the Canada Business Corporations Act (Ontario). The Company and its subsidiaries develop products called AXIS Gear and RYSE SmartShade, a smart device to help automate shades in homes. Consumers can control their shades with a tab on the AXIS Gear item itself or with their smartphone. The registered office of the Company is 451 Dundas Street West #167, Toronto, Ontario. The Company owns 100% of its two subsidiary companies, AXIS Labs USA Inc. and AXIS Intelligent Products (China WFOE).

AXIS Labs USA Inc. was incorporated on July 6, 2017 under the laws of the Delaware General Corporation Law Act. The registered office of the subsidiary is in the state of Delaware at 2035 Sunset Lake Road, Suite B-2, Newark, New Castle.

AXIS Intelligent Products (China WFOE) is inactive and was incorporated on January 15, 2016 under the laws of China.

2.	Basis of Presentation and going concern uncertainties

Going concern uncertainties

The Company reported a consolidated net loss of $5,220,930 for the year ended December 31, 2023 (December 31, 2022 - $6,509,178). As of December 31, 2023, the Company had a working capital deficiency of $5,212,178
(December 31, 2022 - $6,693,052) and a deficit of $29,393,288 (December 31, 2022 - $24,172,358).

The Company has experienced recurring losses and is dependent on its ability to raise additional funds to continue operations. These circumstances create material uncertainties that cast significant doubt as to the ability of the Company to continue as a going concern. The Company is actively pursuing additional financing to further develop certain of the Company's scientific initiatives, but there is no assurance these initiatives will be successful, timely, or sufficient. Consequently, the Company's ability to continue as a going concern is dependent on its ability to secure additional financing.

These consolidated financial statements have been prepared on a going concern basis, which assumes that the future operations will allow for the realization of assets and the discharge of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments to the carrying value and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern, and such adjustments could be material.

Statement of Compliance

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board (collectively “IFRS”).

The consolidated financial statements were authorized for issue by representatives of the Company on April 15, 2024.

The consolidated financial statements are presented in Canadian dollars, which is the Company's functional currency.

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3.	Critical accounting estimates and judgments

The preparation of the consolidated financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amount of revenues and expenses during the reporting period. Management is required to apply judgment in useful lives of assets, valuation of inventory obsolescence, recoverability of property and equipment and intangible assets, equity transactions and, valuation of derivative financial instruments. By their nature, these estimates are subject to measurement uncertainty and are reviewed periodically and adjustments, if necessary, are made in the period in which they are identified. Actual results could differ from those estimates.

Useful lives of assets - Significant estimates are involved in the determination of the useful lives of property and equipment and intangible assets to determine their expected depreciation rates. (Notes 9 and 10)

Determination of valuation of equity transactions - Significant estimates are involved in the determination of fair value of equity transactions such as equity settled transactions and warrant valuation. (Notes 14 and 15)

Valuation of derivative financial instruments – The estimated fair values of financial liabilities are subject to measurement uncertainty due to their exposure to liquidity and market risks. The fair value of these derivatives is determined using valuation models which require assumptions concerning the amount and timing of future cash flows, and discount rates. Changes in fair value are recognized in profit and loss. Management’s assumptions rely on external observable market data including volatility, and interest rate yield curves. The resulting fair value estimates may not be indicative of the amounts realized or settled in current market transactions and, as such, are subject to measurement uncertainty. Derivative financial instruments are comprised of convertible notes and warrant liabilities (Notes 14 and 15).

4.	Summary of significant accounting policies

Basis of Measurement

These consolidated financial statements were prepared under the historical cost convention as modified by the measurement of certain financial instruments at fair value.

The preparation of the consolidated financial statements in accordance with IFRS requires management to make certain critical accounting estimates. It also requires management to exercise judgment in applying the Company's accounting policies.

Basis of Consolidation

These financial statements are prepared on a consolidated basis. All significant intercompany transactions and balances have been eliminated on consolidation.

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Financial Instruments

(i) Recognition and Classification

Financial Assets

All financial assets are initially recognized at fair value, adjusted by, in the case of instruments not at fair value through profit or loss, directly attributable transaction costs. After initial recognition, financial assets are subsequently classified and measured at either fair value through profit or loss ("FVTPL"), fair value through other comprehensive income ("FVTOCI") or amortized cost based on the Company's assessment of the business model within which the financial asset is managed and the financial asset's contractual cash flow characteristics.

The Company had no financial assets measured at FVTPL or measured at FVTOCI as of December 31, 2023 and 2022.

Financial assets measured at amortized cost are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Such assets are carried at amortized cost using the effective interest method less impairment. Cash and trade receivables are classified as measured at amortized cost. Cash consists of deposits in bank.

Financial Liabilities

The Company classifies its financial liabilities into one of the following two categories; measured at amortized cost and measured at fair value through profit and loss ("FVTPL").

Financial liabilities measured at FVTPL are comprised of convertible notes and warrant liability.

Financial liabilities measured at amortized cost are initially recognized at fair value net of any transaction costs directly attributable to the issue of the instrument. Such interest-bearing liabilities are subsequently measured at amortized cost using the effective interest rate method, which ensures that any interest expense over the period to repayment is at a constant rate on the balance of the liability carried in the balance sheet.

Accounts payable and accrued liabilities, advances, term loans, due to shareholders, and government loans are initially recognized at fair value and subsequently measured at amortized cost using the effective interest method.

(ii) Derecognition

Financial assets are derecognized only when the contractual rights to the cash flows from the asset expire, or it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. The Company derecognizes financial liabilities when the Company's obligations are discharged, cancelled, or expired.

(iii) Offsetting

Financial assets and liabilities are offset and the net amount presented in the consolidated statement of financial position when, and only when, the Company has a legal right to offset the recognized amounts and it intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

F-41

(iv) Fair Value and Market Value Measurement

Fair value is the amount for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm's length transaction on the measurement date.

When available, the Company measures the fair value of an instrument using quoted market prices in an active market for that instrument. A market is regarded as active if quoted prices are readily and regularly available and represent actual and regularly occurring market transactions on an arm's length basis.

The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1), and the lowest priority to unobservable inputs (level 3).

(v) Impairment of Financial Assets

At each reporting date, the Company assesses whether there is objective evidence that financial assets not carried at FVTPL are impaired. A financial asset or a group of financial assets are impaired based upon the expected credit loss ("ECL") model as prescribed by IFRS 9, taking into consideration both historic and forward looking information.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with original maturities of three months or less, at the time of purchase, to be cash equivalents. Cash consists of funds held in the Company’s checking account and online payment platforms.

Inventories

Inventory consists of only finished goods and are stated at the lower of cost and net realizable value. Net realizable value is the estimated selling price less the estimated cost of completion and the estimated costs necessary to make the sale.

Property and Equipment

Property and equipment is initially recorded at cost and subsequently measured at cost less accumulated depreciation. Depreciation is recognized in Consolidated Statements of Comprehensive Loss and is provided over the estimated useful life of the assets as follows:

Tooling	– 20% diminishing balance basis
Office equipment	– 20% diminishing balance basis
Computer equipment	– 55% diminishing balance basis

Depreciation methods, useful lives and residual values are reviewed annually and adjusted if necessary.

F-42

Intangible Assets

Intangible assets include expenditures on patents.

Intangible assets are recorded at cost less accumulated amortization. Directly attributable costs, that are capitalized as part of intangible assets include professional fees and costs paid to purchase the rights to patents. Amortization is recognized in Consolidated Statements of Comprehensive Loss and is provided over the estimated useful life of the asset as follows:

Patents - 5% declining method

Amortization method and useful lives are reviewed, at least annually, and adjusted if necessary.

Income Taxes

Income tax expense represents the sum of current income taxes and deferred income taxes. Current and deferred taxes are recognized in Consolidated Statements of Comprehensive Loss, except to the extent that it relates to items recognized in other comprehensive loss or directly in equity. Under these circumstances, the taxes are recognized in other comprehensive loss or directly in equity.

Current income taxes

Current income tax assets and liabilities for the current and prior years are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute current income tax assets and liabilities are measured at tax rates which have been enacted or substantively enacted at the reporting date. Current tax assets and current tax liabilities are only offset if a legally enforceable right exists to set off the amounts, and the Company intends to settle on a net basis, or to realize the asset and settle the liability simultaneously.

Deferred income taxes

Deferred income taxes are provided using the asset and liability method applied to temporary differences at the date of the consolidated statement of financial position between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred income tax liabilities are recognized for all taxable temporary differences, except:

– Where the deferred income tax liability arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

– In respect of taxable temporary differences associated with investments in subsidiaries, associates and interests in joint ventures, where the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

F-43

Deferred income tax assets are recognized for all deductible temporary differences, and carry forward of unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences and the carry forward of unused tax losses can be utilized except:

– Where the deferred income tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

– In respect of deductible temporary differences associated with investments in subsidiaries, associates and interests in joint ventures, deferred income tax assets are recognized only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred income tax assets is reviewed at each date of the consolidated statement of financial position and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized. Unrecognized deferred income tax assets are reassessed at each date of the consolidated statement of financial position and are recognized to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted at the date of the consolidated statement of financial position.

Deferred income tax assets and deferred income tax liabilities are offset if, a legally enforceable right exists to set off current tax assets against current tax liabilities and the deferred tax assets and liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity or different taxable entities which intend to either settle current tax liabilities and assets on a net basis, or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax assets or liabilities are expected to be settled or recovered.

Foreign Currency

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses which result from the settlement of such transactions and from the translation of year end exchange rates of monetary assets and liabilities denominated in foreign currency are recognized in the consolidated statements of comprehensive loss.

Revenue Recognition

Under IFRS 15, revenue is measured using a five-step recognition model which includes:

1) identifying the contract(s) with the customer; 2) identifying the separate performance obligations in the contract; 3) determining the transaction price; 4) allocating the transaction price to separate performance obligations; and 5) recognizing revenue when (or as) each performance obligation is satisfied.

Step 1: Identifying the contract

Before recognizing revenue, the Company reviews customer transactions to ensure each party’s rights and payment terms are identified, there is commercial substance, and that it is probable that the Company will collect the consideration in exchange for the goods or services as stated in the contract.

F-44

Step 2: Identifying the separate performance obligations in the contract

The Company's revenues are derived from the sale of product. The transaction between the Company and end-user includes quantities purchased, prices, and discounts, if applicable. Revenue is recognized in line with the identified contractual terms and when collection of payment is reasonably assured in line with the agreed upon payment terms.

Step 3: Determining the transaction price

Transaction prices are typically the prices stated on the purchase orders or contracts, net of discounts. The Company reviews customer contracts for any variable consideration, existence of significant financing components and payables to customers, and adjusts transaction prices accordingly.

Step 4: Allocating the transaction price to separate performance obligations

The Company's customer online transactions contain a single performance obligation, and the allocation of the transaction price is based on the fixed price.

Step 5: Recognizing revenue when (or as) each performance obligation is satisfied

The timing of revenue recognition is based on when a customer obtains control of the asset. Control of an asset refers to the ability to direct the use of, and obtain substantially all of the remaining benefits from, the asset. Control includes the ability to prevent other entities from directing the use of, and obtaining the benefits from, an asset. The Company reviews customer transactions and the nature of the performance obligations to determine if a performance obligation is satisfied at a point in time, and recognizes revenue accordingly.

Revenue is generated from the sale of AXIS Gear units and RYSE SmartShade; consumers have an option to download the app free of charge on Android or Apple iPhones. There is a one-year warranty on the item, but no extended warranty or installation services provided by the Company. Hence, revenue is solely generated from the sale of product. Revenue from sales of the product is recognized at a point in time, when shipment occurs and risks and rewards of ownership have been transferred to the consumer. At this point in time, the Company retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold, revenue can be reliably measured and its probable that the economic benefits will flow to the Company.

When the Company receives payment for product but shipment has not occurred, recognition of the revenue is deferred and recorded as a liability on the consolidated statements of financial position until the risks and rewards of ownership have been transferred to the consumer.

Government Grants

The Company receives governmental subsidies, grants, and credits (collectively, Grants), from time to time related to operating expenditures or the COVID-19 pandemic. The Company recognizes such Grants when there is reasonable assurance that it qualifies for, and has complied with the conditions of the Grant, and that the Grant will be received. If the Company receives a Grant but cannot reasonably assure that it has complied with the conditions of the Grant, recognition of the Grant is deferred and recorded as a liability on the consolidated statements of financial position until the conditions are fulfilled. For Grants that relate to operating expenditures, the Company recognizes the Grant as a reduction to the expenditure that the Grant was intended to offset, in the period the cost is incurred or when the conditions are fulfilled if they were not met when the costs were incurred.

F-45

Leases

Under IFSR 16, all leases are accounted for by recognizing a right-of-use asset in property and equipment and a lease liability except for leases of low value assets and leases with a duration of 12 months or less.

Lease liabilities are measured at the present value of the contractual payments due to the lessor over the lease term, with the discount rate determined by reference to the rate inherent in the lease unless this is not readily determinable, in which case the Company’s incremental borrowing rate on commencement of the lease is used. The Company determines its incremental borrowing rate as the rate of interest it would have to pay to borrow over a similar term, and with similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment. Variable lease payments are only included in the measurement of the lease liability if they depend on an index or rate. In such cases, the initial measurement of the lease liability assumes the variable element will remain unchanged throughout the lease term. Other variable lease payments are expensed in the period to which they relate.

On initial recognition, the carrying value of the lease liability also includes:

•	amounts expected to be payable under any residual value guarantee;
•	the exercise price of any purchase option granted in favour of the Company if it is reasonably certain to exercise that option; and
•	any penalties payable for terminating the leases, if the term of the lease has been estimated on the basis of the termination option being exercised.

Right-of-use assets are initially measured at the amount of the lease liability, reduced for any lease incentives received, and increased for:

•	lease payments made at or before commencement of the lease;
•	initial direct costs incurred; and
•	the amount of any provision recognized where the Company is contractually required to dismantle, remove or restore the leased asset.

Subsequent to initial measurement, lease liabilities increase as a result of interest at a constant rate on the balance outstanding and are reduced for lease payments made. Right-of-use assets are amortized on a straight-line basis over the remaining term of the lease or over the remaining economic life of the asset, whichever is shorter.

When the Company revises its estimate of the term of any lease, it adjusts the carrying amount of the lease liability to reflect the payments to make over the revised term, which are discounted at the same discount rate that applied on lease commencement. The carrying value of lease liabilities is similarly revised when the variable element of future lease payments dependent on a rate or index is revised. In both cases, an equivalent adjustment is made to the carrying value of the right-of-use assets, with the revised carrying amount being amortized over the remaining lease term.

For contracts that both convey a right to the Company to use an identified asset and require services to be provided to the Company by the lessor, the Company has elected to account for the entire contract as a lease. That is, it does not allocate any amount of the contractual payment to, and account separately for, any services provided by the supplier as part of the contract.

F-46

Stock-based compensation

The Company may grant stock options to buy Class A common shares of the Company to directors, officers, employees or consultants. The Company records stock-based compensation related to stock options granted using the fair-value based method which is estimated using the Black-Scholes option pricing model.

Estimating fair value for share-based compensation requires management to estimate the most appropriate inputs to the Black-Scholes option pricing model including the expected life of the option, volatility, and dividend yield. Actual results could differ from these estimates.

The fair value of stock options is measured at the grant date, and is recognized, together with a corresponding increase in contributed surplus in shareholders' deficiency, over the period during which the performance or service conditions are fulfilled. The cumulative expense recognized for stock options at each reporting date until the vesting date reflects the extent to which this vesting period has expired and is the Company's best estimate of the number of shares that will ultimately vest. The expense or credit recognized for a year represents the difference in recognized cumulative expense between the beginning and the end of the year and is recognized in the consolidated statements of comprehensive loss.

When stock options are exercised or exchanged, the amounts previously credited to contributed surplus are reversed and credited to share capital. The amount of cash, if any, received from participants is also credited to share capital.

Research and development and government assistance

Research costs are expensed in the period incurred. Development costs are expensed in the period incurred unless the Company believes a development project meets generally accepted criteria for deferral and amortization in accordance with International Accounting Standard 38 – Intangible Assets. No development costs have been deferred as of December 31, 2023 and 2022.

Reimbursement of eligible costs pursuant to government assistance programs are recorded as government grant income when the related costs are incurred. Claims not settled by the reporting date are recorded as grants receivable on the consolidated statement of financial position when there is reasonable assurance of recovery. Funding amounts received in advance of expenses incurred are deferred and are recorded as deferred revenue on the consolidated statements of financial position.

Provisions, contingent assets and contingent liabilities

Provisions are recognized when all of the following conditions are met:

•	an entity has a present obligation as a result of a past event;
•	it is probable that an outflow of resources embodying economic benefit will be required to settle the obligation; and
•	a reliable estimate can be made of the amount of the obligation.

Where the expenditure required to settle a provision is expected to be reimbursed by another party, the reimbursement is recognized as a separate asset when, it is virtually certain that reimbursement will be received if the Company settles the obligation. The expense relating to a provision is presented net of the amount recognized for a reimbursement.

Contingent liabilities, a possible obligation depending on whether some uncertain future event occurs, or a present obligation but payment is not probable or the amount cannot be measured reliably, are not recognized in balance sheets but are disclosed in notes to the consolidated financial statements.

Contingent assets are disclosed where an inflow of economic benefits is probable.

F-47

Standards and Interpretations not yet applied

There are no new accounting standards and interpretations that have been published that are not mandatory for annual reporting period commencing January 1, 2023 and have not been early adopted by the Company.

New and amended standards adopted by the Company

The Company has not early applied the new standards and amendments for their annual reporting period commencing January 1, 2024.

5.	Accounts receivables

	2023	2022
Accounts receivable	$560,265	$47,334
Less: Provision for expected credit losses	(23,992)	–
	$536,273	$47,334

The provision for expected credit losses was determined based on historical loss rates and payment behavior from customers by major aging category, updated for estimates of forward-looking factors that may differ from past experience such as credit quality and industry factors. These updated loss rates were applied to aging categories to determine the expected credit losses on accounts receivable using the simplified approach. During the year ending December 31, 2023, the Company has estimated an expected credit losses from its receivables amounting to $23,992 (2022 - $Nil. During the year ended December 31, 2023, the Company has written-off its receivables amounting to $Nil (2022 – $38,147).

6.	Government grants

During the year ended December 31, 2023, the Company recognized $627,450 (2022 – $836,600) in grant revenue from Sustainable Development Technology Canada ("SDTC”). The funding is provided to the Company to cover 91.33% (87.87 for 2022) of expenses on a specified project including: labour, travel, equipment, sub-contractors and consultants, and other miscellaneous costs. The amount recognized in the current year is $629,700 (2022 - $687,589) and has been reported under other income in the consolidated statements of comprehensive loss.

During the year ended December 31, 2023, the Company claimed $Nil (2022 – $18,366) under the Canada Emergency Wage Subsidy (“CEWS”) program, which was recognized as a reduction to operating expenses in the consolidated statements of comprehensive loss.

Deferred government assistance income (cumulative to date)

	2023	2022
SDTC funding received	$3,681,634	$3,681,634
SDTC grant revenue recognized in 2019 received in 2020	(212,162)	(212,162)
SDTC grant revenue recognized in 2020 and received in 2021	(1,376,432)	(1,376,432)
SDTC grant revenue recognized in 2021	(780,951)	(780,951)
SDTC grant revenue recognized in 2021 and received in 2022	(475,489)	(475,489)
SDTC grant revenue recognized in 2022	(209,150)	(209,150)
SDTC grant revenue recognized in 2023	(627,450)	–
SDTC deferred grant revenue	–	627,450
Deferred grant revenue from government loans	428,183	526,533
	$428,183	$1,153,983

F-48

Government grant revenue

	2023	2022
SDTC	$629,700	$687,589
Federal Economic Development Agency (Note 17)	82,089	82,089
HASCAP (Note 17)	13,590	13,950
Canada Emergency Business Account (Note 17)	421	15,170
Eco Canada	–	66,742
Colleges and Institutes Canada	–	25,000
CanExport Innovation Grant	–	12,390
	$725,800	$902,930

7.	Inventory

	2023	2022
Finished goods	$631,872	$554,336

As of December 31, 2023, the inventory balances of $631,872 (2022 - $554,336) is net of provision balances of $107,358 (2022 – 104,284). Inventories of $464,460 (2022 - $411,039) were included in cost of sales. During the year, $Nil (2022 – $86,341) of inventory was written up (down) to its net realizable value. During the year ended December 31, 2023, the Company has written-off its inventories amounting to $48,517 (2022 - $152,157).

8.	Investment tax credit receivable

The Company claims Scientific Research and Development (SR&ED) and related investment tax credits for income tax purposes based on management's interpretation of the applicable legislation in the Income Tax Act of Canada. These claims are subject to audit by the Canada Revenue Agency ("CRA"). Included in investment tax credit receivable are amounts for SR&ED credits which are currently under review or are expected to come under review by the taxation authorities:

	2023	2022
Balance, opening	$–	$208,000
Additions	458,337	–
Recovered	(181,337)	(208,000)
Balance, ending	$277,000	$–

F-49

9.	Property and equipment

	Tooling	Office equipment	Computer equipment	Total
Cost:
December 31, 2021	$159,772	$39,460	$55,789	$255,021
Additions	–	–	2,701	2,701
December 31, 2022	$159,772	$39,460	$58,490	$257,722
Additions	4,569	1,992	12,909	19,470
December 31, 2023	$164,341	$41,452	$71,399	$277,192
Accumulated depreciation:
December 31, 2021	$98,820	$17,106	$47,975	$163,901
Depreciation	12,190	4,471	5,041	21,702
December 31, 2022	$111,010	$21,577	$53,016	$185,603
Depreciation	10,125	3,718	6,718	20,561
December 31, 2023	$121,135	$25,295	$59,734	$206,164
Net carrying amounts:
December 31, 2022	$48,762	$17,883	$5,474	$72,119
December 31, 2023	$43,206	$16,157	$11,665	$71,028

10.	Intangible assets

Trademarks and patents
Cost:
December 31, 2021	$398,588
Additions	–
December 31, 2022	$398,588
Additions	–
December 31, 2023	$398,588
Accumulated amortization:
December 31, 2021	$83,325
Amortization	15,763
December 31, 2022	$99,088
Amortization	14,975
December 31, 2023	$114,063
Net carrying amounts:
December 31, 2022	$299,500
December 31, 2023	$284,525

The Company has capitalized the costs related to the design, development, filing and registration of the patents. These patents have been amortized on a 5% declining balance basis.

F-50

11.	Accounts payable and accrued liabilities

	2023	2022
Credit cards payable	$301,836	$103,187
Trade accounts payable	469,022	339,359
Accrued liabilities	–	9,000
Government remittances payable	782,944	574,626
	$1,553,802	$1,026,172

12.	Advances

	2023	2022
Advance [a]	$–	$128,985
Advance [b]	17,372	45,807
Advance [c]	1,898	4,743
Advance [d]	–	675,499
Advance [e]	–	9,000
	$19,270	$864,034

[a] Advance

On December 12, 2018, the Company entered into a financing agreement to be repaid based on cash receipts from customers. The Company received $344,548 ($257,360 USD) for the obligation to pay $361,505 ($270,026 USD) of future cash receipts of the Company. During the year, the Company repaid $128,985 ($95,234 USD). The balance was fully repaid as of December 31, 2023.

[b] Advance

Since 2020, the Company entered into agreements from an entity affiliated with a channel partner. Repayment of the amount advanced was made by transferring 17% of payments from the channel partner to the affiliated entity. The Company received $208,874 ($165,600 USD) in 2021. During 2023, the Company repaid $27,360 (2022 - $40,644).

[c] Advance

On January 7, 2021, the Company entered into an agreement and received $49,463 ($39,000 USD) from an entity affiliated with a channel partner. Repayment of the amount advanced plus $7,984 ($6,295 USD) was made by transferring 30% of payments from the channel partner to the affiliated entity. On November 30, 2021, the Company entered into an agreement and received $38,232 ($30,000 USD) from the entity with similar repayment terms. During the year, the Company received $22,484 (2022 - $Nil) and repaid $25,218 (2022 - $33,612).

F-51

[d] Advance

In 2021, the Company entered into various agreements with a financing company whereby the financing company paid certain invoices the Company owed to its vendors. The Company agreed to repay the invoice amounts plus 1.5%-6% to the financing company, 120 days after the date of invoice payment. The advance carries an effective interest rate of 5%-18% per annum. During the year, the Company received $Nil (2022 - $1,157,928) and repaid $675,499 (2022 - $1,485,554).

[e] Advance

On November 24, 2021, the Company entered into an agreement and received $125,000 from a financing company. Repayment of the amount advanced plus $36,250 is to be repaid made through weekly payments of $7,500. The advance carries an effective interest rate of 70% per annum. During the year, the Company received $Nil (2022 - $249,763) and repaid $9,000 (2022 - $364,513).

All interest and fees associated with the above advances have been recorded through other interest and charges in the consolidated statements of comprehensive loss.

13.	Term debt

	2023	2022

Term loans	$305,891	$2,128,965
Term loans issued with warrants	3,261,474	1,927,569
SRED and SDTC financing	–	488,536
	3,567,365	4,545,070
Less: Current portion	305,891	2,617,501

	$3,261,474	$1,927,569

Term loans

During 2020, the Company borrowed $49,903 repayable on maturity dates ranging from March 12, 2020 to June 22, 2021 with accrued interest calculated weekly at a rate ranging from 22%-26% per annum.

During 2021, the Company borrowed $215,000 from a lender repayable on maturity dates ranging from April 2, 2021 to July 5, 2022 with accrued interest calculated weekly at a rate 22.3% per annum.

During 2021, the Company borrowed USD $192,815 under a promissory note. The repayment amount is two times the amount of the loan and repayments begin quarterly beginning December 22, 2022. The amount of each quarterly repayment will be 10% of the revenue earned by the Company in the quarter immediately preceding the repayment, and quarterly repayments will continue until the loan is repaid in full. During 2022, the Company borrowed an additional $145,669 under a promissory note with the same terms and condition as the original note.

During December 31, 2023, the Company received a total of $678,813 proceeds and repaid $1,765,451. During December 31, 2022, the Company received a total of $1,545,062 and repaid $969,121.

F-52

Term loans issued with warrants

On May 2, 2018, the Company borrowed $1,119,750 and $400,000 USD repayable on April 30, 2021 from various lenders. Interest is calculated and payable monthly at a rate of 1.41667% per month. As part of the issuance of the term loans, the lenders received warrants (Note 15).

Under IAS 32 Financial Instruments: Disclosure and Presentation: The proceeds of the term loans were allocated between the term loan principle, and the warrants, based on the relative fair values of the two instruments. This resulted in $1,349,131 being allocated to term loans and $282,965 being allocated to warrants. The warrants are classified as a liability in accordance with IAS 32 since the amount of shares to be received upon exercise is not a fixed amount. These warrants are subsequently remeasured at their fair value each reporting period.

The loans are secured by a general security agreement over the assets of the Company and personal security from a shareholder for 30% of the principal amount.

During 2022, term loans issued with warrants has extended the maturity date to June 30, 2024.

At December 31, 2023 and 2022, the remaining balance of the term loan is $998,159 ($334,279 USD).

SRED and SDTC financing

The Company borrowed the following amounts repayable on or before the earlier of three business days after receipt of the Scientific Research and Experimental Development Tax claim filed for December 31, 2019 (the "2019 SR&ED") claim or November 6, 2020. Furthermore, any funding received from the Sustainable Development Technology Canada (“SDTC”) must be used to pay down the outstanding balance of the loan on or before three business days after receipt of the funding.

December 31, 2020	$1,641,992
Repayments	(341,142)
Interest repayment	(231,917)
Accrued interest	388,044
December 31, 2021	$1,456,977
Repayments	(956,386)
Accrued interest	167,945
Waiver of term loan	(180,000)
December 31, 2022	$488,536
Repayments	(541,627)
Accrued interest	53,091
December 31, 2023	$–

Interest compounds monthly at an annual rate of 32.15%.

This facility is secured by a general security agreement over the assets of the Company, the 2019 SR&ED claim, and proceeds from SDTC claims.

On March 24, 2021, the maturity date of the loan was extended to March 24, 2022 and the interest was revised to an annual rate of 24.60% from September 1, 2020 onwards. On March 22, 2022, the Company and lender agreed to convert compounding interest into monthly simple interest payments at 22.2% per annum on all outstanding balances starting April 1, 2022. In November 2022, the maturity date of the loan was extended to March 24, 2023. The Company also agreed that any current and future SDTC and SR&ED Tax claims will be directly applied to the outstanding principal of the loans. During 2023, the full balance was repaid.

F-53

14.	Notes payable and convertible notes payable

Notes payable

During 2023, the Company received $2,292,381 proceeds from promissory notes without conversion features issued by RYSE USA, Inc. which shall be due and payable in twelve (12) months after the effective date of the note. The interest rate is equal to eighteen percent (18%) per annum which shall be payable on a monthly basis.

Convertible notes payable

The Company has previously issued convertible debentures with stated interest rates of 7%. The convertible notes include a conversion feature that allows for conversion under one of the following two conditions:

(a)	the convertible debentures convert automatically upon a qualified equity financing greater than $2,000,000 at a discount of 20% from the transaction price:

(b)	at maturity, the holder of the convertible debenture has the option to convert at a rate based on a specific USD$ valuation of the Company or be repaid.

Since the conversion feature can vary with the market value of the Company’s common shares and currency exchange rates, this violates the fixed-for-fixed criterion for equity classification and the conversion feature is considered an embedded derivative. The Company has elected to account for the convertible debt using the fair value option under IFRS 9. Under this option, the Company will fair value the host loan as well as the embedded derivative each period with changes in fair value recognized through profit and loss. At the inception of the debentures, the fair value of the instruments was determined to be their face amount.

During the year ended December 31, 2020, convertible debentures with maturity dates in the year were extended by the holders to various dates ranging from June 30, 2021 to February 22, 2022

On February 22, 2022, the Company issued 119,050 Class A and 186,432 Class B shares on convertible notes with fair value amounting to $1,123,777 and $1,760,915, respectively. All convertible notes issued prior to December 31, 2022 were converted.

For the year ended December 31, 2023, the Company issued additional convertible debentures amounting to $400,000 with stated interest rates of 18% per annum. However, these debentures are short-term in nature and are due and payable 12 months from the date of issuance of the Note. The convertible notes include a conversion feature that allows for conversion under one of the following two conditions:

(a)	the convertible debentures convert automatically upon a qualified equity financing greater than $2,500,000 at a discount of 20% from the transaction price:

(b)	at maturity, the holder of the convertible debenture has the option to convert at a price equal to the price per common share of $1 USD or be repaid.

Due to the short-term nature of these newly issued convertible debentures, the fair value was deemed to approximate its face value.

F-54

15.	Warrants

Warrant liabilities

[a] May 2, 2018

On May 2, 2018, the Company issued warrants as part of the term debt described in Note 13 – term loans issued with warrants, which are classified as a liability. The warrants have an exercise price of the lesser of $3.69 before share split ($0.369 after share split) and the most recent cash issue price paid in a qualifying financing to obtain one Class A common share. The warrants vest immediately and are exercisable for 5 years from issuance.

On December 26, 2022, the Company extended expiry date of some warrants to April 30, 2026. Currently issued warrants were canceled and new warrants were issued to reflect the extended maturity date and adjusted number of Class A Common Shares of the Company that may be purchased by the holder of the warrants as a result of a 1:10 split of the Class A Common Shares.

During 2023, 50,000 of the total warrants expired and was not included in the extension until April 30, 2026.

The following assumptions were used to calculate the fair values at:

	2023	2022
Expected dividends	–	–
Time to expiry in years	2.33	3.33
Expected volatility	52%	52%
Risk-free rate	3.77%	3.77%
Share price before share split	$9.19	$9.19
Exercise price before share split	$3.69	$3.69
Exercise price after share split	$0.369	$0.369

Warrants in equity

[b] April 1, 2019

On April 1, 2019, the Company issued warrants for services to a non-employee. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 – Share-based payment (IFRS 2) as the value of the services could not be estimated reliably. The warrants have an exercise price of $4.91 to obtain one Class A common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[c] December 7, 2019

On December 7, 2019, the Company issued warrants to settle interest due on a term loan. The transaction was valued at the fair value of the instruments in accordance with IFRS 9. The warrants have an exercise price of $5.33 to obtain one Class A common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[d] December 7, 2019

On December 7, 2019, the Company issued warrants to settle interest due on a term loan. The transaction was valued at the fair value of the instruments in accordance with IFRS 9. The warrants have an exercise price of $3.18 to obtain one Class A common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

F-55

[e] December 7, 2019

On December 7, 2019, the Company issued warrants for services to a non-employee. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $5.65 to obtain one Class A common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[f] December 7, 2019

On December 7, 2019, the Company issued warrants to settle interest due on a term loan. The warrants have an exercise price of $3.64 to obtain one Class A common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[g] April 30, 2021

On April 30, 2021, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $9.48 to obtain one Class B common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[h] August 17, 2021

On August 17, 2021, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $9.48 to obtain one Class B common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[i] October 29, 2021

On October 29, 2021, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $9.48 to obtain one Class B common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[j] December 21, 2021

On December 21, 2021, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $9.48 to obtain one Class B common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[j] December 21, 2021

On December 21, 2021, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $9.48 to obtain one Class B common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[k] February 28, 2022

On February 28, 2022, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $9.48 to obtain one Class B common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

F-56

[l] May 4, 2022

On May 4, 2022, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of USD$7.13 to obtain one Class B common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

Share split

On May 8, 2022, the Company amended its Articles of Incorporation to subdivide and split the shares in the capital of the Corporation on the basis of ten (10) shares for every one (1) share held. The share split resulted to an increase in warrants by 2,292,129 shares and 445,644 shares for warrants in liabilities and equity, respectively. Exercise price are one tenth (1/10) of the initial value at the date of grant.

Warrants after share split

[m] June 7, 2022

On June 7, 2022, the Company issued warrants as part of the investment to the Company. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of US$0.713 to obtain one Class B common share. The warrants vest immediately and are exercisable for 10 years from issuance and have been valued using the Black-Scholes Model.

[n] July 25, 2022

On July 25, 2022, the Company issued some warrants as an equity kicker. The warrants are exercisable for 20 years from issuance with exercise price of $0.01 USD and have been valued using the Black-Scholes Model.

[o] October 24, 2022

On October 24, 2022, the Company issued some warrants as an equity kicker. The warrants are exercisable for 20 years from issuance with exercise price of $0.713 USD and have been valued using the Black-Scholes Model. This was exercised in 2023.

[p] November 9, 2022

On November 9, 2022, the Company issued some warrants as an equity kicker. The warrants are exercisable for 20 years from issuance with exercise price of $1.00 USD and have been valued using the Black-Scholes Model.

[q] November 9, 2022

On November 9, 2022, the Company issued some warrants as an equity kicker. The warrants are exercisable for 20 years from issuance with exercise price of $0.01 USD and have been valued using the Black-Scholes Model.

[r] November 15, 2022

On November 15, 2022, the Company issued some warrants as an equity kicker. The warrants are exercisable for 2 years from issuance with exercise price of $1.00 USD and have been valued using the Black-Scholes Model.

[s] November 24, 2022

On November 24, 2022, the Company issued some warrants as an equity kicker. The warrants are exercisable for 20 years from issuance with exercise price of $1.00 USD and have been valued using the Black-Scholes Model.

[t] April 28, 2023

On April 28, 2023, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $1.00 per Warrant Share to obtain one Class B common share. The warrants vest immediately and are exercisable for 5 years from issuance and have been valued using the Black-Scholes Model.

F-57

[u] July 26, 2023

On July 26, 2023, the Company issued warrants for services to a corporation. The transaction was valued at the fair value of the instruments in accordance with IFRS 2 as the value of the services could not be estimated reliably. The warrants have an exercise price of $1.00 per Warrant Share to obtain one Class B common share. The warrants vest immediately and are exercisable for 5 years from issuance and have been valued using the Black-Scholes Model.

	Number of warrants	Warrant liability amount	Warrant equity amount
December 31, 2021	302,097	$1,396,642	$115,967
Stock split	2,737,773	–	–
Warrants issued	1,278,701	–	996,362
Fair value revaluation	–	312,801	–
December 31, 2022	4,318,571	$1,709,443	$1,112,329
Warrants issued	1,005	–	475
Warrants exercised	(1,024,000)	–	(818,328)
Expiration of warrants	(50,000)	(33,560)	–
Fair value revaluation	–	–	285
December 31, 2023	3,245,576	$1,675,883	$294,761

Warrants before share split

	Number of warrants	Number of common shares exercisable into	Exercise price	Expiry date
May 2, 2018 [a]	254,681	254,681	$3.69	May 2, 2023
April 1, 2019 [b]	10,000	10,000	$4.91	April 1, 2029
December 7, 2019 [c]	4,690	4,690	$5.33	December 7, 2029
December 7, 2019 [d]	15,730	15,730	$3.18	December 7, 2029
December 7, 2019 [e]	11,502	11,502	$5.65	December 7, 2029
December 7, 2019 [f]	5,494	5,494	$3.64	December 7, 2029
April 30, 2021 [g]	408	408	$9.48	April 30, 2031
August 17, 2021 [h]	138	138	$9.48	August 17, 2031
October 29, 2021 [i]	153	153	$9.48	October 29, 2031
December 21, 2021 [j]	160	160	$9.48	December 21, 2031
February 28, 2022 [k]	891	891	$9.48	February 28, 2032
May 4, 2022 [l]	350	350	$7.13USD	May 4, 2032
	304,197	304,197

F-58

Warrants after share split

	Number of warrants	Number of common shares exercisable into	Exercise price	Expiry date
May 2, 2018 [a]	2,546,810	2,546,810	$0.369	April 30, 2026
April 1, 2019 [b]	100,000	100,000	$0.491	April 1, 2029
December 7, 2019 [c]	46,900	46,900	$0.533	December 7, 2029
December 7, 2019 [d]	157,300	157,300	$0.318	December 7, 2029
December 7, 2019 [e]	115,020	115,020	$0.565	December 7, 2029
December 7, 2019 [f]	54,940	54,940	$0.364	December 7, 2029
April 30, 2021 [g]	4,080	4,080	$0.948	April 30, 2031
August 17, 2021 [h]	1,380	1,380	$0.948	August 17, 2031
October 29, 2021 [i]	1,530	1,530	$0.948	October 29, 2031
December 21, 2021 [j]	1,600	1,600	$0.948	December 21, 2031
February 28, 2022 [k]	8,910	8,910	$0.948	February 28, 2032
May 4, 2022 [l]	3,500	3,500	$0.713USD	May 4, 2032
June 7, 2022 [m]	56,101	56,101	$0.713USD	June 7, 2032
July 25, 2022 [n]	56,500	56,500	$0.01USD	July 25, 2042
October 24, 2022 [o]	1,024,000	1,024,000	$0.713USD	October 24, 2042
November 9, 2022 [p]	66,500	66,500	$1.00 USD	November 9, 2042
November 9, 2022 [q]	37,000	37,000	$0.01USD	November 9, 2042
November 15, 2022 [r]	7,000	7,000	$1.00USD	November 15, 2024
November 24, 2022 [s]	29,500	29,500	$1.00USD	November 24, 2042
April 28, 2023 [t]	350	350	$1.00USD	April 28, 2028
July 26, 2023 [u]	655	655	$1.00USD	July 26, 2028
	4,319,576	4,319,576
Less:
Warrants exercised (o)	(1,024,000)	(1,024,000)
Expiration of warrants (a)	(50,000)	(50,000)
	3,245,576	3,245,576

The weighted average exercises price for the total outstanding warrants at December 31, 2023 was $0.40 (2022 – $0.47).

16.	Due to shareholders

The balances due to shareholders are unsecured, non-interest bearing, with no specific terms of repayment. The prior year balance has been reclassified for consistency with the current year presentation as non-current liabilities on the Consolidated Balance sheets.

F-59

17.	Government loans

Canada Emergency Business Account (“CEBA”)

The Company borrowed $40,000 on April 23, 2020 and an additional $20,000 on December 16, 2020 under the CEBA program. The CEBA was offered in the context of the COVID-19 pandemic, and is an interest-free revolving line until December 31, 2022. Any outstanding balance on January 1, 2023 becomes a term loan carrying an interest rate of 5% per annum. No principal repayment is required before December 31, 2022, and only interest payments are required thereafter until the full principal is repaid no later than December 31, 2025. Repaying the outstanding balance of the loan (other than the amount available to be forgiven) on or before December 31, 2022 will result in a single tranche of loan forgiveness up to $20,000 based on a blended rate:

•	25 percent on the first $40,000; plus

•	50 percent on amounts above $40,000 and up to $60,000

The fair value of the debt of $22,383 was calculated using an effective rate of 24%, which corresponds to a rate that the Company would have obtained for a similar loan. The book value at December 31, 2023 was $43,949 (2022 - $38,027).

During the year ended December 31, 2023, $421 (2022 - $15,170) was recorded as government grant revenue on the consolidated statements of comprehensive loss. Deferred grant revenue is recognized over the interest free period of the loan.

Federal Economic Development Agency (“FedDev”) Loan

In December 2020, the Company borrowed $139,875 from FedDev as part of its Regional Economic Growth Through Innovation program.  The loan is interest-free, and the principal is to be repaid in equal monthly installments from January 1, 2023 to December 1, 2027. The fair value of the debt of $55,671 was calculated using an effective rate of 24%, which corresponds to a rate that the Company would have obtained for a similar loan.

On April 1, 2021, the Company borrowed an additional $810,125 from FedDev under the same terms. The fair value of the debt of $395,441 was calculated using an effective rate of 24%, which corresponds to a rate that the Company would have obtained for a similar loan.

The book value at December 31, 2023 was $545,416 (2022 - $586,794).

During the year ended December 31, 2023, $82,089 (2022 - $82,089) was recorded as government grant revenue on the consolidated statements of comprehensive loss. Deferred grant revenue is recognized over the interest free period of the loan.

Highly Affected Sectors Credit Availability Program (“HASCAP”) Loan

On July 20, 2021, the Company borrowed $250,000 from a financial institution. The debt is guaranteed by the Business Development Bank of Canada as part of its Highly Affected Sectors Credit Availability Program. The loan carries an interest rate of 4% per annum. Monthly interest-only payments are required for the first twelve months, and principal is to be repaid in equal monthly instalments from August 20, 2022 to July 20, 2031.

F-60

The fair value of the debt of $114,102 was calculated using an effective rate of 24%, which corresponds to a rate that the Company would have obtained for a similar loan. The book value at December 31, 2023 was $122,695 (2022 - $128,495). During the year ended December 31, 2023, $13,590 (2022 - $13,590) was recorded as government grant revenue on the consolidated statement of comprehensive loss. Deferred grant revenue is recognized over the interest free period of the loan.

Government loans, December 31, 2021	$624,837
Accretion	148,093
Payment	(19,612)
Government loans, December 31, 2022	$753,318
Accretion	144,029
Payment	(191,313)
Government loans, December 31, 2023	$706,034

Short-term portion	$257,352
Long-term portion	$448,682

18.	Share capital

Authorized
Unlimited	Class A Common shares
Unlimited	Class B Common Shares, non-voting, non-participating

Issued after share split		2023	2022
35,572,451	Class A Common shares	$4,965,656	$4,965,656
8,942,016	Class B Common shares	$9,609,597	$4,179,940

On December 28, 2020, the Company filed and an Offering Statement and a Preliminary Offering Circular (“OC”) under Regulation A with the Securities and Exchange Commission (“SEC”). On February 22, 2021, the SEC qualified the Offering Statement. The Company may offer a maximum of 2,104,718 Class B Common Shares at $7.13USD per share. During 2021, the Company sold 67,231 Class B Common shares for proceeds of $644,733, and incurred share issuance costs of $80,160.

On February 22, 2022, the Company issued 119,050 Class A and 186,432 Class B shares on convertible notes with fair value amounting to $1,123,777 and $1,760,915, respectively. During the year ended December 31, 2022, the Company issued 185,637 Class A Common shares for proceeds of $214,360. In addition, the Company issued 722,807 Class B Common shares, for total proceeds of $1,911,505 during the same period. Share issuance costs directly attributable to the issuance of Class B Common shares totaled $17,378.

On May 8, 2022, the Company amended its Articles of Incorporation to subdivide and split the shares in the capital of the Company on the basis of ten (10) shares for every one (1) share held. The share split resulted in an increase in Class A and B Common Shares by 31,887,504 shares and 2,951,991 shares respectively.

On May 11, 2022, the Company filed an Offering Statement under Regulation A with the SEC. The Offering Statement was qualified on July 27, 2022. The Company is offering a maximum of 25,000,000 Class B Common Shares at $1.00USD per share (the "2022 Regulation A Offering”). As of December 31, 2022, the Company issued 339,451 Class B Common shares for proceeds of $339,451 in the 2022 Regulation A Offering. In addition, the Company issued 141,770 Class B Common shares for proceeds of $141,770 during the same period in a concurrent private placement in Canada.

F-61

During the year ended December 31, 2022, the Company issued 280,270 Class B Common shares at $0.713 per share, for proceeds of $134,260USD and $100,000 under Regulation D and a private placement in Canada.

During the year ended December 31, 2023, the Company issued 1,053,768 Class B Common Shares at $1.00 per share, for proceeds of $1,053,768 in the 2022 Regulation A Offering. In addition, the Company sold 229,850 shares at $1.00 per share, for proceeds of $229,850 during the same period in a concurrent private placement in Canada.

On August 23, 2023, the Company filed an amendment to the Offering Statement under Regulation A with the SEC, which was qualified on August 31, 2023 (the “2023 Offering Statement”). The Company is offering a maximum of 20,000,000 Class B Common Shares at $1.25 per share.

During the year ended December 31, 2023, the Company issued 1,190,391 Class B Common Shares (including bonus shares) at $1.25 per share, for proceeds of $1,394,302 under the 2023 Offering Statement. In addition, the Company sold 196,093 share (including bonus shares) at $1.25 per share, for proceeds of $240,778 during the same period in a concurrent private placement in Canada. A total of 77,621 bonus shares were issued during the year 2023.

During the year ended December 31, 2023, the Company issued 2,347,253 Class B Common shares at $0.713 per share, for proceeds of $578,000USD and $1,500,000 under Regulation D and a private placement in Canada.

19.	Stock-based compensation

The Company may grant stock options to the Board, certain employees and consultants that allow each participant to purchase Class B common shares of the Company. The exercise price of each stock option is equal to the fair value of the underlying Class B common share when the stock option was granted. Stock options vest quarterly over terms ranging from 2 to 4 years. Stock options have a 10-year term.

On May 8, 2022, the Company amended its Articles of Incorporation to subdivide and split the shares in the capital of the Corporation on the basis of ten (10) shares for every one (1) share held. The share split resulted to an increase by 3,970,584 stock options. In addition, the Company granted additional 3,598,459 stock options in 2022 with the same exercise price and expiration date.

A summary of stock option activity under the plan is as follows:

	Number of stock options	Weighted average exercise price
December 31, 2018	413,605	$1.00
Granted	27,571	1.00
December 31, 2019	441,176	$1.00
Granted	–	1.00
December 31, 2020	441,176	$1.00
Granted	–	1.00
December 31, 2021	441,176	$1.00
Share split	3,970,584	/10
Granted	2,458,699	0.10
December 31, 2022	6,870,459	$0.10
Granted	231,968	0.10
Expired/not vested	(199,311)	0.10
December 31, 2023	6,903,116	$0.10
Options exercisable - December 31, 2023	5,947,427	$0.10

F-62

The Company uses the fair value method for recording compensation expense related to stock-based instruments awarded to employees, consultants, officers and the Board in accordance with IFRS 2. For the purpose of expensing stock options each tranche in an award is considered a separate award with its own vesting period and grant date fair value. Compensation expense is recognized over the tranche's vesting period by increasing contributed surplus based on the number of awards expected to vest.

For options granted in 2023 and 2022, the fair value of each stock option on the date of the grant was estimated using the Black-Scholes option pricing model as set out below.

	2023	2022
Risk-free interest rate	3.26%	3.23%
Estimated volatility	59%	52%
Dividend yield	–	–
Expected life (in years)	10.00	10.00
Weighted average share price at grant date	$0.30	$0.28
Weighted average fair value before share split	$–	$–
Weighted average fair value after share split	$0.259	$0.307

Expected volatility has been based on an evaluation of the historical volatility of companies under the same industry of the Company, particularly over the historical period commensurate with the expected term.

As at December 31, 2023, the weighted average remaining contractual life of stock options was 3.21 years (2022 - 2.43 years).

20.	Capital management

The Company's objectives when managing capital are to safeguard its ability to continue as a going concern while providing a return to its shareholders. The capital structure of the Company is composed of long-term debt, convertible notes, warrant liability, and equity attributable to the Company's shareholders. The Company's primary uses of capital are to finance the development of its technology. The Company's objectives in managing capital are: (i) to maintain sufficient working capital to meet current financial obligations and continue as a going concern; (ii) to maintain investor and creditor confidence; and (iii) to sustain future development of the business. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. As at December 31, 2023, total managed capital was $28,845,889 (2022 - $21,502,077).

21.	Financial instruments

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair value. The three levels of the fair value hierarchy are:

•	Level 1 - Quoted (unadjusted) market prices in active markets for identical assets or liabilities:

•	Level 2 - Valuation techniques for which the lowest level input that is significant to the fair value measurement is directly or indirectly observable; and

•	Level 3 - Valuation techniques for which the lowest level input that is significant to the fair value measurement is unobservable.

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The carrying value of cash, accounts receivable, accounts payable and accrued liabilities, advances, and, due from related party approximate their fair values due to the relatively short-term maturities of these financial instruments.

	Fair value hierarchy level	2023	2022
Cash	Level 1	$252,702	$146,763
Accounts receivable	Level 2	536,273	47,334
		$788,975	$194,097

Bank indebtedness	Level 1	$–	$19,336
Accounts payable and accrued liabilities	Level 2	1,553,802	1,026,172
Advances	Level 2	19,270	864,034
Notes payable	Level 2	2,292,381	–
Fair-value of convertible notes	Level 3	400,000	–
Term loans	Level 3	3,567,365	4,545,070
Warrant liability	Level 3	1,675,883	1,709,443
Due to shareholders	Level 2	4,079,348	3,580,169
Government loans	Level 3	706,034	753,318
		$14,294,083	$12,497,542

The Company is exposed to the following risks by virtue of its activities: Credit Risk – Cash is primarily invested with one major bank in Canada and a bank in the United States. Management believes that the financial institutions that hold the Company’s cash are financially sound and, accordingly, minimal credit risk exists with respect to this asset. The accounts receivable balance is mainly due from one large retailer which has been assessed for expected credit losses and no significant allowance has been determined. The maximum credit risk is the sum of its cash and accounts receivable. None of the Company’s financial assets are secured by collateral or other credit enhancements. During the year ending December 31, 2023, the Company has estimated an expected credit losses from its receivables amounting to $23,992. During the year ending
December 31, 2023, the Company has written off its receivables amounting to $Nil, in 2022 ($38,147). Apart from the receivables, the Company determined that there were no financial assets that were impaired.

Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rate. The Company enters into foreign currency purchase and sale transactions and has assets and liabilities denominated in foreign currencies resulting in expose to the financial risk of earnings fluctuations arising from changes in foreign exchange rates and the degree of volatility of these rates. The Company does not use derivative instruments to reduce its exposure to foreign currency risk. The Company's financial instruments denominated in foreign currencies expressed in Canadian dollars and the exchange rate $1.32 Canadian dollars per $1 U.S. dollars during 2023 ($1.35 CAD per $1 USD in 2022) used at the balance sheet date are as follows:

	Currency	2023	2022
Cash	U.S. dollar	$71,052	$128,566
Accounts payable and accrued liabilities	U.S. dollar	$348,773	$328,214
Advances	U.S. dollar	$14,570	$872,598
Notes payable	U.S. dollar	$1,733,239	$–
Term loans	U.S. dollar	$608,440	$608,440

F-64

Liquidity Risk - Liquidity risk arises from the Company will encounter difficulties in meeting its obligations associated with its financial liabilities. The Company is exposed to this risk mainly with respect to its accounts payable and accrued liabilities, advances, term loans, and convertible debts balances. The Company manages its liquidity risk by monitoring its operating requirements (Note 2).

	Carrying amount	Contractual cash flow	1 Year	2-7 years
December 31, 2023
Bank indebtedness	$–	$–	$–	$–
Accounts payable and accrued liabilities	1,553,802	1,553,802	1,553,802	–
Advances	19,270	19,270	19,270	–
Notes payable	2,292,381	2,292,381	2,292,381	–
Due to shareholders	4,079,348	4,079,348	–	4,079,348
Term loans	3,567,365	3,567,365	305,891	3,261,474
Government loans	753,318	1,077,227	226,140	851,087
	$12,265,484	$12,589,393	$4,397,484	$8,191,909
December 31, 2022
Bank indebtedness	$19,336	$19,336	$19,336	$–
Accounts payable and accrued liabilities	1,026,172	1,026,172	1,026,172	–
Advances	864,034	864,034	864,034	–
Due to shareholders	3,580,169	3,580,169	–	3,580,169
Term loans	4,545,070	4,545,070	2,617,501	1,927,569
Government loans	753,318	1,303,358	226,131	1,077,227
	$10,788,099	$11,338,139	$4,753,174	$6,584,965

22.	Compensation of key management and related party transactions

Key management includes the Company's Board and key officers. Compensation awarded to key management included:

	2023	2022
Salaries and benefits	$167,500	$185,000
Stock-based compensation	–	–
	$167,500	$185,000

Term loan with related parties

At December 31, 2023, $270,000 (December 31, 2022 - $270,000) of term loans were owed to a relative of the CEO (Note 13).

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23.	Income taxes

The Company's effective income tax rate is made up as follows:

	2023	2022
Net loss before income tax	$(5,220,930)	$(6,509,178)
Statutory tax rate	26.5%	26.5%

Expected income tax benefit	(1,383,546)	(1,724,932)
Non-deductible expenses and permanent differences	434,016	542,736
Change in deferred tax assets not recognized	949,530	1,182,196
	$–	$–

Deferred tax assets and liabilities

The tax effects of temporary differences that give rise to the deferred income tax assets at December 31, 2023 and 2022 are as follows:

	2023	2022
Non-capital loss	$5,094,600	$4,201,112
SRED pools	243,576	243,576
Property and equipment	9,058	26,848
Share issuance costs	101,745	27,913
	5,448,979	4,499,449
Deferred income tax assets not recognized	(5,448,979)	(4,499,449)
	$–	$–

As at December 31, 2023, the Company has non-capital losses carried forward of $19,224,904 (2022 - $16,107,178) available to reduce future years taxable income. The losses expire in 2033 - 2043.

24.	Expenses by nature

	2023		2022
	Product costs	Operating expenses	Product costs	Operating expenses
Advertising and promotion	$–	$1,058,601	$–	$671,610
Depreciation and amortization (Note 9, 10)	–	35,536	–	37,465
Freight and shipping	–	351,856	–	217,546
Inventory (Note 7)	539,678	–	324,698	–
Office and general	–	2,047,977	–	1,665,769
Short term rentals	–	12,345	–	217,894
Research and development	–	166,025	–	292,505
Salaries and benefits	–	1,286,281	–	1,637,088
Stock-based compensation (Note 19)	–	525,011	–	1,225,596

	$539,678	$5,483,632	$324,698	$5,965,473

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25.	Finance expense

	2023	2022
Interest on term loans (Note 13)	$678,075	$707,397
Term loan with warrants interest (Note 13)	304,151	273,303
Accretion on government loans (Note 17)	141,029	121,022
Equity kicker from warrants	–	982,822
SRED and SDTC financing interest (Note 13)	76,164	281,870
Other interest and charges	177,233	335,732
	$1,376,652	$2,702,146

26.	Supplemental cash flow information

	2023	2022
Non-cash value of share issuance through exercise of warrants	$818,328	$–
Non-cash value of convertible notes reclass into term-loan	–	150,000

F-67

PART III

INDEX TO EXHIBITS

1.1	Agreement with DealMaker*

1.2	Agreement with OpenDeal Broker+

2.1	Certificate and Articles of Incorporation as Amended*

2.2	Bylaws as Amended*

2.3	Certificate of Share Split Amendment*

4	Form of Subscription Agreement*

6.1	Voting Trust Agreement as Amended*

6.2	Shareholders Agreement as Amended*

6.3	Employment Agreement Marc Bishara*

8	Escrow Agreement+

11	Auditor’s consent

12	Opinion of Oziel Medina LLP *

14	Form F-X*

 ___________________

*	Previously filed.
+	Filed as an exhibit the Company’s Current Report on Form 1-U and incorporated by reference

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, on October 2, 2024.

RYSE Inc.

By	/s/ Trung Pham
Trung Pham, Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By	/s/ Trung Pham
Trung Pham, Chief Executive Officer, principal accounting officer, principal financial officer and Director

Date: October 2, 2024

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